UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

AMENDMENT NO.  2 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Telkonet, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	4899	87-0627421
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10200 Innovation Drive
Suite 300
Milwaukee, WI  53226
(414) 223-0473
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason L. Tienor
Chief Executive Officer
Telkonet, Inc.
10200 Innovation Drive
Suite 300
Milwaukee, WI  53226
(414) 223-0473
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howard J. Barr
General Counsel
Telkonet, Inc.
10200 Innovation Drive
Suite 300
Milwaukee, WI  53226
(414) 223-0473

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective, provided that this rights offering may not be effected unless our shareholders approve an increase in our authorized common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
__________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION—DATED __________________

PRELIMINARY PROSPECTUS

TELKONET, INC.

Up to [●] Shares of Common Stock
 And Warrants to Purchase [●] Shares of Common Stock
Issuable upon Exercise of Rights to Subscribe for Such Shares and Warrants

We are distributing, at no charge to holders of shares of our common stock, other than those who hold shares of our common stock solely as participants in the Telkonet, Inc. 401(k) Plan, and holders of shares of our Series A convertible redeemable preferred stock, transferable subscription rights to subscribe for shares of our common stock and transferable warrants to purchase additional shares of our common stock.  We refer to this offering as the “rights offering.”  We are offering the subscription rights in this rights offering to holders of our common stock and holders of our Series A convertible redeemable preferred stock of record as of 5:00 p.m., Eastern time, on [●], 2010, the record date.  Our shareholders will receive one transferable subscription right for every share of our common stock held of record and every share of our common stock into which our Series A convertible redeemable preferred stock held of record is convertible as of 5:00 p.m., Eastern time, on the record date.  Pursuant to the terms of the rights offering, the rights may only be exercised for a maximum of [●] shares of common stock and related warrants, or $[●] of subscription proceeds.

Each transferable subscription right entitles the holder (including holders of subscription rights acquired during the subscription period) to subscribe for one share of our common stock at the subscription price of $[●] per share and to receive a warrant to purchase one additional share of our common stock at an exercise price of $[●], or [●]% of the subscription price, for a period of five years after the date of issuance, which we refer to as the basic subscription right.  In addition, rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional shares of our common stock and warrants that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the subscription price of $[●] per share.  Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern time, on [●], 2010, but we may extend the rights offering for additional periods ending no later than [●].  Our board of directors may cancel the rights offering for any reason or no reason at any time before it expires.  If we cancel the rights offering, the subscription agent will return all subscription payments received, without interest or deduction, as soon as practicable.   Additionally, the rights offering may not be effected unless our shareholders approve an increase in our authorized common stock.

You should carefully consider whether to exercise your subscription rights before the rights offering expires.  All exercises of subscription rights are generally irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights.  If, however, we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days after the most recently announced expiration date, or we make a fundamental change to the terms set forth in this prospectus, or to the extent you have the right to cancel your subscription under applicable law, you may cancel your subscription and receive a refund of any money you have advanced without interest or deduction.  The purchase of our common stock and warrants involves a high degree of risk.

You should read “Risk Factors” beginning on page 16 of this prospectus and all other information included in this prospectus in its entirety before you decide whether to exercise your rights.  Our board of directors is making no recommendation regarding your exercise of the subscription rights and neither is Source Capital Group, Inc., the dealer-manager for the rights offering.

Our common stock is quoted on the OTC Bulletin Board under the symbol “TKOI.”  The shares of common stock issued in this rights offering and pursuant to the terms of the warrants will also be quoted on the OTC Bulletin Board under the same symbol.  The last reported sale price of our common stock on May 25, 2010 was $0.11 per share.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●].”  The warrants to be issued pursuant to the rights offering are separately transferable following their issuance through their expiration date of [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●].”

The dealer-manager has agreed to use its reasonable efforts to advise and assist us in our efforts to solicit subscriptions of the rights distributed to holders of our common stock and Series A convertible redeemable preferred stock and has no obligation to purchase or procure purchases of the common stock and warrants offered by this prospectus.

OFFERING SUMMARY

	Per Subscription Right	Aggregate (1)
Subscription Price	$[●]	$[●]
Dealer Manager Fee (2)	$[●]	$[●]
Proceeds, before Expenses, to Us	$[●]	$[●]
_____________________________
(1)	Assumes that this rights offering is fully subscribed for and that the maximum offering amount is $[●] of subscription proceeds.
(2)
In connection with the rights offering, we have agreed to pay Source Capital Group, Inc., the dealer-manager for this rights offering, a fee equal to 8% of the gross proceeds of this offering.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Dealer-Manager

Source Capital Group, Inc.

The date of this prospectus is [●], 2010.

TABLE OF CONTENTS

Questions and Answers Relating to the Rights Offering	1
Prospectus Summary	9
Risk Factors	16
Use of Proceeds	28
Capitalization	28
Dilution	29
Determination of Offering Price	29
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
The Rights Offering	41
Market Price of and Dividends on Common Equity and Related Shareholder Matters	49
Business	50
Management	58
Executive Compensation	59
Security Ownership of Certain Beneficial Owners and Management	60
Certain Relationships and Related Transactions	61
Description of Securities	63
Description of Warrants	66
Certain U.S. Federal Income Tax Considerations	67
Plan of Distribution	69
Legal Matters	70
Experts	70
Where You Can Find Additional Information	70
Financial Statements	F-1

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, the terms “Telkonet,” “we,” “us,” and “our” refer to Telkonet, Inc and, where appropriate, to Telkonet, Inc. and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with additional or different information.  If anyone provides you with additional, different, or inconsistent information, you should not rely on it.  We are not making an offer to sell securities in any jurisdiction in which, or to any person to whom, the offer or sale is not permitted.  You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any exercise of the rights.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

Telkonet, Telkonet iBridge, Telkonet iWire System, Telkonet SmartEnergy, EthoStream and E-Zone are registered trademarks of Telkonet.  This prospectus also includes other trademarks and service marks of Telkonet, including Recovery Time, Series 5 and Telkonet Networked SmartEnergy, as well as trademarks of other persons.  All other trademarks, tradenames and service marks appearing in this prospectus are the property of their respective owners.

MARKET AND INDUSTRY DATA

Unless we indicate otherwise, we base the information concerning our industry contained in this prospectus on our general knowledge of and expectations concerning the industry.  Our market position, market share and industry market size are based on our estimates using our internal data and estimates, data from various industry analyses, internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness.  In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise.  Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus and the other information contained herein.  These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus contain forward-looking statements and information, which involve risks and uncertainties.  Forward-looking statements provide our current expectations and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations.  The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements include, among other things, statements about:

●	The competitive and rapidly-evolving nature of our industry;

●	The potential effect of competing products on our business;

●	Our ability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future acquisitions;

●	Our reliance on a limited number of third party suppliers and the potential effects of such reliance;

●	The expected timing for the completion of the transactions described in this prospectus;

●	The expected effect of the transactions described in this prospectus on our company;

●	Estimates regarding our capital requirements, and anticipated timing of the need for additional funds;

●	The condition of the financial markets; and

●	The current economic downturn.

Any or all of our forward-looking statements may turn out to be inaccurate.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  Forward-looking statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in “Risk Factors.”  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect.  We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

In addition, our past results are not necessarily indicative of our future results.  We discuss these and other uncertainties in the “Risk Factors” section of this prospectus beginning on page 16.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

iii

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering.  The answers are based on selected information from this prospectus.  The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering.  This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, our common stock, our business and our prospects.

What is the rights offering?

A rights offering is a distribution of subscription rights on a pro rata basis to existing shareholders of a company.  We are distributing, at no charge to holders of shares of our common stock, other than those who hold shares of our common stock solely as participants in the Telkonet, Inc. 401(k) Plan, and holders of shares of our Series A convertible redeemable preferred stock, subscription rights to purchase up to an aggregate of [●] shares of our common stock.  For each share of common stock subscribed for by the holder of the subscription right, the holder will also receive without additional charge a warrant to purchase one share of our common stock at an exercise price of $[●] per share at any time until its expiration date of [●], 2015.  You will receive one subscription right for every share of common stock that you owned and every share of common stock into which shares of our Series A convertible redeemable preferred stock that you owned were convertible as of 5:00 p.m., Eastern time, on [●], 2010, the record date for the rights offering.  The subscription rights will be evidenced by subscription rights certificates, which will be distributed to the record holders of our common stock and Series A convertible redeemable preferred stock.  As described below, this offering is limited to aggregate subscription proceeds of $[●].

What is the basic subscription right?

The basic subscription right gives our shareholders the opportunity during the subscription period to purchase one share of our common stock at the subscription price of $[●] per share and to receive without additional charge a warrant to purchase one additional share of our common stock at $[●], or [●]% of the subscription price, at any time until its expiration date of [●], 2015.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the Over-the-Counter Bulletin Board, or the OTC Bulletin Board, under the symbol “[●].”  The warrants to be issued pursuant to this offering are separately transferable following their issuance and through their expiration date of [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●].”

A holder may exercise any number of his, her or its basic subscription rights or may choose not to exercise any subscription rights at all.  A holder may sell his, her or its subscription rights if a market develops or may let them expire worthless at the end of the subscription period.  Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

For example, if you own 1,000 shares of our common stock on the record date, you will be granted one right for every share of our common stock you own at that time, representing the right to subscribe for up to an aggregate of 1,000 shares of our common stock and to receive without additional charge warrants to purchase up to an aggregate of 1,000 additional shares of our common stock.  If you hold your shares in the name of a broker, dealer, custodian bank, trustee or other nominee who uses the services of the Depository Trust Company, or DTC, then DTC will issue one right to the nominee for every share of our common stock you beneficially own at the record date.

If basic subscription rights are exercised for more than $[●], then the total number of exercised basic subscription rights to be fulfilled will be limited to $[●] and reduced on a pro rata basis based on the number of shares subscribed for by each such holder as part of their basic subscription rights, subject to adjustment to eliminate fractional shares, and any excess subscription amount received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

What is the over-subscription right?

If a holder elects to exercise all of his, her or its basic subscription rights, such holder may also elect, subject to limitations, to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised basic subscription rights.  The over-subscription right allows a holder to subscribe for an additional amount equal to up to [●]% of the shares and warrants for which such holder was otherwise entitled to subscribe. The over-subscription rights will only be fulfilled if the basic subscription rights are not exercised for at least $[●] and only to the extent that aggregate subscription proceeds (including from over-subscription rights) are no more than $[●].

For example, if you own 1,000 shares of our common stock on the record date and exercise your basic subscription right to subscribe for all (but not less than all) 1,000 shares of our common stock which are available for you to subscribe for, then you may also concurrently exercise your over-subscription right to subscribe for up to an aggregate of [●] additional shares of our common stock that may remain unsubscribed as a result of subscription rights holders not exercising their basic subscription rights for an aggregate of $[●], subject to the pro rata adjustments described below.  Accordingly, if your basic and over-subscription rights are exercised and honored in full, you would receive a total of [●] shares of our common stock in this rights offering, and warrants to purchase up to an aggregate of [●] additional shares of our common stock.  Payments in respect of over-subscription rights are due at the time payment is made for the basic subscription right.

What happens if subscription rights holders exercise their respective over-subscription rights to purchase additional shares of common stock?

We will allocate any remaining available shares of our common stock pro rata among subscription rights holders who exercised their respective over-subscription rights, based on the number of over-subscription shares of our common stock to which they subscribed.  The number of shares of our common stock each over-subscribing rights holder may be allocated on a pro rata basis will be rounded down to eliminate fractional shares.

Payments for basic subscriptions and over-subscriptions will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of shares of our common stock to be issued pursuant to the basic and over-subscription rights.  If the pro rated number of shares of our common stock allocated to you in connection with your basic or over-subscription right is less than your basic or over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.  We will deliver certificates representing your shares of our common stock and warrants or credit your account at your nominee holder with shares of our common stock and warrants that you purchased pursuant to your basic and over-subscription rights as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Why are we conducting the rights offering?

We are conducting the rights offering to raise equity capital to support our operations and strengthen our balance sheet.  We anticipate that proceeds from the offering will be applied toward the expansion of our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses and research and development.  Additionally, we may use a portion thereof to pay the expenses of defending, settling and/or paying unfavorable judgments against us in litigation in which we are a defendant.  See “Use of Proceeds.” Our board of directors has elected a rights offering over other types of financings because a rights offering provides our existing shareholders the opportunity to participate in this offering first, and our board of directors believes this will result in less dilution of our existing shareholders’ ownership interest in our company than if we issued securities to new investors.

Additionally, on November 19, 2009, we completed a private placement of 215 shares of Series A convertible redeemable preferred stock, par value $0.001 per share, and warrants to purchase an aggregate of 1,628,800 shares of common stock, par value $0.001 per share, to certain accredited investors pursuant to a securities purchase agreement, or Securities Purchase Agreement, entered into on November 16, 2009.

Pursuant to Section 4.13 of the Securities Purchase Agreement, we agreed, as soon as practicable following the closing of the private placement, subject to approval of the board of directors, to conduct a rights offering entitling holders of our common stock to purchase the number of equity securities mutually determined by the board of directors and the purchasers in the private placement at the price and terms mutually determined by the board of directors and such purchasers.   Shareholders fully exercising their subscription rights in the rights offering were to be entitled to an over-subscription right to purchase all or any part of the balance of any such remaining unsubscribed equity securities.

The board first discussed the possibility of conducting a rights offering in late August 2009, while in discussions with a third party about the conduct of a private placement (that ultimately culminated in the Securities Purchase Agreement).  Based on information obtained during the due diligence process in connection with the private placement, the board acquired the understanding that certain of our shareholders expressed an interest in participating in a rights offering after the private placement to offset the potential dilutive effect of the private placement.  Between August 2009 and November 19, 2009, when we completed the private placement transaction as previously disclosed in Item 1.01 of our Current Report filed with the SEC on November 25, 2009, the board focused exclusively on the conduct and completion of the private placement.  The board began actively planning to conduct a rights offering following the completion of the private placement transaction in November 2009.  In December 2009, members of the board and executive management met with various investment banking organizations experienced in conducting rights offerings to discuss both the potential for success of such an offering and, assuming a decision to move forward, to determine which investment banking organization would best serve our interests.  The board selected Source Capital Group, Inc. as the dealer-manager for our rights offering, and on January 7, 2010, by resolution, approved our conduct of a rights offering and the engagement of Source Capital Group, Inc. as the dealer-manager for the rights offering.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.

Prior to approving the rights offering, our board of directors carefully considered current market conditions and financing opportunities, as well as the potential dilution of the ownership percentage of the existing holders of our common stock that may be caused by the rights offering.  After weighing the foregoing factors, the board of directors determined that the rights offering is in the best interests of our company.  Although we believe that the rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights in the rights offering.

The rights offering may not be effected unless our shareholders approve an increase in our authorized common stock.  Pursuant to our Preliminary Proxy Statement on Schedule 14A, filed May [●], 2010, File No. 001-31972, we are seeking shareholder approval of an amendment to the Telkonet, Inc. Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of our common stock from 155,000,000 to 575,000,000.

Do we intend to conduct a reverse split?

Pursuant to Section 4.16 of the Securities Purchase Agreement, we agreed, as soon as practicable following the closing of the Private Placement, subject to the approval of the board of directors, to conduct a reverse stock split of our issued and outstanding common stock.  The primary objective of the reverse split was to effect an increase in the price per share of our common stock in order to maintain the listing of our common stock on the NYSE Amex, LLC (the “Exchange”).  The board initially considered conducting a reverse split beginning in May 2009, when the Exchange expressed its opinion that it was appropriate for us to effect a reverse split in light of the low selling price of our common stock.  In its June 25, 2009 response to the Exchange, we requested that the Exchange reconsider its request that we conduct a reverse stock split to and provide us the necessary time to achieve its goals and initiatives as outlined in its plan of compliance.  Management stated its belief then that, as we executed on our plan and as the global economy began to recover from the current recession, our stock price would increase.  We also expressed our belief that a reverse stock split, absent other positive developments at our company, would not, in the long term, sustain a trading price high enough to satisfy the Exchange’s additional listing standards.  Following a hearing held on October 29, 2009 to appeal a determination by the staff of the Exchange regarding the delisting of our common stock from the Exchange, we were informed, on November 3, 2009, that the hearing panel had confirmed the staff's recommendation that our common stock be delisted from the Exchange.  After considering the costs to our company of compliance with the continued listing requirements of the Exchange and other factors, we determined that it was not in the best interests of our company and its shareholders to appeal the delisting of our securities from the Exchange and approved the voluntary delisting of the securities.  The Exchange suspended trading in our stock effective at the open of business on November 14, 2009 and delisting of our stock from the Exchange became effective on March 29, 2010.

After further considering a reverse stock split pursuant to the terms of the Securities Purchase Agreement, the board concluded again in January 2010 that the conduct of a reverse split was not in our company’s best interests.  The board was significantly concerned that a reverse split, without a contemporaneous change in our company’s finances would be perceived negatively, and that the desired effect, i.e., an increase in the price per share, would be short lived.  The board considered the history of company share prices following a reverse split and found that the majority eventually trade lower post-split.  The board also believes that the conduct of a reverse split in order to effect a temporary increase in stock price would be inconsistent with our longer term objectives of building shareholder value through positive business development.   There can be no assurance that we will not in the future seek to conduct a reverse stock split to rationalize outstanding shares and relist our common stock on the NYSE AMEX or Nasdaq .

Do we intend to enter into standby agreements in connection with the rights offering?

Source Capital Group, Inc., the dealer-manager for the rights offering, will act as a standby placement agent for any unsubscribed shares in the offering.  Any shares (and related warrants) not subscribed for by the holders of the subscription rights during the rights offering will be reoffered to the public at a price of $____ per share (and related warrant), which is the same as the exercise price of the subscription rights.  The dealer-manager will have the ability to solicit any unsubscribed shares (together with related warrants) for a period of thirty business days after the closing of the rights offering.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.

What special arrangements have been made with respect to Utah?

Because Source Capital Group, Inc., the dealer-manager for the rights offering, is not registered in the State of Utah, it may not solicit the exercise of rights held by shareholders in the State of Utah or solicit purchasers from the State of Utah for any unsubscribed shares (together with related warrants).  For this reason, we have agreed with the dealer-manager that we may retain a member of FINRA, duly registered in the State of Utah, to solicit the exercise of rights and purchasers for any unsubscribed shares (together with related warrants)  from purchasers in Utah.  If such other FINRA member succeeds in getting Utah shareholders to exercise their rights or finding purchasers in Utah for any of the unsubscribed shares (together with related warrants), Source Capital Group, Inc., will reallow to such other FINRA member half of the 8% cash fee that it is entitled to receive in connection with the gross proceeds received by us from such Utah shareholders whom such other FINRA member succeeded in getting to exercise rights and from such Utah purchasers whom such other FINRA member succeeded in getting to purchase any unsubscribed shares (together with related warrants).

How was the $[●] per share subscription price determined?

The subscription price per share for the rights offering was set by our board of directors.  In determining the subscription price, our board of directors considered, among other things, our cash needs, the historical and current market price of our common stock, the fact that holders of subscription rights will have an over-subscription right, the terms and expenses of this offering relative to other alternatives for raising capital (including fees payable to the dealer-manager), the size of this offering and the general condition of the securities market.  Based upon these factors, our board of directors and the purchasers in the private placement determined that the subscription price per share represented an appropriate subscription price.

We did not seek or obtain an opinion of a financial advisor in establishing the subscription price.  The subscription price will not necessarily be related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our common stock offered in this offering.  You should not assume or expect that, after this offering, our shares of common stock will trade at or above the subscription price in any given time period.  The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price.  You should obtain a current quote for our common stock before exercising your subscription rights and make your assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No.  You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.  You may also try to sell all of the subscription rights you decide not to exercise if a trading market develops for such rights.  Although we will attempt to satisfy all oversubscription requests in full, we cannot assure you that we will fill any over-subscriptions.

If you do not exercise any subscription rights, the number of shares of our common stock and preferred stock that you own will not change.  However, if you choose not to exercise your subscription rights, your ownership interest in our company will be diluted by other shareholder purchases.  In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription right. See “Risk Factors — If you do not exercise your subscription rights, your percentage ownership in our company will be diluted.”

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payments before the rights offering expires on [●], 2010, at 5:00 p.m., Eastern time.  If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your subscription rights.  Although our board of directors may, in its discretion, extend the expiration date of the rights offering, we currently do not intend to do so.  Our board of directors may cancel the rights offering at any time.  If the rights offering is cancelled, all subscription payments received will be returned, without interest or deduction, as soon as practicable.

Although we will make reasonable attempts to provide this prospectus to our shareholders, the rights offering and all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer or sell my subscription rights if I do not want to purchase my shares?

Yes.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 5:00 p.m., Eastern time, on [●], 2010, the scheduled expiration date of this rights offering.  However, the subscription rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights or as to the prices at which such subscription rights may trade during the subscription period.

Are we requiring a minimum overall subscription to complete the rights offering?

No.  We are not requiring an overall minimum subscription to complete the rights offering.  However, our board of directors reserves the right to cancel the rights offering for any reason, including, but not limited to, if we do not receive aggregate subscriptions that we believe will satisfy our capital-raising objectives.

Can the board of directors cancel, extend or amend the rights offering?

Yes.  Our board of directors may decide to cancel the rights offering at any time and for any reason before the rights offering expires.  If our board of directors cancels the rights offering, we will issue a press release to inform our shareholders of the cancellation, and any money received from subscribing shareholders will be returned, without interest or deduction, as soon as practicable.

We may also elect to extend the rights offering and the period for exercising your subscription rights for additional periods ending no later than [●], although we do not presently intend to do so.  If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled date of expiration of the rights offering, and you will have at least ten trading days following such announcement during which to exercise your subscription rights.  We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering.  If we elect to extend the rights offering for a period of more than 30 days beyond the most recently announced expiration date, then holders who have previously exercised their subscription rights may cancel their subscriptions and receive a refund of all money advanced.

Our board of directors also reserves the right to amend or modify the terms of the rights offering.  If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have previously subscribed for rights the opportunity to cancel their subscriptions and issue a refund of any money advanced by those shareholders electing to cancel their subscriptions, and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.  In addition, upon such event, we may extend the expiration date of this rights offering if required by applicable law, to allow holders of rights ample time to make new investment decisions, or for us to recirculate updated documentation.  Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date.  The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.  Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering.  Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.

Has our board of directors made a recommendation to our shareholders regarding the rights offering?

No.  Neither our board of directors nor the dealer-manager is making any recommendation regarding your exercise of the subscription rights.  Shareholders who exercise subscription rights will incur investment risk on new money invested.  We cannot predict the price at which our shares of common stock will trade after the offering.  The market price for our common stock may decrease to an amount below the subscription price, you may not be able to sell the underlying shares of our common stock in the future at the same price or a higher price.  You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in this prospectus.  See “Risk Factors” for a discussion of some of the risks involved in investing in the securities offered in the rights offering.  The warrants may never trade at a price greater than their exercise price.  In addition, the aggregate proceeds you receive from the sale of the common stock you subscribe for and from the sale of the warrants you receive upon exercise of your subscription rights may be less than your subscription price.

Will our directors and executive officers participate in the rights offering?

Our directors and executive officers may participate in the rights offering but are not obligated to do so.  If our directors and executive officers, and their affiliates, choose to participate in this rights offering, they will pay the same subscription price per share as all other purchasers.

Jason L. Tienor, Jeffrey J. Sobieski, Richard J. Leimbach, our Chief Executive Officer (and director), Chief Operating Officer and Chief Financial Officer, respectively and Anthony J. Paoni, our Chairman of the Board, participated in our November 2009 private placement of Series A convertible redeemable preferred stock and warrants, as described below.  On November 16, 2009, we entered into an Executive Officer Reimbursement Agreement with each of Messrs. Tienor, Sobieski and Leimbach, pursuant to which these executive officers participated in the private placement by converting a portion of our outstanding indebtedness owed to them into shares of Series A convertible redeemable preferred stock and warrants to purchase shares of our common stock.  Mr. Tienor converted $20,000 of outstanding indebtedness into four shares of Series A convertible redeemable preferred stock (convertible into 55,096 shares of common stock) and warrants to purchase 30,304 shares of common stock; Mr. Leimbach converted $10,000 of outstanding indebtedness into two shares of Series A convertible redeemable preferred stock (convertible into 27,548 shares of common stock) and warrants to purchase 15,152 shares of common stock; and Mr. Sobieski converted $20,000 of outstanding indebtedness into four shares of Series A convertible redeemable preferred stock (convertible into 55,096 shares of common stock) and warrants to purchase 30,304 shares of common stock.  Anthony Paoni, Chairman of our board of directors, also participated in the private placement, purchasing five shares of Series A convertible redeemable preferred stock (convertible into 68,870 shares of common stock) and warrants to purchase 37,880 shares of common stock, for an aggregate purchase price of $25,000.  The combined participation of our officers and directors was less than 7% of the value of the private placement.

At the time of the preparation of the private placement documents, it was not contemplated that officers and/or directors would participate in the private placement.  The forms of agreements associated with the private placement were developed and approved in connection with a private placement we began pursuing in August, 2009 that contemplated an investment in the amount of Five Million Dollars ($5,000,000) by a third party investor as Lead Investor, and certain co-investors to be identified by the Lead Investor.  It was not then, nor at any point in time while we were working with Lead Investor, contemplated that officers and/or directors would participate in the offering, however, beginning in October 2009 the Lead Investor began encouraging and demanding management and officer participation in the offering both to assist in reaching the $5,000,000 benchmark and to show management/board support of the transaction.

After working diligently with the Lead Investor between August 2009 and early November, 2009, the board of directors concluded that we would be unable to consummate the transaction as contemplated, due principally to the Lead Investor’s failure to identify sufficient co-investors.  We were facing significant cash demands due in large part to the need to place substantial deposits for the early 2010 manufacturing of energy management products.  Advance orders were necessitated by the planned shutdown of our third party manufacturer in China during the month of February 2010 for the Chinese New Year.  Because of the foregoing, we were forced to rapidly consider other financing options.  Several investors that had expressed a willingness to participate in the Lead Investor transaction, all existing shareholders of our company, expressed a willingness to participate in a financing.  Only just prior to the consummation of the private placement in November did Messrs. Paoni, Tienor, Sobieski, and Leimbach agree to participate in the transaction, the purpose and intent of which was to complete a capital raise in excess of $1,000,000 in order to meet our capital requirements.

The Lead Investor transaction and the private placement ultimately consummated were priced above market.  The private placement that was consummated was on substantially the same terms and conditions negotiated with the Lead Investor.  Those terms were agreed upon after a lengthy negotiation and after our board had considered multiple competing term sheets – none of which came close to matching the economic and other terms contained in the Lead Investor term sheet.  Each participating officer and director purchased shares at the same price and on the same terms and conditions as the four outside investors.  We benefitted substantially by the participation of its officers and directors in that it enabled us to achieve our goal of raising in excess of $1,000,000 while also enabling us to satisfy a portion of its outstanding obligations to Messrs. Tienor, Sobieski and Leimbach other than through payments in cash.  In light of the foregoing, the participation of Messrs. Paoni, Tienor, Sobieski, and Leimbach in the private placement transaction did not pose a conflict of interest.  The private placement transaction was unanimously approved by our board of directors.

The following table sets forth our outstanding indebtedness as at May 12, 2010 owed to our officers and directors:

	Salary	BOD Fees	Consulting	Expenses	Advances	Total
Jason L. Tienor	$34,526	$-	$-	$-	$25,000	$59,526
Jeffrey J. Sobieski	37,880			1,125	25,000	64,005
Richard J. Leimbach	51,080			2,004		53,084
Anthony J. Paoni		164,000	68,000	2,127		234,127
Thomas C. Lynch		170,000				170,000
Warren V. Musser		278,333				278,333

Our directors and executive officers will have the right to participate in the rights offering based on the number of shares of our common stock held by them, and the number of shares of our common stock into which shares of Series A convertible redeemable preferred stock held by them were convertible, as of the record date, however we do not contemplate allowing such persons to participate in the rights offering by converting such indebtedness or any portion thereof.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a Telkonet, Inc. stock certificate and you wish to participate in the rights offering, you must take the following steps:

●	deliver payment to the subscription agent before 5:00 p.m., Eastern time, on [●], 2010; and

●	deliver a properly completed and signed rights certificate to the subscription agent before 5:00 p.m., Eastern time, on [●], 2010.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate.  Do not deliver documents to Telkonet.  You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment.  You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern time, on [●], 2010.

If you send a payment that is insufficient to exercise the number of subscription rights you requested, or if the number of subscription rights you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of subscription rights under the over-subscription right and the elimination of fractional subscription rights.

What should I do if I want to participate in the rights offering but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock or Series A convertible redeemable preferred stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own.  The record holder must exercise the subscription rights on your behalf.  If you wish to purchase our common stock through the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible.  Please follow the instructions of your nominee.  Your nominee may establish a deadline that may be before the expiration date of the rights offering.

When will I receive my new shares and warrants?

If you purchase shares of our common stock and warrants in the rights offering, you will receive your new shares and warrants as soon as practicable after the closing of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No.  All exercises of subscription rights are generally irrevocable unless the rights offering is cancelled, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights.  You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering at a subscription price of $[●] per share and to receive related warrants to purchase shares of our common stock at an exercise price of $[●] per share.  If, however, we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days after the most recently announced expiration date, or we make a fundamental change to the terms set forth in this prospectus, or to the extent you have the right to cancel your subscription under applicable law, you may cancel your subscription and receive a refund of any money you have advanced without interest or deduction.

Are there any conditions to completing the rights offering?

No, there are no express conditions to completion of the rights offering.  As described above, however, our board of directors may determine, in its discretion, not to proceed with the rights offering.  Factors that could impact our board of directors’ decision whether to proceed with the rights offering include economic and market conditions, our business and financial condition and prospects, the availability of alternative sources of capital and the level of interest among our shareholders in participating in the rights offering.  Additionally, the rights offering may not be effected unless our shareholders approve an increase in our authorized common stock.  If the rights offering is cancelled for any reason, any subscription payments delivered to the subscription agent will be returned without interest or deduction.

What effects will the rights offering have on our outstanding common stock?

As of May 14, 2010, we had 96,967,129 shares of our common stock issued and outstanding, and 215 shares of our Series A convertible redeemable preferred stock issued and outstanding, which are convertible into an aggregate of 2,961,429 shares of our common stock.   Another 11,144,212 shares are subject to unexercised options granted pursuant to our Stock Option Plan, or reserved for issuance in connection with future grants under the Stock Option Plan.  In addition, up to 12,158,941 shares of our common stock are reserved for issuance upon the exercise of warrants and conversion of our outstanding convertible debentures, of which 4,621,212 shares reserved for issuance cannot be issued unless our stockholders remove the 20% limitation on the number of shares that could be issued pursuant to the exercise of warrants and conversion of convertible debentures issued to YA Global Investments, L.P., or YA Global.  The number of shares of common stock and related warrants that we will issue in this rights offering will depend on the number of shares that are subscribed for in the rights offering.  If the subscription rights are exercised in full, we will have [●] shares of common stock outstanding after consummation of the rights offering, not including the shares of common stock that will be issuable upon the exercise of the warrants issued in the rights offering.

The issuance of shares of common stock and warrants in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock.  If you fully exercise your basic subscription right, your ownership interest will not be diluted.  In addition, if the subscription price is less than the market price of our common stock it will likely reduce the market price per share of shares you already hold.

How much capital will we receive from the rights offering?

If all of the subscription rights (including all over-subscription rights) are exercised in full by our shareholders, we estimate that the net proceeds to us from the rights offering, after deducting estimated offering expenses, will be approximately $[●] million.  Unless our board of directors elects to increase the maximum offering amount, we will raise no more than $[●] in gross proceeds in this rights offering.  It is possible, however, that all of the subscription rights being offered to existing shareholders might not be exercised, or that we will elect to cancel the rights offering altogether.   However, if all of the subscription rights are not exercised, we have retained Source Capital Group, Inc., the dealer-manager of the rights offering, to act as our standby placement agent in connection with our reoffering of the shares of common stock (and related warrants) not subscribed for to the public at a price of $[●] per share (and related warrant), which is the same as the exercise price of the subscription rights.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.

Are there risks in exercising my subscription rights?

Yes.  The exercise of your subscription rights involves risks.  Exercising your subscription rights involves the purchase of shares of our common stock and related warrants.  You should consider this investment as carefully as you would consider any other equity investment.  Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes.  The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering.  If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.  If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

What fees or charges apply if I exercise my subscription rights?

We will not charge any fee or sales commission to subscription rights holders for exercising their subscription rights (other than the subscription price).  However, if you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What expenses will be incurred by us in connection with the rights offering?

We have engaged Source Capital Group, Inc. as our dealer-manager and financial advisor in connection with the rights offering.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.  The dealer-manager will not be obligated to purchase any of the shares and warrants offered in the rights offering.  Under the terms and subject to the conditions contained in a dealer-manager agreement, we have agreed to pay the dealer-manager, as compensation for its services on completion of the rights offering, a cash fee equal to 8% of the gross proceeds of the rights offering, less the $15,000 advance we paid to the dealer-manager.  We have also agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended.  The dealer-manager does not make any recommendation with respect to such securities.

Where can I find a discussion of certain U.S. federal income tax considerations of receiving or exercising my subscription rights?

For U.S. federal income tax purposes, we take the position that you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering.  You should consult your tax advisor as to your particular tax consequences resulting from the rights offering.  For a detailed discussion, see “Certain U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

Our subscription agent for the rights offering is [●].  If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to that record holder.  If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or courier service to our subscription agent at:

By Mail, Hand or Overnight Courier:
[•]

We will pay the fees and expenses of our subscription agent and expect that we will enter into an agreement to indemnify the subscription agent against certain liabilities that it may incur in connection with the rights offering.

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment.  You should allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

If you have any questions regarding our company or the rights offering, please contact [●], our information agent for the rights offering, at [●], Monday through Friday, between 8:00 a.m. and 5:00 p.m., Eastern time.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should exercise your rights.  You should read the entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 16 of this prospectus and all information included in this prospectus in its entirety before you decide whether to exercise your rights.

Our Business

Telkonet, Inc. develops, and manufactures and sells proprietary energy efficiency and smart grid networking technology.  Our SmartEnergy and Series 5 SmartGrid networking technologies enable us to develop innovative clean technology products and have helped position us as a leading clean technology provider.

Our Telkonet SmartEnergy, or TSE, and Networked Telkonet SmartEnergy, or NTSE, platforms incorporate Recovery Time™, an energy management technology that continuously monitors climate conditions and automatically adjusts a room’s temperature to account for the presence or absence of an occupant in an effort to save energy while ensuring occupant comfort.  This technology is particularly attractive to our customers in the hospitality area and owners of multi-dwelling units, who are continually seeking ways to reduce costs without impacting customer satisfaction.  By reducing energy usage automatically when a space is not being utilized, our customers can realize significant cost savings without diminishing occupant comfort.

Our Series 5 system uses powerline communications, or PLC, technology to transform a site’s existing internal electrical infrastructure into an ethernet network backbone.  With its powerful 200 Mbps chip, the system offers a competitive alternative in grid communications, transforming a traditional power management system into a “smart grid” that delivers electricity in a manner that saves energy, reduces cost and increases reliability.  Our PLC platform provides a compelling solution for substation automation, power generation, renewable facilities, manufacturing and research environments by providing a rapidly-deployed, low cost alternative to structured cable or fiber.  By leveraging the existing electrical wiring within a site to transport data, our PLC solutions enable customers to deploy sensing and control systems to locations without the need for new network wiring, and without the security risks associated with wireless systems.

We also operate one of the largest hospitality high-speed Internet access, or HSIA, networks in the United States through our EthoStream Hospitality Network.  With a customer base of approximately 2,350 properties representing over 205,000 hotel rooms, this network has created a ready opportunity for us to market our energy efficiency solutions.  It also provides a marketing opportunity for our more traditional HSIA offerings, including the Telkonet iWire System.  The iWire System offers a fast and cost effective way to deliver commercial high-speed broadband access from an internet portal, or IP, “platform” using a building’s existing electrical infrastructure to convert electrical outlets into high-speed data ports without the installation of additional wiring or major disruption of business activity

Corporate Information

Our principal executive offices are located at 10200 Innovation Drive, Suite 300, Milwaukee, WI  53226.  Our reports that are filed pursuant to the Securities Exchange Act of 1934 are posted on our website at www.telkonet.com .

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete.  See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities offered
We are distributing, at no charge, to the holders of our common stock, other than those who hold shares of our common stock solely as participants in the Telkonet, Inc. 401(k) plan, and to the holders of our Series A convertible redeemable preferred stock, as of 5:00 p.m., Eastern time on [●], 2010, which we refer to as the record date, transferable subscription rights to subscribe for shares of our common stock and warrants to purchase shares of common stock at an exercise price of $[●] per share.  We will distribute one right to the holder of record of every share of common stock that is held by the holder of record on the record date, and one right to the holder of record of every share of Series A convertible redeemable preferred stock for every share of common stock into which such shares of Series A convertible redeemable preferred stock were convertible on the record date, or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees, as a beneficial owner of such shares.  We anticipate that the total purchase price for the securities sold in this rights offering will be $[●].  We can give no assurances, however, as to the level of participation in this rights offering.

Basic subscription right
Each transferable subscription right entitles the holder (including holders of subscription rights acquired during the subscription period) to subscribe for one share of our common stock at the subscription price of $[●] per share (calculated as described below in this summary under “— Subscription Price”) and to receive without additional charge a warrant to purchase one additional share of our common stock at $[●], or [●]% of the subscription price, for a period of five years ending on [●], 2015, which we refer to as the basic subscription right.

If the basic subscription rights are exercised for an amount in excess of $[●], the basic subscription rights that have been exercised will be reduced on a pro rata basis, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights shall equal $[●], and any excess subscription amount received by the subscription agent will be returned, without interest or deduction, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Basic subscription rights may only be exercised for whole numbers of shares of our common stock and warrants to purchase whole numbers of shares of our common stock; no fractional shares of common stock will be issued in this offering.  If the basic subscription rights are exercised for an amount in excess of $[●], the number of shares of common stock each subscription rights holder may acquire will be rounded down to result in delivery of whole shares.

Over-subscription right
The subscription rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional shares of our common stock and warrants to purchase whole numbers of shares of our common stock (and related warrants) that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the same subscription price of $[●] per share.  The over-subscription right allows a holder to subscribe for an additional amount equal to up to [●]% of the shares and warrants for which such holder was otherwise entitled to subscribe.

After all basic subscription rights have been fulfilled, shares of our common stock that remain unsubscribed for, if any, will be allocated to fulfill those over-subscription rights that have been exercised.  If the combination of basic subscription rights and over-subscription rights are exercised for an amount equal to or in excess of $[●], then basic subscription rights will be fulfilled and any common stock and warrants to purchase whole numbers of shares of our common stock that remain unsubscribed for will be allocated on a pro rata basis to fulfill those over-subscription rights that have been exercised and the over-subscription rights that have been exercised will be reduced on a pro rata basis, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights and over-subscription rights shall equal $[●].  If the basic subscription rights are exercised for an amount equal to or in excess of $[●], then no over-subscription rights will be fulfilled and any excess subscription amount received by the subscription agent will be returned, without interest or deduction, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Over-subscription rights may only be exercised for whole numbers of shares of our common stock and warrants to purchase whole numbers of shares of our common stock; no fractional shares of common stock will be issued in this offering.  The number of remaining shares of common stock each over-subscribing rights holder may acquire will be rounded down to result in delivery of whole shares.

Limitation on purchase of common stock
Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.  See “The Rights Offering — Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering.”

In addition, those who hold shares of our common stock solely through the Telkonet, Inc. 401k Plan will not have the opportunity to participate in the basic subscription right or over-subscription right in respect of those shares.

Record date	5:00 p.m., Eastern time, on [●], 2010.

Commencement date of subscription period	5:00 p.m., Eastern time, on [●], 2010.

Expiration date of rights offering
5:00 p.m., Eastern time, on [●], 2010, unless extended by us as described under “—Extension, cancellation and amendment.”  Any subscription rights not exercised at or before the expiration date and time will have no value and expire without any payment to the holders of those unexercised subscription rights.  To exercise subscription rights, the subscription agent must actually receive all required documents and payments before the expiration date and time, provided that if you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

Subscription price
$[●] per share of common stock and warrant, payable in immediately available funds.  To be effective, any payment related to the exercise of the right must clear prior to the expiration of the rights offering.

Use of proceeds
Although the actual amount will depend on participation in the rights offering, we expect the gross proceeds from the rights offering to be approximately $[●], or net proceeds equal to approximately $[●].   We intend to use the proceeds of the rights offering for expanding our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses and research and development.  Additionally, we may use a portion thereof to pay the expenses of defending, settling and/or paying unfavorable judgments against us in litigation in which we are a defendant.

Transferability of subscription rights
The subscription rights may be transferred or assigned during the subscription period.

If your shares are held of record by a broker, custodian bank or other nominee on your behalf, you may sell your subscription rights by contacting your broker, custodian bank or other nominee through which you hold your common stock.

If you are a record holder of a subscription rights certificate, you may transfer your subscription rights through the subscription agent, in which case you must deliver your properly executed subscription rights certificate, with appropriate instructions, to the subscription agent.  The subscription agent will only facilitate subdivisions, transfers or sales of subscription rights until 5:00 p.m., Eastern time, on [●], 2010, three business days prior to the scheduled [●], 2010 expiration date of this rights offering.  You may also choose to sell your subscription rights through a broker, custodian bank or other nominee.

The deadline to sell your subscription rights is subject to extension if we extend the expiration date of this rights offering, as described below in this summary under “—Extension, cancellation and amendment.”  We intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on [●], 2010, the last business day prior to the scheduled expiration date of this rights offering.

Transferability of warrants
The warrants to be issued pursuant to this offering will be separately transferable following their issuance and through their expiration on [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on [●], 2015.

No recommendation
Neither our board of directors nor the dealer-manager makes any recommendation to you about whether you should exercise, sell or let expire any of your subscription rights.  You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the rights offering.  We cannot assure you that the market price for our common stock at the subscription price will be above the subscription price or that anyone purchasing shares of our common stock at the subscription price will be able to sell those shares in the future at the same or a higher price.  Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

No minimum subscription requirement
There is no minimum subscription requirement.   At the discretion of our board of directors, we may consummate the rights offering regardless of the amount raised from the exercise of basic and over-subscription rights by the expiration date

Revocation
All exercises of basic and over-subscription rights are generally irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights.  You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock at a subscription price of $[●] per share and to receive related warrants to purchase shares of our common stock at an exercise price of $[●] per share.   If, however, we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days after the most recently announced expiration date, or we make a fundamental change to the terms set forth in this prospectus, or to the extent you have the right to cancel your subscription under applicable law, you may cancel your subscription and receive a refund of any money you have advanced.

Certain United States federal income tax considerations
We intend to take the position that a holder of shares of our common stock or Series A convertible redeemable preferred stock should not recognize income, gain, or loss for U.S. federal income tax purposes in connection with the receipt, exercise or expiration of subscription rights in the rights offering.  However, the tax rules governing the subscription rights are complex and this result is not free from doubt.  You should consult your own tax advisor as to the particular tax consequences to you of the receipt, exercise or expiration of the subscription rights in light of your particular circumstances.  For a more detailed discussion, see “Certain U.S. Federal Income Tax Considerations.”

Extension, cancellation and amendment

Extension.  Our board of directors may extend the expiration date for exercising your subscription rights for additional periods ending no later than [●] in its sole discretion, although it does not currently have any plans to do so.   If we extend the expiration date, you will have at least additional ten trading days during which to exercise your subscription rights.  Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Eastern time, on the next business day following the previously scheduled expiration date.   We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering.  If we elect to extend the rights offering for a period of more than 30 days beyond the most recently announced expiration date, then holders who have previously exercised their subscription rights may cancel their subscriptions and receive a refund of all money advanced without interest or deduction.

Cancellation.  We may cancel the rights offering at any time and for any reason or no reason prior to the expiration date.  In addition, the rights offering may not be effected unless our shareholders approve an increase in our authorized common stock.  Any cancellation of this offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., Eastern time, on the next business day following the cancellation.  In the event that we cancel this rights offering, all subscription payments that the subscription agent has received will be returned, without interest or deduction, as soon as practicable.

Amendment.  Our board of directors also reserves the right to amend or modify the terms of the rights offering.  If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder without interest or deduction and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC.  In addition, upon such event, we may extend the expiration date of this rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation.  Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date.  The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.  Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering.  Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.

Procedure for exercising rights	To exercise your subscription rights, you must take the following steps:

● If you are a registered holder of our common stock or Series A convertible redeemable preferred stock, the subscription agent must receive your payment for each share of common stock subscribed for pursuant to your basic subscription right and over-subscription right at the initial subscription price of $[●] per share and properly completed subscription rights certificate before 5:00 p.m., Eastern time, on [●], 2010.  You may deliver the documents and payments by mail or commercial carrier.  If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

●  If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, or if you would prefer that an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments to the subscription agent before 5:00 p.m., Eastern time, on [●], 2010.

●  If you wish to purchase shares of our common stock through the rights offering, please promptly contact any broker, dealer, custodian bank, or other nominee who is the record holder of your shares.  We will ask your record holder to notify you of the rights offering.  You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

●  If you cannot deliver your subscription rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

Foreign shareholders
We will not mail subscription rights certificates to foreign shareholders whose address of record is outside the United States, or is an Army Post Office or Fleet Post Office address.  The subscription agent will hold the subscription rights certificates for such holder’s account.  To exercise subscription rights, shareholders with such addresses must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Shareholders.”

Subscription agent	[●]
Information agent	[●]
Dealer-manager and standby placement agent
Source Capital Group, Inc.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.

Shares outstanding before the rights offering
As of May 14, 2010, we had 96,967,129 shares of our common stock issued and outstanding, and 215 shares of our Series A convertible redeemable preferred stock issued and outstanding, which are convertible into an aggregate of 2,961,429 shares of our common stock.  Another 11,144,212 shares are subject to unexercised options granted pursuant to our Stock Option Plan, or reserved for issuance in connection with future grants under the Stock Option Plan.  In addition, up to 12,158,941 shares of our common stock are reserved for issuance upon the exercise of warrants and conversion of our outstanding convertible debentures, of which 4,621,212 shares reserved for issuance cannot be issued unless our stockholders remove the 20% limitation on the number of shares that could be issued pursuant to the exercise of warrants and conversion of convertible debentures issued to YA Global.  The rights offering may not be effected unless our shareholders approve an increase in our authorized common stock.

Shares outstanding after completion of the rights offering
Up to [●] shares of our common stock will be outstanding, assuming the maximum offering amount is subscribed for pursuant to this rights offering.   These amounts include 2,961,410 shares of common stock issuable upon the conversion of our outstanding Series A convertible redeemable preferred stock and exclude:

●  the shares of common stock that are reserved for issuance under unexercised options and warrants described above under “Shares outstanding before the rights offering”; and

●  the shares of common stock that will be issuable upon the exercise of the warrants to be issued in the rights offering.

Fees and expenses
We will pay the fees and expenses related to the rights offering, including the fees and certain out-of-pocket expenses of the dealer-manager.  We have engaged Source Capital Group, Inc. as our dealer-manager and financial advisor in connection with the rights offering.  Under the terms and subject to the conditions contained in a dealer-manager agreement, we have agreed to pay the dealer-manager, as compensation for its services on completion of the rights offering, a cash fee equal to 8% of the gross proceeds of the rights offering.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.

Trading symbols
Common Stock.  Our common stock is quoted on the OTC Bulletin Board under the symbol “TKOI”  The shares of common stock issued in this rights offering and pursuant to the terms of the warrants will also be quoted on the OTC Bulletin Board under the same symbol.

Subscription Rights.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on [●], 2010, the last business day prior to the scheduled expiration date of this rights offering.

Warrants.  The warrants to be issued pursuant to this offering will be separately transferable upon issuance and through their expiration date of [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on [●], 2015.

Distribution arrangements
Source Capital Group, Inc. will act as dealer-manager for this rights offering and standby placement agent for any shares (and related warrants) not subscribed for by the holders of subscription rights.  Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will provide marketing assistance, including the solicitation of offers to purchase the transferable subscription rights and the solicitation of offers to purchase any shares (and related warrants) that are not subscribed for by the holders of subscription rights when such shares (and related warrants) are reoffered by us to the public at a price of $____ per share  (and related warrant), which is the same as the exercise price of the subscription rights, in connection with this rights offering.  We have agreed to provide compensation to the dealer-manager in connection with the rights offering, as described above under “Fees and expenses.”  The dealer-manager does not make any recommendation with respect to such subscription rights (including with respect to the exercise, expiration or sale of such subscription rights), or the shares of common stock and warrants obtained upon the exercise of subscription rights or in the standby offering, if any.  The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence by the dealer-manager.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.

Risk Factors
Before you exercise your subscription rights to purchase shares of our common stock and related warrants, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page  16 of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the specific risks described below, before making an investment decision.  Any of the risks we describe below could cause our business, financial condition, or operating results to suffer.  The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events.  You could lose all or part of your investment.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, operating results, or prospects.  Some of the statements in this section of the prospectus are forward-looking statements.  For more information about forward-looking statements, please see the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Rights Offering

The price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control.  These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for other financial stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, and governmental legislation or regulation, as well as general economic and market conditions, such as downturns in our economy and recessions.

Once you exercise your subscription rights, you may not revoke them unless we subsequently amend the terms of the rights offering or such revocation is required by applicable law.   We cannot assure you that the market price of the shares of our common stock will not decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the trading market price of our shares of common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss.  Our common stock is traded on the OTC Bulletin Board under the symbol “TKOI,” and the last reported sales price of our common stock on the OTC Bulletin Board on April 21, 2010 was $0.14 per share.  Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your shares of common stock at a price equal to or greater than the subscription price.  Until shares are delivered upon expiration of the rights offering, you will not be able to sell our common stock or warrants that you obtained by exercising your subscription rights.

The subscription price determined for the rights offering is not necessarily an indication of the fair value of our common stock.

The subscription price of $[●] per share is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering.  After the date of this prospectus, shares of our common stock may trade at prices below the subscription price.

If you do not exercise your subscription rights, your percentage ownership in our company will be diluted.

Assuming we sell the maximum number of shares of our common stock and related warrants in connection with the rights offering, we will issue approximately [●] shares of our common stock and warrants to purchase approximately [●] additional shares of our common stock.  If you choose not to exercise your basic subscription rights and you do not exercise your over-subscription right prior to the expiration of the rights offering and we sell any shares to other existing shareholders or to third parties, your relative ownership interest in our common stock will be diluted.

We may cancel the rights offering at any time without further obligation to you.

We may, in our sole discretion, cancel the rights offering before it expires.  If we cancel the rights offering, neither we, nor the dealer-manager or the subscription agent, will have any obligation to you with respect to the rights except for the obligation of the subscription agent to return any payment received, without interest or deduction, as soon as practicable.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

If you desire to exercise your subscription rights, you must act promptly to ensure that the subscription agent actually receives all required forms and payments before the expiration of the rights offering at 5:00 p.m., Eastern time, on [●], 2010, unless we extend the rights offering for additional periods ending no later than [●], 2010.  If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that the subscription agent receives all required forms and payments before the rights offering expires.  We are not responsible if your nominee fails to ensure that the subscription agent receives all required forms and payments before the rights offering expires.  If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to the exercise of your subscription rights before the rights offering expires, the subscription agent will reject your subscription or accept it only to the extent of the payment received.  Neither we nor the dealer-manager nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we or they under any obligation to correct such forms or payment.  We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

You will not be able to sell the shares of common stock and warrants you obtain by exercising your subscription rights in the rights offering until you receive your stock certificates and warrants or your account at the nominee is credited with the common stock and warrants.

If you exercise your subscription rights in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate and warrant as soon as practicable after [●], 2010, or such later date to which the rights offering may be extended.  If your shares are held by a broker, dealer, custodian bank or other nominee and you exercise your subscription rights, your account with your nominee will be credited with the shares of our common stock and warrants you purchased in the rights offering as soon as practicable after the expiration of the rights offering, or such later date to which the rights offering may be extended.  Until your stock certificates and warrants have been delivered or your account is credited, you may not be able to sell your shares or warrants even though we expect the common stock and warrants issued in the rights offering will be listed for trading on the OTC Bulletin Board.  The price of our common stock and/or warrants may decline between the time you decide to sell your shares and/or warrants and the time you are actually able to sell your shares and/or warrants.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We currently anticipate that we will use the net proceeds of the rights offering for expanding our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses and research and development.  Our management may allocate the proceeds among these purposes as it deems appropriate.  In addition, market factors may require our management to allocate portions of the proceeds for other purposes.  Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately.  It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

The rights offering does not require a minimum amount of proceeds for us to close the offering, which means that if you exercise your rights, you may acquire additional shares of our common stock when we continue to require additional capital.

There is no minimum amount of proceeds required to complete the rights offering and your exercise of your subscription rights is generally irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights.  Therefore, if you exercise the basic subscription right or the over-subscription right, but we do not sell the entire amount of securities being offered in this rights offering and the rights offering is not fully subscribed, you may be investing in a company that continues to require additional capital.  If, however, we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days after the most recently announced expiration date, or we make a fundamental change to the terms set forth in this prospectus, or to the extent you have the right to cancel your subscription under applicable law, you may cancel your subscription and receive a refund of any money you have advanced.

Once you exercise your subscription right, you may not revoke your subscription, even if the rights offering is extended by our board of directors, and you could be committed to buying shares of our common stock above the prevailing market price.

Once you exercise your subscription rights, you may not revoke the exercise of such rights.  If our board of directors elects in its discretion to extend the period during which subscription rights may be exercised in the rights offering, you still may not revoke the exercise of your subscription rights.  However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days after the previously announced expiration date, or make a fundamental change to the terms set forth in this prospectus, or to the extent you have the right to cancel your subscription under applicable law, you may cancel your subscription and receive a refund of any money you have advanced.  The public trading market price of our common stock may decline before the subscription rights expire.  If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price.  Our common stock is traded on the OTC Bulletin Board under the symbol “TKOI,” and the last reported sale price of our common stock on the OTC Bulletin Board on [April 21, 2010] was $0.14 per share.  After you exercise your subscription rights, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

We may amend or modify the terms of the rights offering at any time prior to the expiration of the rights offering in our sole discretion.

Our board of directors reserves the right to amend or modify the terms of the rights offering in its sole discretion.  Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering.  Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.  If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.  In addition, upon such event, we may extend the expiration date of this rights offering to the extent required under applicable law, to allow holders of rights ample time to make new investment decisions, or for us to recirculate updated documentation.  Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date.  The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering .

Risks Relating to the Ownership of Our Common Stock

The market price of our common stock has been and may continue to be volatile.

The trading price of our common stock has been and may continue to be highly volatile and could be subject to wide fluctuations in response to various factors.  Some of the factors that may cause the market price of our common stock to fluctuate include:

●	fluctuations in our quarterly financial and operating results or the quarterly financial results of companies perceived to be similar to us;

●	changes in estimates of our financial results or recommendations by securities analysts;

●	changes in general economic, industry and market conditions;

●	failure of any of our products to achieve or maintain market acceptance;

●	changes in market valuations of similar companies;

●	success of competitive products;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	announcements by us or our competitors of significant products, contracts, acquisitions or strategic alliances;

●	regulatory developments in the United States, foreign countries or both;

●	litigation involving our company, our general industry or both;

●	additions or departures of key personnel; and

●	investors’ general perception of us.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations.  If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business.  We do not control these analysts.  If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline.  If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Anti-takeover provisions in our charter documents and Utah law could discourage delay or prevent a change of control of our company and may affect the trading price of our common stock.

We are a Utah corporation and the anti-takeover provisions of the Utah Control Shares Acquisition Act may discourage, delay or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition.  In addition, our Amended and Restated Articles of Incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that shareholders may consider favorable.  Among other things, our Amended and Restated Articles of Incorporation and bylaws:

●	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

●
provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, except a vacancy occurring by reason of the removal of a director without cause shall be filled by vote of the shareholders; and

●	limit who may call special meetings of shareholders.

These provisions could have the effect of delaying or preventing a change of control, whether or not it is desired by, or beneficial to, our shareholders.

We do not currently intend to pay dividends on our common stock and, consequently, the ability to achieve a return on an investment in our common stock will depend on appreciation in the price of our common stock.

We do not expect to pay cash dividends on our common stock.  Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, contractual restrictions, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant.  We may not generate sufficient cash from operations in the future to pay dividends on our common stock.

Our common stock was delisted from NYSE Amex LLC and is currently listed for trading on the Over-the-counter Bulletin Board.

Prior to November 13, 2009, our common stock was listed for trading on NYSE Amex LLC, or the Exchange, under the symbol “TKO.”  On May 18, 2009, we received a letter from the Exchange notifying us that we were out of compliance with the Exchange’s continued listing standards due to the impairment of our existing financial condition.  In the opinion of the Exchange, our historical losses in relation to our overall operations and existing financial resources caused our financial condition to become so impaired that it appeared questionable as to whether we would be able to continue operations and/or meet our obligations as they mature.  On June 25, 2009, we submitted a plan to the Exchange advising of the actions we had taken, and planned to take, that would bring us into compliance with the applicable listing standards within the six month cure period.  On August 27, 2009, we were notified of the Exchange’s intention to delist our common stock because our plan did not reasonably demonstrate the ability to regain compliance with the continued listing standards of the Exchange.  On November 3, 2009, we received notice from the Exchange informing us that the Hearing Panel had confirmed the Staff’s recommendation that our common stock be delisted from the Exchange.  After considering the costs to us of compliance with the continued listing requirements of the Exchange and other factors, we determined that it was not in the best interests of our company and our shareholders to appeal the delisting of our common stock from the Exchange and approved the voluntary delisting of the securities.  The Exchange suspended trading in our common stock effective at the open of business on November 13, 2009, at which time our common stock began trading on the Over-the-Counter market’s Pink Sheets under the symbol “TKOI.PK.”  On December 7, 2009, we received FINRA approval for trading on the OTC Bulletin Board.  Our common stock began trading on the OTC Bulletin Board on December 8, 2009 under the symbol “TKOI.”  The delisting of our common stock from the Exchange may have had a negative impact on the market’s perception of our company and could also adversely affect our stock price, trading volume, and ability to effect financing and strategic transactions, such as private placements or public offerings of our securities and acquisitions of complementary businesses through shares of our common stock.  In addition, our stockholders’ ability to trade or obtain quotations on our shares may be more limited than they otherwise would be if our common stock were listed on the Exchange because of lower trading volumes and transaction delays on the OTC Bulletin Board.

Our common stock may be subject to “Penny Stock” restrictions.

If the price of our common stock remains at less than $5 per share, we will be subject to so-called penny stock rules which could decrease our stock’s market liquidity.  The Securities and Exchange Commission has adopted regulations which define a “penny stock” to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a written declaration of suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities.  Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Those requirements could adversely affect the market liquidity of such stock.  There can be no assurance that the price of our common stock will rise above $5 per share so as to avoid these regulations.

We have a large number of shares of common stock underlying outstanding debentures and warrants that may become available for future sale, and the sale of these shares may result in dilution.

As of March 31, 2010 , we had 96,673,771 shares of common stock issued and outstanding.  In addition, as of that date, YA Global held secured convertible debentures in an aggregate principal amount of $1,606,023, which we refer to as the Debentures, under which the principal and accrued interest may be converted into an estimated 10,706,820 shares of common stock at current market prices, and outstanding warrants to purchase up to 4,621,212 shares of common stock.  The number of shares of common stock issuable upon conversion of the Debentures may increase if the market price of our common stock declines. The number of shares of common stock issuable by us to YA Global pursuant to the terms of the Debentures, all other debentures and the warrants issued to holders of the Debentures cannot exceed an aggregate of 19.99% of the total issued and outstanding shares (calculated in accordance with applicable principal market rules and regulations) of our common stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the common stock), unless we first obtain shareholder approval.  We refer to this limitation as the Exchange Cap.  The Exchange Cap is applicable for conversion of the Debentures and exercises of the warrants, in the aggregate, and we are not obligated to issue any shares of common stock upon conversion of the Debentures or exercise of the warrants in excess of the Exchange Cap unless and until we first obtain shareholder approval to exceed the Exchange Cap.  On May 28, 2009, our shareholders voted against a proposal to remove the Exchange Cap, which would have allowed YA Global to potentially acquire in excess of 19.99% of the outstanding shares of our common stock.  If our shareholders later approve the removal of the Exchange Cap, all of the shares, including all of the shares issuable upon conversion of the Debentures and upon exercise of our warrants, may be sold without restriction.  The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our outstanding debentures held by YA Global may encourage investors to make short sales in our common stock, which could have a negative effect on the price of our common stock.

Due to the Exchange Cap, we are not currently under an obligation to issue shares of common stock to YA Global upon conversion of the Debentures.  If, however, our shareholders approve removal of the Exchange Cap, the Debentures would be convertible into shares of our common stock at a 10% discount to the ten day volume weighted average trading price of the common stock prior to the conversion.  The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors.  This could place further downward pressure on the price of our common stock.  The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause further downward pressure on the stock price.  In addition, not only the sale of shares issued upon conversion or exercise of outstanding convertible debt, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of our common stock.

The issuance of additional shares of common stock upon conversion of the Debentures and the exercise of outstanding warrants may cause immediate and substantial dilution to our existing shareholders.

Due to the Exchange Cap, we are not currently under an obligation to issue shares of common stock to YA Global upon conversion of the Debentures.  If, however, our shareholders approve the removal of the Exchange Cap, this may result in substantial dilution to the interests of other shareholders because the holders of the Debentures and related warrants may ultimately convert the full outstanding amount under the Debentures into shares of common stock, exercise the warrants in full and sell the shares of common stock issued upon such conversion and exercise.  Although YA Global may not convert its Debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent YA Global from converting and/or exercising some of its holdings and then converting the rest of its holdings.  In this way, YA Global could sell more than 4.99% of our outstanding common stock while never holding more than this limit.  If the Exchange Cap is removed, there is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

Further issuances of equity securities may be dilutive to current stockholders.

Although the funds that were raised in our debenture offerings, the note offerings and the private placement are being used for general working capital purposes, it is likely that we will be required to seek additional capital in the future. This capital funding could involve one or more types of equity securities, including convertible debt, common or convertible preferred stock and warrants to acquire common or preferred stock. Such equity securities could be issued at or below the then-prevailing market price for our common stock. Any issuance of additional shares of our common stock will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

The exercise of options and warrants outstanding and available for issuance may adversely affect the market price of our common stock.

As of March 31, 2010, we had outstanding employee options to purchase a total of 6,120,883 shares of common stock at exercise prices ranging from $1.00 to $5.97 per share, with a weighted average exercise price of $1.56.  As of March 31, 2010, we had outstanding non-employee options to purchase a total of 740,000 shares of common stock at an exercise price of $1.00 per share.  As of March 31, 2010, we had warrants outstanding to purchase a total of 12,158,941 shares of common stock at exercise prices ranging from $0.33 to $4.17 per share, with a weighted average exercise price of $1.60.  The exercise of outstanding options and warrants and the sale in the public market of the shares purchased upon such exercise will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

Risks Related to Our Business

The industry within which we operate is intensely competitive and rapidly evolving.

We operate in a highly competitive, quickly changing environment, and our future success will depend on our ability to develop and introduce new products and product enhancements that achieve broad market acceptance in the markets within which we compete.  We will also need to respond effectively to new product announcements by our competitors by quickly introducing competitive products.

Delays in product development and introduction could result in:

●	loss of or delay in revenue and loss of market share;

●	negative publicity and damage to our reputation and the reputation of our product offerings; and

●	decline in the average selling price of our products.

Government regulation of our products could impair our ability to sell such products in certain markets.

The rules of the Federal Communications Commission, or FCC, permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements.  Differing technical requirements apply to “Class A” devices intended for use in commercial settings, and “Class B” devices intended for residential use to which more stringent standards apply.  An independent, FCC-certified testing lab has verified that our iWire System product suite complies with the FCC technical requirements for Class A and Class B digital devices.  No further testing of these devices is required, and the devices may be manufactured and marketed for commercial and residential use.  Additional devices designed by us for commercial and residential use will be subject to the FCC rules for unlicensed digital devices.  Moreover, if in the future, the FCC changes its technical requirements for unlicensed digital devices, further testing and/or modifications of devices may be necessary.  Failure to comply with any FCC technical requirements could impair our ability to sell our products in certain markets and could have a negative impact on our business and results of operations.

Products sold by our competitors could become more popular than our products or render our products obsolete.

The market for our products and services is highly competitive.  Some of our competitors have longer operating histories, greater name recognition and substantially greater financial, technical, sales, marketing and other resources.  These competitors may, among other things, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, obtain more favorable pricing from suppliers and manufacturers and exert more influence on the sales channel than we can.  As a result, we may not be able to compete successfully with these competitors, and these competitors may develop or market technologies and products that are more widely accepted than those being developed by us or that would render our products obsolete or noncompetitive.  We anticipate that competitors will also intensify their efforts to penetrate our target markets.  These competitors may have more advanced technology, more extensive distribution channels, stronger brand names, bigger promotional budgets and larger customer bases than we do.  These companies could devote more capital resources to develop, manufacture and market competing products than we could.  If any of these companies are successful in competing against us, our sales could decline, our margins could be negatively impacted, and we could lose market share, any of which could seriously harm our business, results of operations, and prospects.

We may not be able to obtain patents, which could have a material adverse effect on our business.

Our ability to compete effectively in the powerline technology industry will depend on our success in acquiring suitable patent protection.  We currently have several patents pending.  We also intend to file additional patent applications that we deem to be economically beneficial.  If we are not successful in obtaining patents, we will have limited protection against those who might copy our technology.  As a result, the failure to obtain patents could negatively impact our business, results of operations, and prospects.

Infringement by third parties on our proprietary technology and development of substantially equivalent proprietary technology by our competitors could negatively impact our business.

Our success depends partly on our ability to maintain patent and trade secret protection, to obtain future patents and licenses and to operate without infringing on the proprietary rights of third parties.  There can be no assurance that the measures we have taken to protect our intellectual property rights, including intellectual property rights of third parties integrated into our Telkonet iWire System product suite and Telkonet SmartEnergy products, will prevent misappropriation or circumvention.  In addition, there can be no assurance that any patent application, when filed, will result in an issued patent, or that our existing patents, or any patents that may be issued in the future, will provide us with significant protection against competitors.  Moreover, there can be no assurance that any patents issued to, or licensed by, us will not be infringed upon or circumvented by others.  Infringement by third parties on our proprietary technology could negatively impact our business.  Moreover, litigation to establish the validity of patents, to assert infringement claims against others, and to defend against patent infringement claims can be expensive and time-consuming, even if the outcome is in our favor.  We also rely to a lesser extent on unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes or that we can meaningfully protect our rights to such unpatented proprietary technology.  If our competitors develop substantially equivalent technology, and we are unable to enforce any intellectual property rights with respect to such technology in a cost-effective manner or at all, our business and operations would suffer significant harm.

We may incur substantial damages due to litigation.

We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others.  We are currently a defendant (and have assumed the obligation to defend another defendant) in an action in which it is alleged that we have infringed the intellectual property rights of another party and we have an obligation to defend another defendant in that litigation.  Although we are vigorously defending the claims made in such action and believe that we have meritorious defenses, if it were determined that our products infringe the intellectual property rights of the plaintiff in that action, we could be required to pay substantial damages or be enjoined from licensing or using the infringing products or technology.  Additionally, if it were determined that our products infringe the intellectual property rights of others, we would need to obtain licenses from these parties or substantially re-engineer our products in order to avoid infringement.  We might not be able to obtain the necessary licenses on acceptable terms or at all, or to re-engineer our products successfully. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products.

We are also currently defending an action alleging that we are in breach of an obligation to make severance and other payments to a former executive.  Although we are vigorously defending the claims made in such action and believe that we have meritorious defenses, if it is determined that we are in breach of any such obligation, we could be required to pay substantial damages to our former executive.

In March 2010 we suffered a judgment against us in the amount of $64,966 for our default in payment of rent for our former executive offices.  Although we voluntarily vacated the premises on May 3, 2010, we remain liable for the judgment and post-judgment interest.

We depend on a small team of senior management, and it may have difficulty attracting and retaining additional personnel.

Our future success will depend in large part upon the continued services and performance of senior management and other key personnel.  If we lose the services of any member of our senior management team, our overall operations could be materially and adversely affected.  In addition, our future success will depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing, purchasing and customer service personnel when they are needed.  Competition for these individuals is intense.  We cannot ensure that we will be able to successfully attract, integrate or retain sufficiently qualified personnel when the need arises.  Any failure to attract and retain the necessary technical, managerial, marketing, purchasing and customer service personnel could have a negative effect on our financial condition and results of operations.  On December 21, 2009, we announced a restructuring which includes the relocation of our offices from Germantown, Maryland to Milwaukee, Wisconsin, consolidating our business operations into a single location.  Also as part of the corporate restructuring, we announced that our Chief Financial Officer, Rick Leimbach, will be leaving our company to pursue other opportunities in the near future, although a departure date has yet to be established.  Until his departure date, Mr. Leimbach will continue to perform the duties and responsibilities customary and consistent with his position and will assist us in our transition.  If we are unable to satisfactorily replace Mr. Leimbach upon his departure, our overall operations could be materially and adversely affected.

Any acquisitions we make could result in difficulties in successfully managing our business and consequently harm our financial condition.

We may seek to expand by acquiring complementary businesses in our current or ancillary markets.  We cannot accurately predict the timing, size and success of our acquisition efforts and the associated capital commitments that might be required.  We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities available to us and may lead to higher acquisition prices.  There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, without substantial costs, delays or other operational or financial difficulties. In addition, acquisitions involve a number of other risks, including:

●	failure of the acquired businesses to achieve expected results;

●	diversion of management’s attention and resources to acquisitions;

●	failure to retain key customers or personnel of the acquired businesses;

●	disappointing quality or functionality of acquired equipment and people: and

●	risks associated with unanticipated events, liabilities or contingencies.

Client dissatisfaction or performance problems at a single acquired business could negatively affect our reputation.  The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting treatment or one-time charges and difficulties in successfully managing our business.

Our inability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future acquisitions could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete acquisitions could substantially limit our operational and financial flexibility.  The extent to which we will be able or willing to use shares of our common stock to consummate acquisitions will depend on the market value of our common stock which will vary, and our liquidity.  Using shares of our common stock for this purpose also may result in significant dilution to our then existing stockholders.  To the extent that we are unable to use our common stock to make future acquisitions, our ability to grow through acquisitions may be limited by the extent to which we are able to raise capital through debt or additional equity financings.  No assurance can be given that we will be able to obtain the necessary capital to finance any acquisitions or our other cash needs.  If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion or redirect resources committed to internal purposes.  In addition to requiring funding for acquisitions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations.  Our failure to: (i) obtain additional capital on acceptable terms; (ii) use internally generated cash or debt to complete acquisitions because it significantly limits our operational or financial flexibility; or (iii) use shares of our common stock to make future acquisitions, may hinder our ability to actively pursue any acquisitions.

The restrictive covenants contained in the Securities Purchase Agreement pursuant to which the convertible debentures were sold contain restrictions that could limit our financing options.

The Securities Purchase Agreement pursuant to which the convertible debentures were sold contains limitations on our ability to engage in certain financing activities without the prior consent of the holders of the convertible debentures.  As a result of these restrictions, we may be unable to obtain the financing necessary to fund working capital, operating losses, capital expenditures or acquisitions.  The failure to obtain such financing could have a material adverse effect on our business and results of operations.

Potential fluctuations in operating results could have a negative effect on the price of our common stock.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside our control, including:

●	the level of use of the Internet;

●	the demand for high-tech goods;

●	the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

●	price competition or pricing changes in the industry;

●	technical difficulties or system downtime;

●	economic conditions specific to the internet and communications industry; and

●	general economic conditions.

Our quarterly results may also be significantly impacted by certain accounting treatment of acquisitions, financing transactions or other matters. Such accounting treatment could have a material impact on our results of operations and have a negative impact on the price of our common stock.

We rely on a small number of customers and cannot be certain they will consistently purchase our products in the future.

One customer accounted for more than 10% of our revenues for the quarters ended March 31, 2010 and 2009, respectively.  No customer accounted for more than 10% of our revenue for the year end December 31, 2009. Two customers accounted for 39% of our revenues for the year ended December 31, 2008.   No other customer accounted for more than 10% of our revenues during those periods.  In the future, a small number of customers may continue to represent a significant portion of our total revenues in any given period.  We cannot be certain that such customers will consistently purchase our products at any particular rate over any subsequent period.  A loss of any of these customers could adversely affect our financial performance.

We rely on a limited number of third party suppliers. If these companies fail to perform or experience delays, shortages, or increased demand for their products or services, we may face shortages, increased costs, and may be required to suspend deployment of our products and services.

We depend on a limited number of third party suppliers to provide the components and the equipment required to deliver our solutions.  If these providers fail to perform their obligations under our agreements with them or we are unable to renew these agreements, we may be forced to suspend the sale and deployment of our products and services and enrollment of new customers, which would have an adverse effect on our business, prospects, financial condition and operating results.

Our management and operational systems might be inadequate to handle our potential growth.

We may experience growth that could place a significant strain upon our management and operational systems and resources.  Failure to manage our growth effectively could have a material adverse effect upon our business, results of operations and financial condition.  Our ability to compete effectively and to manage future growth will require us to continue to improve our operational systems, organization and financial and management controls, reporting systems and procedures.  We may fail to make these improvements effectively.  Additionally, our efforts to make these improvements may divert the focus of our personnel.  We must integrate our key executives into a cohesive management team to expand our business.  If new hires perform poorly, or if we are unsuccessful in hiring, training and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed.  To manage the growth we will need to increase our operational and financial systems, procedures and controls.  Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations.  We may not be able to effectively manage such growth, and failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002.

We are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002.  We concluded that, as of December 31, 2009 , there were material weaknesses in our internal control over financial reporting relating to the lack of segregation of duties and the need for a stronger internal control environment, attributable to the small size of our accounting staff and continued integration of our 2007 acquisitions of Smart Systems International and EthoStream LLC.  We retained additional personnel and worked to remediate these deficiencies during fiscal 2009.   Notwithstanding those efforts we continue to have material weaknesses in our internal control over financial reporting.   A material weakness is a control deficiency, or a combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements would not be prevented or detected.  Until this deficiency in our internal control over financial reporting is remediated, there is reasonable possibility that a material misstatement to our annual or interim consolidated financial statements could occur and not be prevented or detected by our internal controls in a timely manner.

We may be affected if the United States participates in wars or military or other action or by international terrorism.

Involvement in a war or other military action or acts of terrorism may cause significant disruption to commerce throughout the world.  To the extent that such disruptions result in (i) delays or cancellations of customer orders, (ii) a general decrease in consumer spending on information technology, (iii) our inability to effectively market and distribute our services or products or (iv) our inability to access capital markets, our business and results of operations could be materially and adversely affected.  We are unable to predict whether the involvement in a war or other military action will result in any long-term commercial disruptions or if such involvement or responses will have any long-term material adverse effect on our business, results of operations, or financial condition.

Our exposure to the credit risk of our customers and suppliers may adversely affect our financial results.

We sell our products to customers that have in the past, and may in the future, experience financial difficulties, particularly in light of the recent global economic downturn. If our customers experience financial difficulties, we could have difficulty recovering amounts owed to us from these customers. While we perform credit evaluations and adjust credit limits based upon each customer’s payment history and credit worthiness, such programs may not be effective in reducing our exposure to credit risk. We evaluate the collectability of accounts receivable, and based on this evaluation make adjustments to the allowance for doubtful accounts for expected losses. Actual bad debt write-offs may differ from our estimates, which may have a material adverse effect on our financial condition, operating results and cash flows.

Our suppliers may also experience financial difficulties, which could result in our having difficulty sourcing the materials and components we use in producing our products and providing our services. If we encounter such difficulties, we may not be able to produce our products for our customers in a timely fashion which could have an adverse effect on our results of operations, financial condition and cash flows.

The recent deterioration of the economy and credit markets may adversely affect our future results of operations.

Our operations and performance depend to some degree on general economic conditions and their impact on our customers’ finances and purchase decisions.  As a result of recent economic events, potential customers may elect to defer purchases of capital equipment items, such as the products we manufacture and supply.  Additionally, the credit markets and the financial services industry have been experiencing a period of upheaval characterized by the bankruptcy, failure, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States government. While the ultimate outcome of these events cannot be predicted, it may have a material adverse effect on our customers’ ability to fund their operations thus adversely impacting their ability to purchase our products or to pay for our products on a timely basis, if at all.  These and other economic factors could have a material adverse effect on demand for our products, the collection of payments for our products and on our financial condition and operating results.

We may not be able to obtain to obtain payment and performance bonds, which could have a material adverse effect on our business.

Our ability to deploy our SmartEnergy platform into the energy management initiatives in military housing and deployments may rely on our ability to obtain payment and performance bonds which may be an essential element to work orders for the installation of our products and services.  If we are unable to obtain payment and performance bonds in a timely fashion as required by an applicable work order, we may not be entitled to payment under the work order until such bonds have been provided or until such a requirement is expressly waived.  And any delays due to a failure to furnish bonds may not entitle us to a price increase for the work or an extension of time to complete the work and may entitle the other party to terminate our work order without liability and to indemnify such party from damages suffered as a result of our failure to deliver the bonds and the termination of the work order. As a result, the failure to obtain bonds where required could negatively impact our business, results of operations, and prospects.

Risks Relating to Our Financial Results and Need for Financing

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 31, 2010 , our independent auditors stated that our financial statements for the year ended December 31, 2009 were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern.  Our auditors’ doubts are based on our net losses and deficits in cash flows from operations.  We continue to experience net operating losses.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including by the sale of our securities, or obtaining loans from financial institutions, where possible.  Our continued net operating losses and our auditors’ doubts increase the difficulty of our meeting such goals.  If we are not successful in raising sufficient additional capital, we may not be able to continue as a going concern and our stockholders may lose their entire investment.

We have a history of operating losses and an accumulated deficit and expect to continue to incur losses for the foreseeable future.

Since inception through March 31, 2010, we have incurred cumulative losses of $114,413,347 and have never generated enough funds through operations to support our business.   Because of the numerous risks and uncertainties associated with our technology, the industry in which we operate, and other factors, we are unable to predict the extent of any future losses or when we will become profitable, if ever.  If we are unable to generate sufficient revenues from our operations to meet our working capital requirements for the next twelve months, we expect to finance our future cash needs through public or private equity offerings, debt financings and interest income earned on our cash balances.  We cannot be certain that additional funding will be available on acceptable terms, or at all.

Our ability to use our net operating loss carryforwards may be subject to limitation.

Generally, a change of more than 50% in the ownership of a corporation’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes.  An ownership change may limit a company’s ability to use its net operating loss carryforwards attributable to the period prior to such change.  Because we may have experienced “ownership changes” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, during 2005 and prior years and because the rights or shares of common stock that we ultimately issue in connection with this offering may be sufficient, taking into account prior or future shifts in our ownership over a three-year period, to cause us to undergo an ownership change, our ability to use net operating losses may be limited.  As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability.

Our business activities might require additional financing that might not be obtainable on acceptable terms, if at all, which could have a material adverse effect on our financial condition, liquidity and our ability to operate going forward.

We believe that the anticipated net proceeds from this offering and cash flow from operations will be sufficient to meet our working capital, capital expenditure and other cash needs indefinitely. However, if we do not meet our business plan targets, we might need to raise additional capital from public or private equity or debt sources in order to finance future growth, including the expansion of service within existing markets and to new markets, which can be capital intensive, as well as unanticipated working capital needs and capital expenditure requirements.

The actual amount of capital required to fund our operations and development may vary materially from our estimates. If our operations fail to generate the cash that we expect, we may have to seek additional capital to fund our business. If we are required to obtain additional funding in the future, we may have to sell assets, seek debt financing or obtain additional equity capital. In addition, any indebtedness we incur in the future could subject us to restrictive covenants limiting our flexibility in planning for, or reacting to changes in, our business. If we do not comply with such covenants, our lenders could accelerate repayment of our debt or restrict our access to further borrowings. If we raise funds by selling more stock, your ownership in us will be diluted, and we may grant future investors rights superior to those of the common stock that you are purchasing. If we are unable to obtain additional capital when needed, we may have to delay, modify or abandon some of our expansion plans. This could slow our growth, negatively affect our ability to compete in our industry and adversely affect our financial condition.

A significant portion of our total assets consists of goodwill, which is subject to a periodic impairment analysis, and a significant impairment determination in any future period could have an adverse effect on our results of operations even without a significant loss of revenue or increase in cash expenses attributable to such period.

We have goodwill totaling approximately $11.7 million at March 31, 2010 resulting from recent and past acquisitions.  We evaluate this goodwill for impairment based on the fair value of the operating business units to which this goodwill relates at least once a year.  This estimated fair value could change if we are unable to achieve operating results at the levels that have been forecasted, the market valuation of those business units decreases based on transactions involving similar companies, or there is a permanent, negative change in the market demand for the services offered by the business units.  These changes could result in an impairment of the existing goodwill balance that could require a material non-cash charge to our results of operations.

Our failure to comply with restrictive covenants under our revolving credit facilities and other debt instruments could trigger prepayment obligations.

Our failure to comply with the restrictive covenants under our revolving credit facilities and other debt instruments could result in an event of default, which, if not cured or waived, could result in us being required to repay these borrowings before their due date.  If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected by increased costs and rates.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

We have substantial debt, and our debt agreements contain certain events of default and are secured by all of our assets.

As of March 31, 2010, our indebtedness totaled approximately $2.2 million, excluding advances on our factoring lines of approximately $521,000.  As a result, we incur significant interest expense.  We had $1.6 million of outstanding term debt that matures in May 2011, approximately $305,000 of our outstanding revolver debt that matures in September 2010, and a $300,000 loan that matures in December 2016 with monthly installments commencing on January 1, 2010.

Our debt agreements contain certain events of default, including, among other things, failure to pay, violation of covenants, and certain other expressly enumerated events.  Additionally, we have granted to YA Global and Thermo Credit a first priority security interest in substantially all of our assets, while the State of Wisconsin holds a subordinated interest in our assets.

The degree to which we are leveraged could have important consequences, including the following:

●
our ability to obtain additional financing in the future for operations, capital expenditures, potential acquisitions, and other purposes may be limited, or financing may not be available on terms favorable to us or at all;

●
a substantial portion of our cash flows from operations must be used to pay our interest expense and repay our debt, which reduces the funds that would otherwise be available to us for our operations and future business opportunities; and

●	our ability to continue operations at the current level could be negatively affected if we cannot refinance our obligations before their due date.

A default under any of our debt agreements could result in acceleration of debt payments and permit the lender to foreclose on our assets.  We cannot assure you that we will be able to maintain compliance with these covenants.  Failure to maintain compliance could have a material adverse impact on our financial position, results of operations and cash flow.

 The terms of our outstanding Debentures put significant restrictions on our ability to:

●	pay cash dividends to our stockholders;

●	incur additional indebtedness;

●	permit liens on assets or conduct sales of assets; and

●	engage in transactions with affiliates.

These significant restrictions could have negative consequences, such as:

●	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

●	we may be unable to refinance our indebtedness on terms acceptable to us, or at all; and

●	we may be more vulnerable to economic downturns, which would limit our ability to withstand competitive pressures.

Moreover, any additional debt financing pursued by us may contain terms that include more restrictive covenants, require repayment on an accelerated schedule or impose other obligations that limit the ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

We require a waiver under our line of credit facility, without which we will be in default of our line of credit facility.

In September 2008, we entered into a two-year line of credit facility with a third party financial institution.  Among other things, we agreed with the lender that (i) for each monthly period subsequent to March 31, 2009, we will maintain a ratio of cash flow to scheduled principal payments plus all accrued interest and related fee on funded debt of not less than 1.00 to 1.00 as of the end of each fiscal quarter (which we refer to as the minimum cash flow to debt service ratio)  and (ii) we will maintain a tangible net worth of not less than $14,400,000 as of the last day of each fiscal quarter (which we refer to as the tangible net worth requirement).   On May 14, 2010, we received a notice of waiver of the “minimum cash flow to debt service ratio” and the “tangible net worth” requirements under the line of credit facility, as such terms are defined in items D(10)a and D(10)b, respectively, of the line of credit agreement.  The waiver is in effect as of March 31, 2010 and continues for the 90 day period thereafter. The outstanding principal balance is subject to additional interest of three (3%) percent per annum until such debt covenant requirements are met.  We have no assurance that we will be granted a further extension.  In the event we are unable to obtain an extension of the waiver we will be in default of the minimum cash flow to debt service ratio and the tangible net worth requirement.  A default could result in acceleration of debt payments and permit the lender to foreclose on our assets.

USE OF PROCEEDS

Assuming the maximum offering amount of $[●] is subscribed for in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $[●], after deducting expenses related to this offering payable by us estimated at approximately $[●], including dealer-manager fees.  Assuming that the maximum offering amount is subscribed for in the rights offering, and all of the related warrants are exercised, we would receive $[●] of proceeds from the exercise of all of the warrants for [●] shares at the stated exercise price of $[●] per share.  There can be no assurances that all of the subscription rights or warrants will be exercised in full.

We intend to use the proceeds of the rights offering for expanding our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses, research and development and may use a portion thereof to pay the expenses of defending, settling and/or paying unfavorable judgments against us in litigation in which we are a defendant.  See “Legal Proceedings”.  Pending use of the net proceeds from this offering described above, we intend to invest the net proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.  Any proceeds received by us from exercises of the warrants will be used for the same purpose and in the same manner.

CAPITALIZATION

The following table describes our capitalization as of March 31, 2010, on an actual basis and on a pro forma, as-adjusted basis to give effect to the sale of all [●] shares of our common stock offered in the rights offering (but excluding any issuance of shares of common stock upon exercise of related warrants), assuming a subscription price of $[●] per share, and our receipt of net proceeds from that sale after deducting estimated offering expenses payable by us of approximately $[●].

This table should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	As of March 31, 2010 (1)
	Actual	As Adjusted

Current and long-term debt	$2,210,523

Stockholders’ equity
Preferred stock, par value $.001 per share; 15,000,000 shares authorized; none issued and outstanding
Common stock, $0.001 par value; 155,000,000 shares authorized; 96,563,771 shares issued and outstanding	96,674
Additional paid-in capital	120,157,645
Accumulated deficit	(114,413,347)

Total stockholders’ equity	5,840,972

Total capitalization	$8,051,495

________________________
(1)
Excludes 215 shares of Series A convertible redeemable preferred stock, which are convertible into an aggregate of 2,961,429 shares of our common stock, and warrants to purchase an aggregate of 1,628,800 shares of common stock issued in connection with a private placement completed on November 17, 2009.  Also excludes 6,860,883 shares issuable upon the exercise of options granted pursuant to our Stock Option Plan, 4,783,379 shares reserved for issuance in connection with future grants under our Stock Option Plan and 12,158,941 shares reserved for issuance upon the exercise of warrants and conversion of our outstanding convertible debentures of which 4,621,212 shares reserved for issuance cannot be issued unless our stockholders remove the 20% limitation on the number of shares pursuant to the exercise of warrants and commission of debentures issued to YA Global.

DILUTION

Purchasers of our common stock in the rights offering (and upon exercise of the warrants issued pursuant to this rights offering) will experience an immediate dilution of the net tangible book value per share of our common stock.  Our net tangible book value as of March 31, 2010 was approximately negative $(6,049,000), or negative $(.06) per share of our common stock (based upon 96,673,771 shares of our common stock outstanding).  Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.  Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of a maximum of [●] shares and after deducting estimated offering expenses payable by us of $[●], and the application of the estimated $[●] of net proceeds from the rights offering, our pro forma net tangible book value as of March 31, 2010 would have been approximately $[●],  or $[●] per share.  This represents an immediate increase in pro forma net tangible book value to existing shareholders of $[●] per share and an immediate dilution to purchasers in the rights offering of $[●] per share.

The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of [●] shares at the subscription price of $[●] per share but excluding any issuance of shares of common stock upon exercise of warrants issued in the rights offering):

Post-offering net tangible book value per share	$	[●]	(1)
Pre-offering net tangible book value per share	$	[●]	(2)
Pro forma increase in book value per share attributable to new investors	$
Offering price per share	$	[●]
Post-offering net tangible book value per share	$	[●]	(1)
Pro forma decrease in book value per share experienced by new investors	$	[●]
_____________________________
(1)
Determined by adding to our pre-offering net tangible assets of $[●] the amount of $[●] representing the net proceeds of the offering and dividing the sum of these amounts by the post-offering outstanding common stock totaling [●] shares (including [●] shares of common stock issuable upon conversion of outstanding preferred stock).

(2)
Determined by dividing our pre-offering net tangible assets of $[●] by our pre-offering outstanding common stock totaling [●] shares (including [●] shares of common stock issuable upon conversion of outstanding preferred stock).

DETERMINATION OF OFFERING PRICE

The anticipated subscription price of $[●] per share of common stock and warrant offered in the rights offering was determined by our board of directors and the purchasers in the private placement, in consultation with our dealer-manager, Source Capital Group, Inc.  We did not seek or obtain an opinion of a financial advisor in establishing the subscription price.  The subscription price will not necessarily be related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering.  You should not assume or expect that, after the rights offering, our shares of common stock or warrants will trade at or above the subscription price in any given time period.

The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price.  You should obtain a current quote for our common stock before exercising your subscription rights and make your assessment of our business and financial condition, our prospects for the future and the terms of this rights offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the accompanying financial statements and related notes thereto.

Overview

Telkonet, Inc. was formed in 1999 and is incorporated under the laws of the state of Utah.  We develop, manufacture and sell proprietary energy efficiency and smart grid networking technology products and platforms that have helped position us as a leading clean technology provider.

We began as a developer of powerline communications, or PLC, technology.  Our proprietary, patented PLC products utilize a building’s internal electrical wiring to form a data communications network, turning power outlets into data ports while leaving the electrical functionality unaffected.  In 2003, we launched our PlugPlusInternet suite of products, designed to maximize the use of the existing electrical wiring in commercial buildings, such as hotels, schools, multi-dwelling units, government and military buildings and office buildings. Our PlugPlusInternet products provided high-speed Internet access throughout a building, utilizing the electrical wiring already in place, converting virtually every electrical outlet into a high-speed data network. The PlugPlusInternet product suite was comprised of the PlugPlus Gateway, the PlugPlus Coupler and the PlugPlus Modem, which together built an Internet delivery system throughout an entire building.  We received our first order for our PlugPlusInternet products in October 2003.

In March 2007, we completed two strategic acquisitions.  On March 15, 2007, we completed the acquisition of EthoStream, LLC, or EthoStream, a leading high-speed wireless Internet access, or HSIA, solutions and technology provider targeting the hospitality industry with a customer base then consisting of approximately 1,800 hotel and timeshare properties representing in excess of 180,000 guest rooms.  We acquired 100% of the outstanding membership units of EthoStream for a purchase price of $11,756,097, which was comprised of $2.0 million in cash and 3,459,609 shares of our common stock.  The entire stock portion of the purchase price was deposited into escrow upon closing to satisfy certain potential indemnification obligations of the sellers under the purchase agreement.  The shares held in escrow are distributable over the three years following the closing.

Our EthoStream Hospitality Network is now one of the largest hospitality HSIA service providers in the United States, with a customer base of approximately 2,350 properties representing over 205,000 hotel rooms.  This network has created a ready opportunity for us to market our energy efficiency solutions.  It also provides a marketing opportunity for our more traditional HSIA offerings, including the Telkonet iWire System.  The iWire System offers a fast and cost effective way to deliver commercial high-speed broadband access using a building’s existing electrical infrastructure to convert virtually every electrical outlet into a high-speed data port without the installation of additional wiring or major disruption of business activity.  The EthoStream Hospitality Network represents a significant portion of our hospitality growth and market share.  The EthoStream Hospitality Network is backed by a 24/7 U.S.-based in-house support center that uses integrated, web-based centralized management tools enabling proactive customer support.

While we continue to grow the EthoStream Hospitality Network, through our March 9, 2007 acquisition of Smart Systems International, or SSI, a leading manufacturer of in-room energy management systems for the hospitality industry with over 60,000 product installs as of the acquisition date, and the continued development of our PLC products, we have evolved into a “clean technology” company that develops, manufactures and sells proprietary energy efficiency and smart grid networking technology.  We acquired substantially all of the assets of SSI for cash and shares of our common stock having an aggregate value of $6,875,000.  The purchase price was comprised of $875,000 in cash and 2,227,273 shares of our common stock.  Of the stock issued in the transaction, 1,090,909 shares were held in an escrow account for a period of one year following the closing from which certain potential indemnification obligations under the purchase agreement could be satisfied.  The aggregate number of shares held in escrow was subject to adjustment upward or downward depending upon the trading price of our common stock during the one year period following the closing date.  On March 12, 2008, we released these shares from escrow, and on June 12, 2008 we issued an additional 1,882,225 shares pursuant to the adjustment provisions of the SSI asset purchase agreement.

Our Telkonet SmartEnergy, or TSE, and Networked Telkonet SmartEnergy, or NTSE, energy efficiency products incorporate our patented Recovery Time™ technology, allowing for the continuous monitoring of climate conditions to automatically adjust a room’s temperature accounting for the presence or absence of an occupant.  Our SmartEnergy products save energy while at the same time ensuring occupant comfort.  This technology is particularly attractive to our customers in the hospitality area, as well as the education, healthcare and government/military markets, who are continually seeking ways to reduce costs without impacting building occupant comfort.  By reducing energy usage automatically when a space is unoccupied, our customers are able to realize a significant cost savings without diminishing occupant comfort.  The hospitality, education, healthcare and government/military markets represent a significant audience for the occupancy-based energy management controls offered by the SmartEnergy platform and provide a large footprint for utility-based consumption management.  This platform may also be integrated with property management systems, automation systems and load shedding initiatives to increase the savings recognized.  Working directly with management companies and utilities allows us to offer enhanced opportunities to our customers for savings and control.  Our energy management systems are dynamically lowering HVAC costs in over 180,000 rooms and are an integral part of the numerous state and federal energy efficiency and rebate programs.

Our smart grid networking technology, including the Telkonet iWire System and the 200 Mbps Telkonet Series 5 PLC products, use PLC technology to quickly, economically and non-disruptively transform a site’s existing internal electrical infrastructure into an internet protocol, or IP, network backbone.  Our PLC systems offer the hard-wired security and reliability of a CAT-5 cabled network, but without the cost, physical disturbance and business disruption of wiring CAT-5 or the security issues inherent to wireless systems.

The development of an industrial PLC product for use within the utility space has introduced a competitive alternative to traditional local area network, or LAN, solutions. By capitalizing on the shortcomings of previously available offerings, we have gained traction and opened a new market opportunity.  Our Series 5 SmartGrid networking technology provides a compelling solution for power substation automation, power generation, renewable facilities, manufacturing, and research environments by providing a rapidly-deployed, low cost alternative to structured cable, wireless and fiber.  Operating at 200 Mbps, our PLC platform offers a secure new competitive alternative in grid communications, enabling LAN infrastructure for power substation command and control, monitoring and grid management, transforming a traditional power management system into a “smart grid” that delivers electricity in a manner that can save energy, reduce cost and increase reliability.  By leveraging the existing electrical wiring within a facility to transport data, our PLC solutions enable facilities to deploy sensing and control systems to locations without the need for new network wiring, and without the security risks associated with wireless systems.

We employ direct and indirect sales channels in all areas of our business.  With a growing value-added reseller network, we continue to broaden our reach throughout the industry.  Utilizing key integrators and strategic OEM partners, we have been able to recognize significant success in each of our targeted markets.  With an increasing share of our business originating outside of the hospitality industry, we have proven the versatility of our technology and the savings that can be derived through the use of our products.

Discontinued Operations

On January 31, 2006, we acquired a 90% interest in Microwave Satellite Technologies, Inc. from Frank Matarazzo, its sole stockholder, in exchange for $1.8 million in cash and 1.6 million unregistered shares of our common stock, for an aggregate purchase price of $9,000,000.  The cash portion of the purchase price was paid in two installments, $900,000 at closing and $900,000 in February 2007.  The stock portion is payable from shares held in escrow, 400,000 shares of which were paid at closing and the remaining 1,200,000 reserve shares, which shall be issued based on the achievement of 3,300 video and data subscribers over a three year period from the closing (later extended to July 2009 pursuant to a May 2008 agreement between the parties).  The escrow agreement terminated on July 31, 2009.  As of August 14, 2009, we had issued 800,000 of the reserve shares.

On April 22, 2009, we completed the deconsolidation of our subsidiary, MSTI Holdings, Inc., or MSTI.  To effect the deconsolidation of MSTI, we were required to reduce our ownership percentage and board membership in MSTI.  On February 26, 2009, we executed a Stock Purchase Agreement pursuant to which we sold 2.8 million shares of MSTI common stock and as a result of this transaction, we reduced our beneficial ownership in MSTI from 58% to 49% of the issued and outstanding shares of MSTI common stock.  On April 22, 2009, Warren V. Musser and Thomas C. Lynch, members of our board of directors, submitted their resignations as directors of MSTI.  Because of these resignations we no longer control a majority of MSTI’s board of directors.  As a result of the deconsolidation, the financial statements and accompanying footnotes included in this prospectus include disclosures of the results of operations of MSTI, for all periods presented, as discontinued operations.

Loss on Long-Term Investments

Geeks on Call America, Inc.

On October 19, 2007, we completed the acquisition of approximately 30% of the issued and outstanding shares of common stock of Geeks on Call America, Inc., or GOCA, a provider of on-site computer services.  Under the terms of the stock purchase agreement, we acquired approximately 1,160,043 shares of GOCA common stock from several GOCA stockholders in exchange for 2,940,200 shares of our common stock for total consideration valued at approximately $4.5 million.  The number of shares issued in connection with this transaction was determined using a per share price equal to the average closing price of our common stock on the American Stock Exchange (AMEX) during the ten trading days immediately preceding the closing date.  The number of shares was subject to adjustment on the date we filed a registration statement for the shares issued in this transaction, which occurred on April 25, 2008.  The increase or decrease to the number of shares issued was determined using a per share price equal to the average closing price of our common stock on the AMEX during the ten trading days immediately preceding the date the registration statement was filed.  We accounted for this investment under the cost method, as we do not have the ability to exercise significant influence over operating and financial policies of GOCA.  On April 30, 2008, we issued an additional 3,046,425 shares of our common stock to the sellers of GOCA to satisfy the adjustment provision.

On February 8, 2008, Geeks on Call Acquisition Corp., a newly formed, wholly-owned subsidiary of Geeks On Call Holdings, Inc., (formerly Lightview, Inc.) merged with GOCA.  As a result of the merger, our common stock in GOCA was exchanged for shares of common stock of Geeks on Call Holdings Inc., or Geeks Holdings.  Immediately following the merger, Geeks Holdings completed a private placement of its common stock for aggregate gross proceeds of $3,000,000.  As a result of this transaction, our 30% interest in GOCA became an 18% interest in Geeks Holdings.  We have determined that our investment in Geeks Holdings is impaired because we believe that the fair market value of Geeks Holdings has permanently declined.  Accordingly, we wrote-off $4,098,514 during the year ended December 31 2008.  The remaining value of this investment amounted to $367,653 as of December 31, 2008.  Management has determined that the entire investment in GOCA is impaired and the remaining value of $367,653 was written off during the year ended December 31 , 2009.

Multiband Corporation

On October 30, 2007, in lieu of a payment of $75,000, we accepted 30,000 shares of common stock of Multiband Corporation, a Minnesota-based communication services provider to multiple dwelling units.  We classify these securities as available for sale, and they are carried at fair market value.  During the year ended December 31, 2008, we recorded a loss of $6,500 on the sale of 5,000 shares of our investment in Multiband.  In addition, we recorded an unrealized loss of $32,750 due to a temporary decline in value of these securities.  The remaining value of this investment amounted to $29,750 as of December 31, 2008.  We sold our remaining investment in Multiband and recorded a loss of $29,371 in January 2009.

Private Placement

On November 19, 2009 we completed a private offering of our securities in which we sold 215 shares of our Series A convertible redeemable preferred stock, par value $0.001 per share, at $5,000 per share, and warrants to purchase an aggregate of 1,628,800 shares of our common stock at an exercise price of $0.33 per share, the volume-weighted average price of a share of our common stock for the 30-day period immediately preceding November 12, 2009, and received gross proceeds of $1,075,000.  Each share of Series A convertible redeemable preferred stock is convertible into approximately 13,774 shares of our common stock at a conversion price of $0.363 per share, 110% of the volume-weighted average price of our common stock for the 30-day period immediately preceding November 12, 2009.  Except as specifically provided or as otherwise required by law, the Series A convertible redeemable preferred stock will vote together with the common stock shares on an as-if-converted basis and not as a separate class.

We are utilizing the net proceeds from the sale of the Series A convertible redeemable preferred stock shares and the warrants for general working capital needs and to repay certain outstanding indebtedness, and to pay expenses of the rights offering as well as other general corporate capital purposes.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  On an ongoing basis, we evaluate significant estimates used in preparing our financial statements including those related to revenue recognition, guarantees and product warranties, stock based compensation and business combinations.  We base our estimates on historical experience, underlying run rates and various other assumptions that we believe to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.  Actual results could differ from these estimates. The following are critical judgments, assumptions, and estimates used in the preparation of the consolidated financial statements.

Revenue Recognition

For revenue from product sales, we recognize revenue in accordance with FASB’s Accounting Standards Codification, or ASC, 605-10, and ASC Topic 13 guidelines that require that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  We defer any revenue for which the product has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product has been delivered or no refund will be required.  The guidelines also address the accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

For equipment under lease, revenue is recognized over the lease term for operating lease and rental contracts.  All of our leases are accounted for as operating leases.  At the inception of the lease, no lease revenue is recognized and the leased equipment and installation costs are capitalized and appear on the balance sheet as “Equipment Under Operating Leases.”  The capitalized cost of this equipment is depreciated from two to three years, on a straight-line basis down to our original estimate of the projected value of the equipment at the end of the scheduled lease term.  Monthly lease payments are recognized as rental income.

Revenue from sales-type leases for our EthoStream Hospitality Network products is recognized at the time of lessee acceptance, which follows installation. We recognize revenue from sales-type leases at the net present value of future lease payments.  Revenue from operating leases is recognized ratably over the lease period.

Fair Value of Financial Instruments

In January 2008, we adopted the provisions under FASB for Fair Value Measurements, which define fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements.  Our adoption of these provisions did not have a material impact on our consolidated financial statements.  Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date.  The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability.  Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value.  Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment.  These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability.  We have categorized our financial assets and liabilities measured at fair value into a three-level hierarchy in accordance with these provisions.

Stock Based Compensation

We account for our stock based awards in accordance with ASC 718 (formerly SFAS 123(R) “Share-Based Payment”), which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors, including employee stock options and restricted stock awards.

We estimate the fair value of stock options granted using the Black-Scholes valuation model. This model requires us to make estimates and assumptions including, among other things, estimates regarding the length of time an employee will retain vested stock options before exercising them, the estimated volatility of our common stock price and the number of options that will be forfeited prior to vesting. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Changes in these estimates and assumptions can materially affect the determination of the fair value of stock-based compensation and consequently, the related amount recognized in our consolidated statements of operations.

Goodwill and Other Intangibles

Goodwill represents the excess of the cost of businesses acquired over fair value or net identifiable assets at the date of acquisition.  Goodwill is subject to a periodic impairment assessment by applying a fair value test based upon a two-step method.  The first step of the process compares the fair value of the reporting unit with the carrying value of the reporting unit, including any goodwill.  We utilize a discounted cash flow valuation methodology to determine the fair value of the reporting unit.  If the fair value of the reporting unit exceeds the carrying amount of the reporting unit, goodwill is deemed not to be impaired in which case the second step in the process is unnecessary.  If the carrying amount exceeds fair value, we perform the second step to measure the amount of impairment loss.  Any impairment loss is measured by comparing the implied fair value of goodwill with the carrying amount of goodwill at the reporting unit, with the excess of the carrying amount over the fair value recognized as an impairment loss.

Long-Lived Assets

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360-10 (formerly Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets). Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset using a discount rate determined by management to be commensurate with the risk inherent to our current business model.

Results of Operations

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

Revenues

The table below outlines our product versus recurring revenues for comparable periods:

	Three Months Ended
	March 31, 2010		March 31, 2009		Variance

Product	$1,566,451	61%	$1,918,427	66%	$(351,976)	-18%
Recurring	1,017,589	39%	979,525	34%	38,064	4%
Total	$2,584,040	100%	$2,897,952	100%	$(313,912)	-11%

Product revenue

Product revenue principally arises from the sale and installation of SmartGrid and broadband networking equipment, including SmartEnergy technology, Telkonet Series 5 and Telkonet iWire products.  We market and sell to the hospitality, education, healthcare and government/military markets.  The Telkonet Series 5 and the Telkonet iWire products consist of the Telkonet Gateways, Telkonet Extenders, the patented Telkonet Coupler, and Telkonet iBridges.  The SmartEnergy product suite consists of thermostats, sensors, controllers, wireless networking products and a control platform.

For the three months ended March 31, 2010, product revenue decreased by 18% when compared to the prior year period.  Product revenue in 2009 includes approximately $1.1 million attributed to the sale and installation of energy management products, and approximately $0.3 million for the sale and installation of HSIA products, and approximately $0.2 million attributable to the Telkonet Series 5 products.  The decrease in product sales compared to the prior year period is attributed to the economic downturn, however, the current quarter product revenue sales reflects positive anticipated trends in comparison to the second half of the prior year. We expect to see sales growth in 2010 from the addition and/or renewal of incentive based programs for energy efficiency, government stimulus funding through the American Reinvestment and Recovery Act of 2009, and energy savings initiatives in the commercial market.

Recurring Revenue

Recurring revenue includes approximately 2,350 hotels in our broadband network portfolio.  We currently support over 205,000 HSIA rooms, with over 2.5 million monthly users.  For the three months ended March 31, 2010, recurring revenue increased by 4% when compared to the prior year period.  The increase of recurring revenue was primarily attributed to new HSIA customers.

Cost of Sales

	Three Months Ended
	March 31, 2010		March 31, 2009		Variance

Product	$899,782	57%	$1,076,639	56%	$(176,857)	-16%
Recurring	305,845	30%	305,834	31%	11	0%
Total	$1,205,627	47%	$1,382,473	48%	$(176,846)	-13%

Product Costs

Product costs include equipment and installation labor related to the sale of Telkonet SmartEnergy™ products, Telkonet Series 5™ products and the Telkonet iWire System™.  For the three months ended March 31, 2010, product costs were approximately $0.9 million, and decreased by 16% when compared to the prior year period consist with the decreased sales when compared to the prior year period.

Recurring Costs

For the three months ended March 31, 2010, recurring costs were approximately $0.3 million, and remained consistent when compared to the prior year, primarily due to the increase in efficiency in providing support services to our EthoStream Hospitality Network customers.  As we continued to add new HSIA customers to our portfolio, we may need to hire additional support center staff which may affect our recurring product costs and margins.

Gross Profit

	Three Months Ended
	March 31, 2009		March 31, 2008		Variance

Product	$666,669	43%	$841,788	44%	$(175,119)	-21%
Recurring	711,744	70%	673,691	69%	38,053	6%
Total	$1,378,413	53%	$1,515,479	52%	$(137,066)	-9%

Product Gross Profit

The gross profit on product revenue for the three months ended March 31, 2010 decreased by 21% compared to the prior year period as a result of decreased product sales and installations on energy management and HSIA sales.

Recurring Gross Profit

Our gross profit associated with recurring revenue increased by 6% for the three months ended March 31, 2010.  The increase was a combination of additional recurring revenue and maintaining our support labor costs.

Operating Expenses

	Three Months Ended
	March 31, 2010	March 31, 2009	Variance

Total	$2,037,000	$2,076,398	$(39,398)	-2%

During the three months ended March 31, 2010 operating expenses decreased by 2% when compared to the prior year.  Operating expenses have been contained for research and development and selling and administrative costs in comparison to the prior year period. The consolidation of offices has positioned us to maintain operating costs through 2010.

Research and Development

	Three Months Ended
	March 31, 2010	March 31, 2009	Variance

Total	$265,851	$275,962	$(10,111)	-4%

Our research and development costs related to both present and future products are expensed in the period incurred.  Current research and development costs are associated with the continued development of Telkonet Series 5 products and next generation TSE and NTSE products.  We anticipate modest growth of research and development costs in 2010.

Selling, General and Administrative Expenses

	Three Months Ended
	March 31, 2010	March 31, 2009	Variance

Total	$1,690,739	$1,713,602	$(22,863)	-1%

Selling, general and administrative expenses decreased for the three months ended March 31, 2010 over the comparable prior year by 1%.  This decrease was primarily the result of a reduction of stock based compensation of $47,030 offset by an increase in legal costs related to current financings and legal matters in the current period. hawse have successfully maintained selling, general and administrative costs through costs reduction initiatives and corporate restructuring. In the current yearwe expect higher legal costs and plans to increase selling and marketing related initiatives in the growth and development of the current business markets.

Discontinued Operations

We had net loss from discontinued operations of $(512,297) or ($0.00) per share, for the period ended March 31, 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Revenues

The table below outlines our product versus recurring revenues for comparable periods:

	Year Ended December 31,
	2009		2008		Variance

Product	$6,521,906	62%	$13,043,114	79%	$(6,521,208)	-50%
Recurring	3,996,147	38%	3,515,887	21%	480,260	14%
Total	$10,518,053	100%	$16,559,001	100%	$(6,040,948)	-36%

Product revenue

Product revenue principally arises from the sale and installation of SmartGrid and broadband networking equipment, including SmartEnergy technology, Telkonet Series 5 and Telkonet iWire products.  We market and sell to the hospitality, education, healthcare and government/military markets.  The Telkonet Series 5 and the Telkonet iWire products consist of the Telkonet Gateways, Telkonet Extenders, the patented Telkonet Coupler, and Telkonet iBridges.  The SmartEnergy product suite consists of thermostats, sensors, controllers, wireless networking products and a control platform.

For the year ended December 31, 2009, product revenue decreased by 50% when compared to the prior year.  Product revenue in 2009 includes approximately $4.2 million attributed to the sale and installation of energy management products, and approximately $1.9 million for the sale and installation of HSIA products.  Since our sales of energy management and HSIA products are primarily concentrated in the hospitality market, we have been significantly impacted by the current economic downturn, as industry capital expenditures were reduced and/or eliminated.  We expect to see sales growth in 2010 from the addition and/or renewal of incentive based programs for energy efficiency, government stimulus funding through the American Reinvestment and Recovery Act of 2009, and energy savings initiatives in the commercial market.

Recurring Revenue

Recurring revenue includes approximately 2,300 hotels in our broadband network portfolio.  We currently support over 205,000 HSIA rooms, with over 2.1 million monthly users.  For the year ended December 31, 2009, recurring revenue increased by 14% when compared to the prior year.  The increase of recurring revenue was primarily attributed to new HSIA customers added in 2009.

Cost of Sales

	Year ended December 31,
	2009		2008		Variance

Product	$3,878,988	59%	$8,105,304	62%	$(4,226,316)	-52%
Recurring	1,313,108	33%	1,680,832	48%	(367,724)	-22%
Total	$5,192,096	49%	$9,786,136	59%	$(4,594,040)	-47%

Product Costs

Product costs include equipment and installation labor related to the sale of SmartEnergy technology, Telkonet Series 5 and the Telkonet iWire products.  For the year ended December 31, 2009, our product costs decreased by 52% when compared to the prior year primarily attributed to lower sales levels than in 2008.  Product costs also decreased as a percentage of sales, reflecting increased efficiencies in our installation process and our reduced reliance on third party contract services.

Recurring Costs

For the year ended December 31, 2009 recurring costs decreased by 22% when compared to the prior year.  This increase was primarily due to the increased labor efficiencies in our call support center. As the economy recovers, and we continued to add new HSIA customers to our portfolio, we may need to hire additional support center staff which may affect our recurring product costs and margins.

Gross Profit

	Year ended December 31,
	2009		2008		Variance

Product	$2,642,918	41%	$4,937,810	38%	$(2,294,892)	-35%
Recurring	2,683,039	67%	1,835,055	52%	847,984	46%
Total	$5,325,957	51%	$6,772,865	41%	$(1,446,908)	-21%

Product Gross Profit

The gross profit on product revenue for the year ended December 31, 2009 decreased by 35% compared to the prior year period as a result of decreased product sales and installations on energy management and HSIA sales.

Recurring Gross Profit

Our gross profit associated with recurring revenue increased by 46% for the year ended December 31, 2009.  The increase was a combination of additional recurring revenue and a reduction of our support labor costs.

Operating Expenses

	Year ended December 31,
	2009	2008	Variance

Total	$9,559,195	$14,759,172	$(5,199,977)	-35%

During the year ended December 31, 2009 operating expenses decreased by 35% when compared to the prior year.  Operating expenses were reduced across the board in 2009 to meet the demands of the difficult economy and we continued to see the effects of the restructuring efforts that began in 2008 during which we significantly reduced research and development and administrative costs.

Research and Development

	Year ended December 31,
	2009	2008	Variance

Total	$1,080,148	$2,036,129	$(955,981)	-47%

Our research and development costs related to both present and future products are expensed in the period incurred.  Total expenses for research and development decreased for the year ended December 31, 2009 primarily attributed to the reduction in staffing in the Germantown office.  Current research and development costs are associated with the continued development of Telkonet Series 5 products and next generation TSE and NTSE products.

Selling, General and Administrative Expenses

	Year ended December 31,
	2009	2008	Variance

Total	$6,895,624	$9,252,381	$(2,356,757)	-25%

Selling, general and administrative expenses decreased for the year ended December 31, 2009 over the comparable prior year by 25%.  This decrease was primarily the result of reduced operating costs in response to lower than anticipated sales levels, as well as restructuring and relocation efforts which has resulted in lower in salary and related costs as well as reduced travel costs, professional fees and rent and related costs, when compared to the prior year.

Discontinued Operations

We had net income from discontinued operations of $6,296,851, or $0.07 per share, for the year ended December 31, 2009, compared to net loss from discontinued operations of $(7,905,302), or $(0.10) per share, for the year ended December 31, 2008.  Net income from discontinued operations for the year ended December 31, 2009 includes the gain on deconsolidation of $6,932,586, offset by MSTI's net loss of $635,735 through the date of deconsolidation of April 22, 2009.

Liquidity and Capital Resources

We have financed our operations since inception primarily through private and public offerings of our equity securities, the issuance of various debt instruments and asset based lending.

Working Capital

Our working capital decreased by $553,828 during the three months ended March 31, 2010 from a working capital deficit (current liabilities in excess of current assets) of $3,785,491 at December 31, 2009 to a working capital deficit of $4,339,319 at March 31, 2010. The change in working capital for the three months ended March 31, 2010 is due to a combination of factors, including the following:

●	Cash had a net decrease from working capital by $450,986 for the three months ended March 31, 2010. The most significant uses of cash proceeds were:

o Approximately $503,509 of cash consumed directly in operating activities;

o A repayment of $82,500 on our line of credit to fund inventory purchases; and.

o An increase in bank overdrafts totaling $135,023.

Of the total current assets of $1,880,473 as of March 31, 2010, cash represented $52,884.  Of the total current assets of $1,909,073 as of December 31, 2009, cash represented $503,870.

Business Loan

On September 11, 2009, we entered into a Loan Agreement to borrow an aggregate principal amount of $300,000 from the Wisconsin Department of Commerce, or the Department.  The outstanding principal balance on the loan bears interest at the annual rate of two percent (2.0%).  Payment of interest and principal is to be made in the following manner:  (a) payment of any and all interest that accrues from the date of disbursement commences on January 1, 2010 and continues on the first day of each consecutive month thereafter through and including December 31, 2010; (b) commencing on January 1, 2011 and continuing on the first day of each consecutive month thereafter through and including November 1, 2016, we are obligated to pay equal monthly installments of $4,426 each; followed by a final installment on December 1, 2016 which will include all remaining principal, accrued interest and other amounts owed by us to the Department under the Loan Agreement.  We may prepay amounts outstanding under the loan in whole or in part at any time without penalty.  The loan is secured by our assets and the proceeds from this loan will be used for our working capital requirements.  The current and long-term outstanding borrowing under the agreement at March 31, 2010 was $11,795 and $288,205, respectively.

Line of Credit

In September 2008, we entered into a two-year line of credit facility with a third party financial institution.  The line of credit has an aggregate principal amount of $1,000,000 and is secured by our company’s inventory.  The outstanding principal balance bears interest at the greater of (i) the Wall Street Journal Prime Rate plus nine (9%) percent per annum, adjusted on the date of any change in such prime or base rate, or (ii) sixteen percent (16%).  Interest, computed on a 365/360 simple interest basis, and fees on the credit facility are payable monthly in arrears on the last day of each month and continuing on the last day of each month until the maturity date.  We may prepay amounts outstanding under the credit facility in whole or in part at any time.  In the event of such prepayment, the lender will be entitled to receive a prepayment fee of four percent (4.0%) of the highest aggregate loan commitment amount if prepayment occurs before the end of the first year and three percent (3.0%) if prepayment occurs thereafter.   The outstanding borrowing under the agreement at March 31, 2010 was $304,500.  hawse have incurred interest expense of $23,417 related to the line of credit for the three months ended March 31, 2010. The Prime Rate was 3.25% at March 31, 2010.

On May 14, 2010, we received a notice of waiver of the “minimum cash flow to debt service ratio” and the “tangible net worth” requirements under the line of credit facility, as such terms are defined in items D(10)a and D(10)b, respectively, of the line of credit agreement.  The waiver is in effect as of March 31, 2010 and continues for the 90 day period thereafter. The outstanding principal balance is subject to additional interest of three (3%) percent per annum until such debt covenant requirements are met.

Convertible Debenture

On May 30, 2008, we entered into a Securities Purchase Agreement with YA Global Investments, L.P. (the “Buyer”) pursuant to which we agreed to issue and sell to the Buyer up to $3,500,000 of secured convertible debentures (the “Debentures”) and warrants to purchase (the “Warrants”) up to 2,500,000 shares of our Common Stock, par value $0.001 per share (the “Common Stock”).  The sale of the Debentures and Warrants was effectuated in three separate closings, the first of which occurred on May 30, 2008, and the remainder of which occurred in July 2008.  At the May 30, 2008 closing, we sold Debentures having an aggregate principal value of $1,500,000 and Warrants to purchase 2,100,000 shares of Common Stock.  In July 2008, we sold the remaining Debentures having an aggregate principal value of $2,000,000 and Warrants to purchase 400,000 shares of Common Stock.

The Debentures accrue interest at a rate of 13% per annum and mature on May 29, 2011.  The Debentures may be redeemed at any time, in whole or in part, by us upon our payment of a redemption premium equal to 15% of the principal amount of Debentures being redeemed, provided that an Equity Conditions Failure (as defined in the Debentures) is not occurring at the time of such redemption.  The Buyer may also convert all or a portion of the Debentures at any time at a price equal to the lesser of (i) $0.58, or (ii) ninety percent (90%) of the lowest volume weighted average price of our Common Stock during the ten (10) trading days immediately preceding the conversion date.  The Warrants expire five years from the date of issuance and entitle the Buyers to purchase shares of our Common Stock at a price per share of $0.61.

In November 2009, we issued warrants to YA Global Investments LP pursuant to anti-dilution provisions in their existing warrant agreements that were triggered by the completion of the Series A preferred stock private placement.  These warrants entitled the holders to purchase up to 2,121,212 shares of our common stock at a price per share of $0.33.

On May 12, 2009, YA Global met the Exchange Cap for the conversion of its debentures, and thus could not receive additional shares of our common stock upon the conversion of its debentures or exercise of its warrants.  In the Agreement of Clarification, we agreed to seek shareholder approval to remove the Exchange Cap at our 2009 annual meeting of shareholders, which was held on May 28, 2009. On May 28, 2009, our shareholders voted against the proposal to remove the Exchange Cap, which would have allowed YA Global to potentially acquire in excess of 19.99% of the outstanding shares of our common stock.

On February 20, 2009, we and Buyer entered into an Agreement of Clarification pursuant to which the parties agreed that interest accrued as of December 31, 2008, in the amount of $191,887 shall be added to the principal amount outstanding under the Debentures and that each Debenture be amended to reflect the applicable increase in principal amount.

Proceeds from the issuance of common stock

During the three months ended March 31, 2010, we did not receive any proceeds from the issuance of our common stock.

Cashflow analysis

Cash used in continuing operations was $503,509 during the period ending March 31, 2010, compared to cash provided by continuing operations of $21,638 during the prior year period.  During the period ended March 31, 2010, our primary capital needs were for operating expenses, including funds to support our business strategy, which primarily includes working capital necessary to fund inventory purchases, and reducing our trade payables.

We utilized cash for investing activities from continuing operations of $0 and $265,827 during the periods ended March 31, 2010, and 2009, respectively.  In 2009, these activities involved intercompany loans to MSTI of approximately $297,656, which was partially offset by the sale of our remaining investment in Multiband for proceeds of $33,129.

We had cash from financing activities from continuing operations of $52,523 and $173,034 during the period ending March 31, 2010 and 2009, respectively.  We made repayments on our working capital line of credit used for inventory purchases of $82,500 and due to cashflow timing factors had bank overdrafts of $135,023 in the period ending March 31, 2010. During the period ending March 31, 2009, the financing activities involved a $200,000 drawdown from the working line of credit, which was partially offset by $25,000 financing costs paid during the period related to the accounts receivable factoring program.

Cash used in continuing operations was $619,344 during the year ended December 31, 2009, compared to cash used in continuing operations of $3,010,196 during the prior year period.  During the year ended December 31, 2010, our primary capital needs will be for operating expenses, including funds to support our business strategy, which primarily includes working capital necessary to fund inventory purchases, and reducing our trade payables.

We utilized cash for investing activities from continuing operations of $275,085 and $8,374 during the years ended December 31, 2009, and 2008, respectively.  In 2009, these activities involved intercompany loans to MSTI of approximately $305,000, which was partially offset by the sale of our remaining investment in Multiband for proceeds of $33,129.  In 2008, these expenditures were primarily due to the purchase of computer and related equipment and the sale of marketable securities.

We had cash from financing activities from continuing operations of $1,229,807 and $3,519,450 during the years ended December 31, 2009 and 2008, respectively.  In November 2009, we completed a private placement of our preferred stock for proceeds for $1.75 million and in September 2009 we received a $300,000 business loan from the Wisconsin Department of Commerce, and we received $71,526 from the exercise of stock purchase warrants by investors in July and August 2008.  These proceeds were partially offset by $187,000 in repayments on our working capital line of credit used for inventory purchases, and $25,000 for the payment of financing costs related to the accounts receivable factoring program.  During the year ended December 31, 2008, the financing activities involved the sale of 2.5 million shares of common stock at $0.60 per share in a private placement for a total of $1,500,000, in February 2008, the proceeds of which were used to repay the outstanding principal amount on the GRQ Note.  Additionally, we sold debentures for gross proceeds of $3,500,000 in May 2008 and July 2008, and, in May 2008, we received a $400,000 loan from a private investor, which was offset by $462,511 in financing costs.

We have reduced cash required for operations by reducing operating costs and reducing staff levels.  In addition, we are working to manage our current liabilities while we continue to make changes in operations to improve our cash flow and liquidity position.

Our registered independent certified public accountants have stated in their report dated March 31, 2010 that we have incurred operating losses in the past years, and that we are dependent upon management’s ability to develop profitable operations and/or obtain necessary funding from outside sources, including by the sale of our securities, or obtaining loans from financial institutions, where possible.  These factors, among others, may raise substantial doubt about our ability to continue as a going concern.

Management expects that global economic conditions will continue to present a challenging operating environment through 2010.  To the extent permitted by working capital resources, management intends to continue making targeted investments in strategic operating and growth initiatives.  Working capital management will continue to be a high priority for 2010.

While we have been able to manage our working capital needs with the current credit facilities, additional financing is required in order to meet our current and projected cash flow requirements from operations.  We cannot predict whether this new financing will be in the form of equity or debt.  We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.  However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities.  Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.  Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.  If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations.  If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases.  Our inability or failure to do so could adversely affect our business, financial condition and results of operations.

Off-Balance sheet Arrangements

We do not maintain off-balance sheet arrangements nor do we participate in any non-exchange traded contracts requiring fair value accounting treatment.

Acquisition or Disposition of Property and Equipment

During the three months ended March 31, 2010, there were no expenditures on fixed assets and costs of equipment under operating leases.  We do not anticipate the sale or purchase of any significant property, plant or equipment during the next twelve months, other than computer equipment and peripherals to be used in our day-to-day operations.

We presently lease two commercial office spaces in Germantown, Maryland totaling, in the aggregate, 16,400 square feet. One space consists of 11,626 square feet under sublease from Tellabs Operations, Inc. (“Tellabs”) expiring on November 29, 2010.  As described in the section “Legal Proceedings” in Part II, Item 1 hereof, Tellabs has filed a claim for unpaid rent in a case styled Tellabs, Inc. v. Telkonet, Inc. in the Circuit Court for Montgomery County, State of Maryland.  Tellabs was granted a judgment in March 2010 in the amount of $64,966. Pursuant to that judgment, we received a notice of eviction from our landlord for the unpaid rent. We sought to extend the date for eviction but were unable to negotiate a payment plan acceptable to the landlord and voluntarily vacated the space on May 3, 2010.

This same 11,626 square foot space is under lease to us from November 30, 2010 through December 15, 2015 to run concurrently with the lease for a separate 4,790 square foot facility expiring on December 31, 2015. We are currently actively pursuing an acceptable financial settlement and/or a sublease for all or a portion of this office space.  In the first quarter of 2010, we began the transfer of inventory and certain property in conjunction with the relocation of our corporate headquarters.  We anticipate the sale or disposal of certain furniture, fixtures and computer equipment during 2010.

Number of Employees

As of May 14, 2010, we had 84 full-time employees.

Disclosure of Contractual Obligations

We currently have outstanding purchase orders with the contract manufacturer for our Smart Energy products totaling approximately $696,000, of which approximately $346,000 represents amounts owed for future shipments of Smart Energy products which we will need to fulfill existing purchase orders with our customers.  We are currently negotiating with the manufacturer and our lenders to ensure the timely payment of these purchases to prevent any delays in the delivery of these products to our customers which could negatively impact our results of operations and financial condition.

THE RIGHTS OFFERING

Terms of the Offer

We are distributing, at no charge to the holders of our common stock, other than those who hold shares of our common stock solely as participants in the Telkonet, Inc. 401(k) Plan, and the holders of shares of our Series A convertible redeemable preferred stock, as of [●], 2010, the record date, transferable subscription rights to subscribe for shares of our common stock and warrants to purchase additional shares of our common stock.  Holders of common stock as of the record date will receive one transferable subscription right for every share of our common stock owned on the record date, or an aggregate of [●] rights.  In addition, holders of shares of our Series A convertible redeemable preferred stock as of the record date will receive one transferable subscription right for every share of our common stock into which shares of our Series A convertible redeemable preferred stock owned on the record date were convertible, or an aggregate of [●] rights.  Pursuant to the terms of the offering, the rights can only be exercised for a maximum of $[●] of subscription proceeds.

Each transferable subscription right entitles the holder (including holders of subscription rights acquired during the subscription period) to subscribe for one share of our common stock at the subscription price of $[●] per share and to receive a warrant to purchase one additional share of our common stock at $[●] or [●]% of the subscription price at any time until its expiration date of [●], 2015, which we refer to as the basic subscription right.

In addition, subscription rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the same subscription price of $[●] per share.  The over-subscription right allows a holder to subscribe for an additional amount equal to up to [●]% of the shares and warrants for which such holder was otherwise entitled to subscribe.  If the basic subscription rights are exercised for an amount equal to or in excess of $[●], then no over-subscription rights will be fulfilled and any excess subscription amount received by the subscription agent will be returned, without interest or deduction, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.  If the basic subscription rights are exercised for an amount in excess of $[●], the basic subscription rights that have been exercised will be reduced on a pro rata basis, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights shall equal $[●], and any excess subscription amount received by the subscription agent will be returned, without interest or deduction, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.  Subscription rights may only be exercised for whole numbers of shares of our common stock and warrants; no fractional shares of common stock will be issued in this offering.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern time, on [●], 2010, which date we refer to as the expiration date.  We may extend the expiration date for additional periods ending no later than [●]in our sole discretion, although we do not presently intend to do so.  We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering.  If we elect to extend the rights offering for a period of more than 30 days beyond the most recently announced expiration date, then holders who have previously exercised their subscription rights may cancel their subscriptions and receive a refund of all money advanced without interest or deduction.

To exercise subscription rights, holders must return the properly completed subscription rights certificate and any other required documents along with full payment of the subscription price for all shares for which subscriptions are exercised by the expiration date, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.  Any subscription rights not exercised by the expiration date will expire worthless without any payment to the holders of those unexercised subscription rights.

There is no minimum subscription amount required for consummation of this rights offering.  Unless our board of directors elects to increase the maximum offering amount, we will raise no more than $[●] of gross proceeds in this rights offering.  Our board of directors may cancel, modify, or amend this rights offering at any time prior to the expiration date for any reason.  In the event that we cancel the rights offering, we will issue a press release to inform our shareholders of the cancellation, and all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

Our common stock is quoted on the OTC Bulletin Board under the symbol “TKOI”.  The shares of common stock issued in this rights offering and pursuant to the terms of the warrants will also be quoted on the OTC Bulletin Board under the same symbol.  The last reported sale price of our common stock on [●], 2010 was $[●] per share.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●].”  The warrants to be issued pursuant to this offering are separately transferable following their issuance and through their expiration on [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●].”

For purposes of determining the number of shares of our common stock and warrants a subscription rights holder may acquire in this offering, brokers, dealers, custodian banks, trust companies or others whose shares are held of record by Cede & Co. or by any other depository or nominee will be deemed to be the holders of the subscription rights that are issued to Cede & Co. or the other depository or nominee on their behalf.

Allocation and Exercise of Over-Subscription Rights

In order to properly exercise an over-subscription right, a subscription rights holder must:  (i) indicate on its subscription rights certificate that it submits with respect to the exercise of the subscription rights issued to it how many additional shares it is willing to acquire pursuant to its over-subscription right and (ii) concurrently deliver the subscription payment related to its over-subscription right at the time it makes payment for its basic subscription right.

If there are sufficient remaining shares, all over-subscription requests will be honored in full.  If requests for shares pursuant to the over-subscription right exceed the remaining shares available, the available remaining shares will be allocated pro rata among subscription rights holders who over-subscribe based on the number of over-subscription shares to which they subscribe.  The percentage of remaining shares each over-subscribing rights holder may acquire will be rounded down to result in delivery of whole shares.  The allocation process will assure that the total number of remaining shares available for over-subscriptions is distributed on a pro rata basis.  The formula to be used in allocating the available excess shares is as follows:

Number of Over-Subscription Shares Subscribed to by Exercising Subscription Rights Holder	X	Shares Available for Subscription Rights Holders Exercising Their Over-Subscription Right
Total Number of Over-Subscription Shares Available for Subscription Rights Holders Exercising Their Over-Subscription Right

Subscription rights payments for basic subscriptions and over-subscriptions will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of shares to be issued pursuant to the basic and over-subscription right.  If the pro rated amount of shares allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.  We will deliver certificates representing your shares of our common stock and warrants or credit your account at your nominee holder with shares of our common stock and warrants that you purchased pursuant to your basic and over-subscription right as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Brokers, dealers, custodian banks, trust companies and other nominee holders of subscription rights will be required to certify to the subscription agent, before any over-subscription right may be exercised with respect to any particular beneficial owner, as to the aggregate number of subscription rights exercised pursuant to the basic subscription right and the number of shares subscribed for pursuant to the over-subscription right by such beneficial owner.

Pro Rata Allocation if Insufficient Shares are Available for Issuance

If we receive a sufficient number of subscriptions, the aggregate dollar amount of the exercises could exceed the maximum dollar amount of this rights offering.  In each case, we would reduce on a pro rata basis, the number of subscriptions we accept so that the gross proceeds of this offering will not exceed the maximum dollar amount of this rights offering.  In the event of any pro rata reduction, we would first reduce over-subscriptions prior to reducing basic subscriptions.

Expiration of the Rights Offering and Extensions, Amendments, and Termination

Expiration and Extensions.  You may exercise your subscription rights at any time before 5:00 p.m., Eastern time, on [●], 2010, the expiration date of the rights offering, unless extended.  Our board of directors may extend the expiration date for exercising your subscription rights for additional periods no later than [●] in its sole discretion, although we do not presently intend to do so.  We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent and information agent on or before the scheduled expiration date.  If we extend the expiration date, you will have at least ten trading days following our announcement of such extension during which to exercise your subscription rights.  Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Eastern time, on the next business day following the previously scheduled expiration date.

Any subscription rights not exercised at or before that time will have no value and expire without any payment to the holders of those unexercised subscription rights.  Except as provided below under “— Guaranteed Delivery Procedures”, we will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.

Termination; Cancellation.  We may cancel or terminate the rights offering at any time prior to the expiration date.  Any cancellation or termination of this rights offering will be followed as promptly as practicable by an announcement of the cancelation or termination and any money received form subscribing rights holders will be returned as soon as practicable, without interest or deduction.

Amendment.  Our board of directors reserves the right to amend or modify the terms of the rights offering.  If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder without interest or deduction and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.  In addition, upon such event, we may extend the expiration date of this rights offering if required by applicable law, to allow holders of rights ample time to make new investment decisions, or for us to recirculate updated documentation.  Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date.  The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.  Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering.  Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.

Waiver of Maximum Offering Amount

We may waive the maximum offering amount in our sole discretion.  If we elect to waive the maximum offering amount, we will issue a press release announcing such waiver no later than 9:00 a.m., Eastern time, on the next business day after the maximum offering amount has been subscribed.

Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

Background and Reasons for the Rights Offering; Determination of the Offering Price

We are making the rights offering to raise funds for expanding our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses, research and development and may be used to pay the expenses of defending, settling and/or paying unfavorable litigation judgments against us (see “Use of Proceeds”).  Our board of directors has elected a rights offering over other types of financings because a rights offering provides our existing shareholders the opportunity to participate in this offering first, and our board of directors believes this will result in less dilution of our existing shareholders’ ownership interest in our company than if we issued securities to new investors.

Additionally, on November 19, 2009, we completed a private placement of 215 shares of Series A convertible redeemable preferred stock, par value $0.001 per share, and warrants to purchase an aggregate of 1,628,800 shares of common stock, par value $0.001 per share to certain accredited investors pursuant to the Securities Purchase Agreement.

Pursuant to Section 4.13 of the Securities Purchase Agreement, we agreed, as soon as practicable following the closing of the private placement, subject to approval of our board of directors, to conduct a rights offering entitling holders of our common stock to purchase the number of equity securities mutually determined by our board of directors and the purchasers in the private placement at the price and terms mutually determined by our board of directors and such purchasers.   Shareholders fully exercising their subscription rights in the rights offering were to be entitled to an over-subscription right to purchase all or any part of the balance of any such remaining unsubscribed equity securities.

The board first discussed the possibility of conducting a rights offering in late August 2009 while in discussions with a third party about the conduct of a private placement (that ultimately culminated in the Securities Purchase Agreement).  Based on information obtained during the due diligence process in connection with the private placement, the board acquired the understanding that certain of our shareholders expressed an interest in participating in a rights offering after the private placement to offset the potential dilutive effect of the private placement.  Between August 2009 and November 19, 2009, when we completed the private placement transaction as previously disclosed in Item 1.01 of our Current Report filed with the SEC on November 25, 2009, the board focused exclusively on the conduct and completion of the private placement.  The board began actively planning to conduct a rights offering following the completion of the private placement transaction in November 2009.  In December 2009, members of the board and executive management met with various investment banking organizations experienced in conducting rights offerings to discuss both the potential for success of such an offering and, assuming a decision to move forward, to determine which investment banking organization would best serve our interests.  The board selected Source Capital Group, Inc. as the dealer-manager for our rights offering, and on January 7, 2010, by resolution, approved our conduct of a rights offering and the engagement of Source Capital Group, Inc. as the dealer-manager for the contemplated rights offering. Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.

Prior to approving the rights offering, our board of directors carefully considered current market conditions and financing opportunities, as well as the potential dilution of the ownership percentage of the existing holders of our common stock that may be caused by the rights offering.  After weighing the factors discussed above and the effect of the potential $[●] in additional capital, before expenses, that may be generated by the sale of shares of our common stock and warrants pursuant to the rights offering, our board of directors believes that the rights offering is in the best interests of our company.  Although we believe that the rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

The subscription price per share for the rights offering was set by our board of directors.  In determining the subscription price, the board of directors considered, among other things, the following factors:

●	our cash needs;

●	the historical and current market price of our common stock;

●	the fact that holders of subscription rights will have an over-subscription right;

●	the terms and expenses of this rights offering relative to other alternatives for raising capital, including fees payable to the dealer-manager and our advisors;

●	the size of this rights offering; and

●	the general condition of the securities market.

Information Agent

[●] will act as the information agent in connection with this offering.  The information agent does not make any recommendations as to whether or not you should exercise your subscription rights. The information agent will receive for its services a fee estimated to be approximately $[●] plus reimbursement of all reasonable out-of-pocket expenses related to this offering.  If you have any questions or need further information on this rights offering, please contact the information agent at the address below:

[●]

Subscription Agent

[●] will act as the subscription agent in connection with this offering.  The subscription agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $[●] plus reimbursement for all reasonable out-of-pocket expenses related to this offering.  The subscription agent does not make any recommendations as to whether or not you should exercise your subscription rights.   We also expect to enter into an agreement to indemnify the subscription agent against certain liabilities that it may incur in connection with this offering except to the extent that such liabilities resulted from the subscription agent’s negligence or intentional misconduct.

Completed subscription rights certificates must be sent together with full payment of the subscription price for all shares subscribed for through the exercise of the subscription right and the over-subscription right to the subscription agent by one of the methods described below.

We will accept only properly completed and duly executed subscription rights certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., Eastern time, on the expiration date of this offering, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.  See “Payment for Shares” below.  In this prospectus, close of business means 5:00 p.m., Eastern time, on the relevant date.

Subscription Rights Certificate Delivery Method	Address/Number

By Hand Delivery	[●]

By Mail/Overnight Carrier	[●]

Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by us.

Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus or subscription rights certificates may be directed to the information agent at its telephone number and address listed below:

[●]

Shareholders may also contact their broker, dealer, custodian bank, trustee or other nominee for information with respect to this offering.

Methods for Exercising Subscription Rights

Subscription rights are evidenced by subscription rights certificates, which will be in physical form.  Except as described below under “Foreign Shareholders,” the subscription certificates will be mailed to record date shareholders or, if a record date shareholder’s shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee.  Subscription rights may be exercised by completing and signing the subscription rights certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription rights certificate to the subscription agent, together with payment in full for the shares at the subscription price by the expiration date of this offering, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures.  Completed subscription rights certificates and related payments must be received by the subscription agent prior to 5:00 p.m., Eastern time, on or before the expiration date, at the offices of the subscription agent at the address set forth above, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.

Exercise of the Over-Subscription Right

Subscription rights holders who fully exercise all basic subscription rights issued to them may participate in the over-subscription right by indicating on their subscription rights certificate the number of shares they are willing to acquire.  If sufficient remaining shares are available after the basic subscription, all over-subscriptions will be honored in full; otherwise, remaining shares will be allocated on a pro rata basis as described under “— Allocation and Exercise of Over-Subscription Rights” above.

Record Date Shareholders Whose Shares are Held by a Nominee

Record date shareholders whose shares are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their subscription rights.  In that case, the nominee will exercise the subscription rights on behalf of the record date shareholder and arrange for proper payment by one of the methods set forth under “Payment for Shares” below.

You should complete and send to that record holder the applicable subscription documents from your record holder with the other rights offering materials.  While we will not charge any fee or sales commission to subscription rights holders for exercising their subscription rights (other than the subscription price), if you exercise your subscription rights and/or sell your subscription rights or any underlying shares of our common stock through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee

Nominees

Nominees, such as brokers, dealers, custodian banks, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the subscription rights.  If the beneficial owner so instructs, the nominee should exercise the subscription rights on behalf of the beneficial owner and arrange for proper payment as described under “Payment for Shares” below.

Revocation

All exercises of subscription rights are generally irrevocable.  Once you send in your subscription rights certificate or Notice of Guaranteed Delivery and payment, you cannot revoke the exercise of either your basic or over-subscription rights, even if the market price of our common stock is below the $[●] per share subscription price.  You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price of $[●] per share and receive at no additional charge warrants to purchase shares of our common stock at an exercise price of $[●] per share.  If our board of directors elects in its discretion to extend the period during which subscription rights may be exercised in the rights offering, you still may not revoke the exercise of your subscription rights.  However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days after the previously announced expiration date, or make a fundamental change to the terms set forth in this prospectus, or to the extent you have the right to cancel your subscription under applicable law, you may cancel your subscription and receive a refund of any money you have advanced without interest or deduction.

General

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding.  No alternative, conditional or contingent subscriptions will be accepted.  We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription rights certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion.  We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

Guaranteed Delivery Procedures

If you wish to exercise your subscription rights, but you will not be able to deliver your subscription rights certificate to the subscription agent prior to the expiration date of the offering, then you may nevertheless exercise the subscription rights if:

●	before the expiration date, the subscription agent receives:

	o	payment for the number of common shares you subscribe for pursuant to your basic subscription right and, if applicable, your oversubscription right; and

o
a guarantee notice from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or from a commercial bank or trust company having an office or correspondent in the United States, guaranteeing the delivery to the subscription agent of the subscription rights certificate evidencing the subscription rights to be exercised within three (3) trading days following the date of that notice; and

●	within this three (3) trading day period, the subscription agent receives the properly completed subscription rights certificate.

You may deliver the guarantee notice referred to above to the subscription agent in the same manner as you would deliver the subscription rights certificate.  You should refer to the form titled “Notice of Guaranteed Delivery For Subscription Rights Certificate,” which is provided with the “Instructions as to Use of Subscription Rights Certificates” distributed with the subscription rights certificate for the information and representations required in the guarantee notice.

Subscription Rights Will Trade Publicly

The subscription rights are transferable and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●]” during the subscription period.

Foreign Shareholders

Subscription rights certificates will not be mailed to shareholders whose addresses are outside the United States, or who have an Army Post Office, or APO, address or Fleet Post Office, or FPO, address.  These shareholders will be sent written notice of this rights offering.  The subscription agent will hold the subscription rights to which those subscription rights certificates relate for these shareholders’ accounts, subject to these shareholders making satisfactory arrangements with the subscription agent for the exercise of the subscription rights, and follow the instructions of such shareholders for the exercise of the subscription rights if such instructions are received by the subscription agent at or before 11:00 a.m., Eastern time, on [●], 2010, three business days prior to the expiration date (or, if this offering is extended, on or before three business days prior to the extended expiration date).  If no instructions are received by the subscription agent by that time, the subscription rights will expire worthless without any payment to the holders of those unexercised rights.

Payment for Shares

A participating subscription rights holder may send the subscription rights certificate together with payment for the shares of our common stock and warrants subscribed for in the rights offering and any additional shares of our common stock and warrants subscribed for pursuant to the over-subscription right to the subscription agent based on the subscription price of $[●] per share of common stock and warrant.  Except as described above under “— Guaranteed Delivery Procedures”, to be accepted, the payment, together with a properly completed and executed subscription rights certificate, must be received by the subscription agent at the subscription agent’s office set forth above (see “— Subscription Agent”), at or prior to 5:00 p.m., Eastern time, on the expiration date.  Do not send subscription rights certificates, Notices of Guaranteed Delivery or payments to us.

All payments by a participating subscription rights holder must be in U.S. dollars by money order, check or bank draft drawn on a bank or branch located in the U.S. and payable to [●].  Payment also may be made by wire transfer to [●], with reference to the subscription rights holder’s name.  The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares of common stock and related warrants.

The method of delivery of subscription rights certificates and payment of the subscription price will be at the election and risk of the participating subscription rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., Eastern time, on the expiration date.  Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order or wire transfer.

Whichever of the methods described above is used, issuance of the shares of common stock and related warrants purchased is subject to collection of checks and actual payment.

If a participating subscription rights holder who subscribes for shares of common  stock and warrants as part of the subscription right or over-subscription right does not make payment of any amounts due by the expiration date, the subscription agent reserves the right to take any or all of the following actions:  (i) reallocate the shares of common stock and related warrants to other participating subscription rights holders in accordance with the over-subscription right; (ii) apply any payment actually received by it from the participating subscription rights holder toward the purchase of the greatest whole number of shares of common stock and related warrants which could be acquired by such participating subscription rights holder upon exercise of the basic subscription any over-subscription right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed-for shares of common stock and warrants.

All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us, whose determinations will be final and binding.  We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right.  Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion.  The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

Participating subscription rights holders will have no right to rescind their subscription after receipt of their payment for shares of common stock and related warrants.

Delivery of Stock Certificates for Shares of Common Stock and Warrants

Shareholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or on behalf of their broker, dealer, custodian bank, trustee or other nominee will have any shares of our common stock and warrants that they acquire credited to the account of Cede & Co. or the other depository or nominee.  With respect to all other shareholders, stock certificates for all shares of common stock and warrants acquired will be mailed.  Any such mailing or crediting will occur as soon as practicable after the rights offering has expired, payment for the shares of common stock and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and/or Section 4875 of the Code apply to retirement plans including, for example, pension plans and individual retirement accounts, or IRAs.  IRA owners and ERISA plan fiduciaries should take into account the factors described in the prospectus and should also consult with legal and other advisors about ERISA, the Code, fiduciary and other considerations before deciding to exercise subscription rights.

ERISA plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of subscription rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code.  If any portion of an IRA is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor.  ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of subscription rights.  Due to the complexity of these rules and the penalties for noncompliance, ERISA plans, IRAs and any other plans subject to Section 4975 of the Code should consult with their counsel and other advisers regarding the specific consequences of their exercise of subscription rights under ERISA and the Code.

Distribution Arrangements

Source Capital Group, Inc., the dealer-manager for this offering, is a broker-dealer and member of FINRA.  The principal business address of the dealer-manager is 276 Post Road West, Westport, CT 06880.   Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.

Under the terms and subject to the conditions contained in a dealer-manager agreement, the dealer-manager will provide marketing services in connection with this offering and will solicit the exercise of subscription rights and participation in the over-subscription right.  There is no minimum subscription amount required for consummation of this rights offering.  The dealer-manager does not make any recommendation with respect to such subscription rights or shares (including with respect to the exercise or sale of such subscription rights).

Pursuant to the dealer-manager agreement, we are obligated to pay to the dealer-manager cash compensation equal to 8% of the gross proceeds of this rights offering.  We have also agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended, and certain liabilities arising out of, relating to or in connection with the rights offering, any of the other transactions contemplated thereby or the performance of the dealer-manager’s services to us with respect to the rights offering.  We will not, however, be responsible to indemnify the dealer-manager for any losses, claims, damages, liabilities or expenses that are finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of the dealer-manager or its affiliates. We will enter into the Dealer Manager Agreement contemporaneously with the commencement of the rights offering. Pursuant to the dealer-manager agreement, the dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the dealer-manager.

Source Capital Group, Inc. may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which it will be entitled to receive fees.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading Prices

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “TKOI.”  From November 13, 2009 to December 7, 2009, our common stock was listed for trading on the pink sheets, a centralized quotation service maintained by Pink OTC Markets Inc., under the symbol “TKOI.PK.”  Between January 1, 2008 and November 12, 2009, our common stock was listed for trading on the NYSE AMEX LLC under the ticker symbol “TKO.”   As of April 9, 2010, the last reported sales price of our common stock on the OTC Bulletin Board was $0.14 per share.

The following table sets forth (1) the high and low bid prices for our common stock for the fourth quarter of 2009 and the interim period of the first quarter of 2010 and (2) the high and low sales prices for our common stock for all other periods indicated below.  The price information represents inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

	High	Low
Year Ending December 31, 2010
First Quarter (January 1 – March 31)	$0.22	$0.12
Second Quarter (April 1 – May 28)	$0.17	$0.12
Year Ended December 31, 2009
First Quarter	$0.18	$0.07
Second Quarter	$0.24	$0.08
Third Quarter	$0.75	$0.09
Fourth Quarter	$0.47	$0.15
Year Ended December 31, 2008
First Quarter	$1.11	$0.57
Second Quarter	$1.02	$0.40
Third Quarter	$0.56	$0.24
Fourth Quarter	$0.33	$0.10

Record Holders

As of March 31, 2010, we had 243 shareholders of record and 96,673,771 shares of our common stock issued and outstanding.

Dividend Policy

We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future.

BUSINESS

Telkonet, Inc., formed in 1999 and incorporated under the laws of the state of Utah, develops, manufactures and sells proprietary energy efficiency and smart grid networking technology.  Our SmartEnergy energy management and Series 5 SmartGrid networking technologies enable us to develop innovative clean technology products and have helped position us as a leading clean technology solution provider.

Our Telkonet SmartEnergy and Networked Telkonet SmartEnergy energy management products incorporate our patented Recovery Time technology, allowing for the continuous monitoring of climate and other conditions to automatically adjust a room’s temperature accounting for the presence or absence of an occupant.  Our SmartEnergy products maximize energy savings while at the same time ensuring occupant comfort and extending equipment life expectancy.  This technology is particularly attractive to customers in the hospitality industry, as well as the education, healthcare and government/military markets, who are continually seeking ways to reduce costs without impacting occupant comfort.  By reducing energy usage automatically when a space is unoccupied, customers are able to realize significant cost savings without diminishing occupant comfort.  This technology may also be integrated with property management systems and building automation systems and used in load shedding initiatives providing management companies and utilities enhanced opportunity for cost savings and energy management.  As of May 14, 2010, our energy management systems were lowering heating, ventilation and air conditioning, or HVAC, costs in more than 180,000 rooms and qualify for a variety of state and federal energy efficiency and rebate programs.

Our Series 5 SmartGrid networking technology allows commercial and consumer users to connect network devices to a communications network using a low voltage electrical grid.  The Telkonet Series 5 SmartGrid networking technology uses powerline communications, or PLC, technology to transform a existing low voltage electrical infrastructure into a network communications backbone.  Operating at 200 Mbps, our Series 5 PLC platform offers a low-cost secure alternative in grid communications, transforming a traditional electrical distribution system into a “smart grid” that transports electricity in a manner that can save energy, reduce cost and increase reliability.

We leverage our relationships with utilities to market our Telkonet Series 5 SmartGrid networking technology for network control beyond the commercial and consumer space.  We believe the Telkonet Series 5 SmartGrid networking technology provides a compelling solution for substation automation, power generation, renewable facilities, manufacturing, and research environments, by providing a rapidly-deployed, low cost alternative to cable or fiber.  By leveraging existing low voltage electrical wiring to transport data, our PLC solutions enable customers to deploy security, sensing and control systems to locations without the need for new network wiring, and without the security risks inherent with wireless systems.

Our EthoStream Hospitality Network is a leading provider of hospitality gateway servers, HSIA solutions and technical support, with a customer base of approximately 2,350 properties representing more than 205,000 hotel rooms.  This network provides significant expansion opportunities for the energy management product line within the hospitality industry.  It also provides an expansion opportunity for our more traditional HSIA offerings, including the Telkonet Series 5 PLC platform.  The Series 5 system offers a fast and cost effective way to deliver commercial high-speed broadband access using a building’s existing electrical infrastructure to convert virtually every electrical outlet into a high-speed network connection without the installation of additional wiring or major disruption of business activity. Our EthoStream line of gateway servers, or EGS, are being increasingly deployed throughout the EthoStream Hospitality Network.  The EthoStream Hospitality Network is backed by a 24/7 U.S. in-house support center that uses integrated, web-based centralized management tools enabling proactive customer support.

We employ direct and indirect sales channels in all areas of our business using value added resellers, or VARs, system integrators, agents, OEMs and strategic partners.  With a growing network of VARS, we continue to expand our market reach.  In partnership with key VARS and strategic partners, we have been able to market and sell our products in each of our targeted market segments.  We have increased our market penetration within our target markets and have grown brand recognition overall.  We continue to grow our third-party sales channels as a key focus of our sales strategy.

Our direct sales efforts target the hospitality, utility, education, commercial and government/military market segments.  Taking advantage of legislation, including the Energy Independence and Security Act of 2007, or EISA, the Energy Policy Act of 2005, and the American Reinvestment and Recovery Act of 2009, we have focused our sales efforts in areas with available public funding and incentives, such as rebate programs offered by utilities to the hospitality industry.   These programs include PG&E’s Cool Control Plus and Lodging Savers programs and Nevada’s Sure Bet program, in which we are a meaningful participant.  In March 2010, we announced a three year extension with Ecology Action in connection with the Lodging Savers program and a two year extension with Honeywell within the Cool Control Plus program.  In addition, our recently announced government projects demonstrate the military interest in our energy management technology.

Products

We believe our energy management product offering, built upon our patented Recovery Time™ technology, delivers significant benefits over competing products, including:

●
Maximized energy savings by evaluating each room’s numerous environmental conditions, including room location, window placement, humidity, weather conditions, and operating efficiency of HVAC equipment,

●	Extensive third party automation integration,

●	Longer life and reduced maintenance of HVAC units through efficient equipment management,

●	Increased occupant comfort,

●	Speed and ease of installation,

●	Comprehensive web-based management platform, and

●	Wide range of HVAC system compatibility.

Based on these product features and capabilities, we have been awarded contracts in the hospitality, utility, military and educational industries. We believe that our partnerships with utility rebate programs provide us with a significant advantage over our competitors in the commercial occupancy-based energy management market.

Our SmartEnergy platform has been developed to maximize energy efficiency and savings.  The technology allows users to reduce heating and cooling expenses, extend equipment life and provide greater occupant comfort.  By providing Internet-based remote control over in-room energy management, SmartEnergy reduces the cost to operate an enterprise-wide system by reducing the need for onsite engineering resources, maximizing savings through realtime system adjustment and monitoring of devices to ensure efficient operation.  In addition, the SmartEnergy platform can be integrated with property management systems and utility demand/response programs to recognize increased energy efficiency.

Given the population growth in the United States and the increasing demand for energy, we believe additional energy-related infrastructure will be needed.  We believe the use of SmartGrid technologies is an affordable alternative to building additional infrastructure because it leverages existing infrastructure, allowing additional energy savings.  While it will require investments that are not typical for utilities, we believe the long-term savings resulting from these investments will outweigh the costs.

We believe we are well positioned to play a pivotal role in the development of the SmartGrid .  The introduction of an industrial low voltage PLC product for use within the utility space has created a competitive alternative to current networking options.  We believe our Series 5 platform provides a compelling solution for use in the substation, storage, renewable and transmission and distribution environments because of its ability to make use of existing electrical wiring within the environment.

Our Series 5 PLC platform includes the following key features:

●	Multiple physical interfaces, including RS232, RS485 and Ethernet, enabling a wide range of devices to be networked;

●	Multiple utility-centric protocols supported, including DNP3, Modbus and IP;

●	Granular QOS support over traditional communications;

●	Ability to withstand extended temperature ranges and harsh outdoor environments;

●	Stringent security features;

●	Support for both AC and DC applications;

●	Significant speed performance through the use of the Intellon AV chipset; and

●	Flexible connection technology that avoids interruption of service through inductive coupling.

Our EthoStream Hospitality Network continues to expand our leadership position within the HSIA space.  We have established customer and vendor relationships with key participants in the hospitality industry, including Wyndham Hospitality, AmericInns, Carlson Hospitality, Intercontinental Hotels Group, Marcus Hospitality, Destination Hotels and Resorts, and Worldmark by Wyndham (formerly Trendwest Resorts).  These relationships have allowed us to grow to become one of the largest HSIA support networks in the United States.

Our EthoStream line of gateway servers, or EGS, provides industry-leading HSIA technology to the hospitality industry, with advanced features based on in-house product design and development, including the following:

●	Dual ISP bandwidth aggregation for faster overall speed;

●	ISP redundancy to eliminate network downtime;

●	Extensive bandwidth control, monitoring and security;

●	Platform-independent network access control;

●	Web-based platform management services

●	Enhanced quality of service; and

●	Real-time meeting room scheduling.

We maintain a U.S.-based customer support center that operates 24 hours a day, seven days a week, and employs a dedicated, in-house support team that uses integrated, web-based management tools enabling proactive customer support.   We believe our customer service offerings, along with established relationships through our vendor agreements with some of the largest hospitality franchises, distinguish us from our competitors in the hospitality HSIA industry.

We believe that growth of the EthoStream Hospitality Network will be derived from two key areas:

●	New customer growth within the full-service hospitality market and through additional preferred vendor agreements with franchisors; and

●	Ongoing sales to current customers through the integration of additional in-room technologies such as lighting, telephony, media centers and energy management products.

Industry Outlook

The National Institute of Standards and Technology, or NIST, an agency of the U.S. Department of Commerce, has been chartered under EISA to identify and evaluate existing standards, measurement methods, technologies and other support toward SmartGrid adoption.  The agency will also be preparing a report to Congress recommending areas where standards need to be developed.  We believe these initiatives validate the need for our platform and technology.

The hospitality industry is our largest customer base with approximately 2,350 properties representing more than 205,000 hotel rooms.  Through its continued expansion, the EthoStream Hospitality Network is attracting additional customers, specifically targeting the full service segment of the market.  This audience provides us with significant access to potential SmartEnergy customers due to the compatibility of operating environments and synergy of the network installation.  We continue to expand our operations in this market, providing energy management services to greater than 180,000 units overall to date.

Our most rapidly emerging market is the educational industry.  In July 2008 we entered into an agreement with New York University under which New York University is deploying our networked SmartEnergy products to centrally manage energy consumption in its dormitories.  We worked with the University to use existing building infrastructure to remotely manage and track energy consumption.  As of February 10, 2010, our products were installed in more than 2,200 rooms across five buildings, with an additional building installed in April of 2010.  Our program with New York University has enabled us to demonstrate the cost savings of using our products in dormitories as well as the benefits of a utility load-shed program.

The educational industry represents more than 2.7 million housing units according to the U.S. Department of Education, National Center for Education Statistics, Integrated Postsecondary Education Data System (IPEDS).  We believe that our SmartEnergy platform is an important tool for participants in the educational industry seeking to control student-related energy costs.  We have focused our sales efforts on members of the educational industry who are seeking to expand their energy efficiency initiatives.

The government and military market segments have also seen significant growth in energy conservation and renewables development.  This movement is attributed to programs including the American Recovery and Reinvestment Act, or ARRA, and the Energy Independence and Security Act.  Our SmartEnergy platform has been successfully incorporated into the energy management initiatives in military housing and deployments as demonstrated by our recent announcements regarding installations at the Ft. Drum and Key West military bases and the United States Coast Guard Academy.  This $1.5M in military deployments demonstrates the applicability of our SmartEnergy products to the military market.  We have recognized success through both our value-added reseller network and direct sales and continue to target available public funding for energy initiatives within these industries.

Healthcare provides an additional emerging market for energy management.  We have been working closely with operators, developers and VARs to integrate our SmartEnergy energy management initiatives into efficiency opportunities supported by state and federal energy programs.  Offering a commercial environment similar to the hospitality or educational housing markets, the increasing growth of the elderly and assisted living markets presents attractive potential for energy management.  This market is expected to grow rapidly over the next several years due to its energy saving potential.

We believe that the utility industry is one of the fastest developing market segments in the United States.  With more than $4.5 billion being released to the industry through the American Reinvestment and Recovery Act of 2009 for SmartGrid development and $414 million in investment through 2009, the utility industry has become a growing percentage of our revenue, both through direct sales to utilities and partnerships with energy service companies executing state and local energy efficiency programs.

We continue to strengthen our focus on our targeted market segments in order to expand market share and take advantage of existing incentives for energy management.  We expect continued expansion in the space and specifically in commercial segments due to increasing state and federal programs promoting energy efficiency.

Competition

We currently compete primarily within commercial and industrial markets, including hospitality, education, healthcare and government/military.  Within each market, we offer savings through our occupancy-based energy efficiency products and services.   Our products offer significant competitive benefits when compared with alternative offerings including Building Automation or Building Management Systems, or BAS or BMS, static temperature occupancy-based systems and high-efficiency HVAC systems.

We participate in a relatively small competitive field in the hospitality industry, with the majority of the energy management sales handled by fewer than seven manufacturers.  The key competitors in the market segment are Onity, Inc. Inncom International Inc. and Control4, with each offering comparable products to our standalone and networked SmartEnergy products.  Telkonet SmartEnergy’s key differentiators in the hospitality segment include:

●	Recovery Time ™ technology;

●	Telkonet Central web-based management platform;

●	Extensive compatibility of product offering;

●	Extensibility of Zigbee network standard;

●	Networked SmartEnergy platform;

●	Integration with property management systems.

The educational space is a relatively new market for occupancy-based controls.  We have introduced our SmartEnergy system for use within student dormitories, which traditionally have been an environment for BAS or BMS systems.  Since the dormitory environment is very similar to the hospitality market, we believe we can offer similarly scaled energy savings.  Since the market is still in its infancy, very few comparable offerings have entered the market but competitors within the hospitality segment are beginning to respond.  Our SmartEnergy platform provides a significant advantage within the educational industry through:

●	Reduced cost as compared to BMS/BAS systems;

●	Platform management ability;

●	Ease of installation relative to traditional wired systems; and

●	Range of product compatibility.

The healthcare and government/military markets are very similar in scope in relation to energy management systems.  A key differentiator in these environments is the specific implementation that is being considered.  Each market utilizes BAS/BMS for wide scale energy efficiency initiatives.  When specifically addressing housing environments including elderly care and assisted living environments and military dormitories or barracks, Telkonet’s SmartEnergy platform is able to provide increased energy savings and efficiency.  Competitors operating in the BAS/BMS space include Johnson Controls, Siemens, Trane and others.

Telkonet’s Series 5 SmartGrid networking products are targeted largely at the utility industry with a particular emphasis on the substation environment.  Competitors in this space are providers of traditional wired connectivity including fiber, coax and Cat5 and Cat6 and wireless technologies, including cellular and WiFi . Some of the specific products used within this space include RuggedCom, AT&T and Radius.

Telkonet’s EthoStream Hospitality Network competes with a wide variety of companies in the hospitality industry ranging from media companies to traditional HSIA solution providers.  Although this industry is very widespread, according to publicly available data, only a few providers offer HSIA services to greater than 1000 individual hospitality properties.  Those competitors include Guest-tek, Lodgenet, iBahn and Superclick.   Telkonet’s competitive advantage in the space includes its end-to-end approach to its service platform as well as its industry-leading hospitality HSIA gateway and web-based management.

Raw Materials

While we are dependent, in certain situations, on a limited number of vendors to provide certain raw materials and components, we have not experienced significant problems or issues sourcing any essential materials, parts or components.  We obtain the majority of our raw materials from the following suppliers: Arrow Electronics, Avnet Electronics Marketing, Digi-Key Corporation, Intellon Corporation, and Versa Technology.  In addition, Superior Manufacturing Services, a U.S. based company, provides substantially all the manufacturing and assembly requirements for Telkonet iWire System and ATR Manufacturing, a Chinese company, provides substantially all the manufacturing requirements for the Telkonet SmartEnergy products.

Customers

We are neither limited to, nor reliant upon, a single or narrowly segmented consumer base from which we derive our revenues.  Our current primary focus is in the hospitality, commercial, education, utility, healthcare and government/military markets and expanding into the consumer market.

For the three months ended March 31, 2010 and 2009, revenue from one major customer approximately $499,000 or 19%, and $564,000, or 19%, of our revenues, respectively. Continual recurring revenue distributed across a network of greater than 2,350 customers approximated $1,017,000 for the three months ended March 31, 2010.

For the year ended December 31, 2009, we had no revenues from major customers.  Revenues from two major customers approximated $6,375,000, or 39%, of total revenues for the year ending December 31, 2008.   Continual recurring revenue distributed across a network of greater than 2,300 customers approximated $4,000,000 for the year ended December 31, 2009.

Intellectual Property

We acquired certain intellectual property in the SSI acquisition, including, but not limited to, Patent No: 5,395,042, titled “Apparatus and Method for automatic climate control,” and Patent No. D569,279, titled “Thermostat.”  Patent No: 5,395,042 was issued by the United States Patent Trademark Office in March 1995.  This invention calculates and records the amount of time needed for the thermostat to return the room temperature to the occupant’s set point once a person re-enters the room.  Patent No. D569,279 issued by the United States Patent and Trademark Office in May 2008 was granted on the ornamental design of a thermostat device.

We have also applied for patents that cover the unique technology integrated within the Telkonet iWire System and Series 5 product suite.  We also continue to identify, design and develop enhancements to our core technologies that will provide additional functionality, diversification of application and desirability for current and future users of the Telkonet Series 5 product suite.

In December 2003, we received approval from the U.S. Patent and Trademark Office for our “Method and Apparatus for Providing Telephonic Communication Services” Patent No.: 6,668,058.  This invention covers the utilization of an electrical power grid, for a concentration of electrical power consumers, and use of existing consumer power lines to provide for a worldwide voice and data telephony exchange.

In December 2005, the United States Patent and Trademark Office issued Patent No: 6,975,212 titled “Method and Apparatus for Attaching Power Line Communications to Customer Premises”.  The patent covers the method and apparatus for modifying a three-phase power distribution network in a building in order to provide data communications by using a PLC signal to an electrical central location point of the power distribution system.   Telkonet’s Coupler technology enables the conversion of electrical outlets into high-speed network connections without costly installation, additional wiring, or significant disruption of business activity.  The Coupler is an integral component of the Telkonet iWire System and Series 5 product suites.

In August 2006, the United States Patent and Trademark Office issued Patent No: 7,091,831, titled “Method and Apparatus for Attaching Power Line Communications to Customer Premises.”  The patented technology incorporates a safety disconnect circuit breaker into the Telkonet Coupler, creating a single streamlined unit. In doing so, installation of the Telkonet iWire System  is faster, more efficient, and more economical than with separate disconnect switches, delivering optimal signal quality.  The Telkonet Integrated Coupler Breaker patent covers the unique technique used for interfacing and coupling its communication devices onto the three-phase electrical systems that are predominant in commercial buildings.

In January 2007, the United States Patent and Trademark Office issued Patent No: 7,170,395 titled “Methods and Apparatus for Attaching Power Line Communications to Customer Premises” for Delta phase power distribution system applications, which are prevalent in the maritime industry, shipboard systems, along with that of heavy industrial plants and facilities.

In addition, we currently have multiple patent applications under examination, and intend to file additional patent applications that we deem to be economically beneficial.

There can be no assurance that any of our current or future patent applications will be granted, or, if granted, that such patents will provide necessary protection for our technology or our product offerings, or be of commercial benefit to us.

Government Regulation

We are subject to regulation in the United States by the Federal Communications Commission, or FCC.  FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements.

In January 2003, we received FCC approval to market the Telkonet iWire System product suite. FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements.  An independent, FCC-certified testing lab has verified our Gateway complies with the FCC technical requirements for Class A digital devices.  No further testing of this device is required and the device may be manufactured and marketed for commercial use.

In March 2005, we received final certification of our Telkonet iWire System product suite from European Union, or EU, authorities, which certification was required before we could sell and permanently install the Telkonet iWire System in EU countries. As a result of the certification, the Telkonet iWire System™ that will be sold and installed in EU countries will bear the Conformite Europeen (CE) mark, a symbol that demonstrates that the product has met the EU’s regulatory standards and is approved for sale within the EU.

In June 2005, we received the National Institute of Standards and Technology Federal Information Processing Standard, or FIPS, 140-2 validation for the Gateway.  In July 2005, we received FIPS 140-2 validation for the eXtender and iBridge.  The U.S. federal government requires, as a condition to purchasing certain information processing applications, that such applications receive FIPS 140-2 validation.  U.S. federal agencies use FIPS 140-2 compliant products for the protection of sensitive information.  As a result of the foregoing validations, as of July 2005, all of our powerline carrier products have satisfied all governmental requirements for security certification and are eligible for purchase by the U.S. federal government.  In addition to the foregoing, Canadian provincial authorities use FIPS 140-2 compliant products for the protection of sensitive designate information.  The Communications-Electronics Security Group, or CESG, also has stated that FIPS 140-2 compliant products meet its security criteria for use in data traffic categorized as “Private.”  CESG is part of the United Kingdom’s National Technical Authority for Information Assurance, which is a government agency responsible for validating the security of information processing applications for the government of the United Kingdom, financial institutions, healthcare organizations, and international governments, among others.

Future products designed by us will require testing for compliance with FCC and CE compliance.  Moreover, if in the future, the FCC or EU changes its technical requirements, further testing and/or modifications may be necessary in order to achieve compliance.

Research & Development

During the three months ended March 31, 2010 and 2009, we spent $265,851 and $275,962 respectively, on research and development activities.  During the year ended December 31, 2009 and 2008, we spent $1,080,148 and $2,036,129 respectively, on research and development activities.  R&D efforts are broken into three distinct areas of focus.  Energy Management Controls, Power Line Communications, and HSIA Gateways.  Energy Managements Focus starting in 2008 was in the initial adaptation of Telkonet's Smart Energy product line into a network communicating platform.  Web development of the central software components along with hardware (Coordinators, Servers) for the building of mesh wireless networks were key R&D contributions coming out of 2008 and into early 2009.  The energy management platform was further developed in 2009 to include a new 900mhz wireless version of the thermostat and sensor products as well as several key design improvements for production cost savings.  The network version of the SS1107 Energy Management controller was also released in 2009.  Firmware enhancements throughout 2009 expanded on the intelligence already built into the Telkonet Energy Management controls and included integration with Building Management Systems (BMS), modular radio boards, Increased Deep Setback options, Freeze Protection, Overheat Protection, and Field Selectable RF wireless strength.  Early 2010 the new 900mhz thermostat was modified to accept direct Ethernet connections as an additional options for the education marketplace.  The long term goal of the energy management R&D team has been ongoing from 2009 and into 2010 on what is known as the "Next Generation" of Smart Energy Controls.  The Next Generation controls project is a ground up design of all the changes that have been made to the current thermostat.  Next Generation goals are to increase price efficiency for the networked version, open new vertical markets and modernize the look and feel of the Smart Energy products.

Power Line Communications R&D efforts for 2008 and 2009 were focused on Telkonet’s Inductive coupler technology and DIN-Rail style mounting for opening the utility substation marketplace.  Inductive coupling along with Series 5 equipment enhancements and improved production were key contributions to Telkonet's PLC technology.  Continued efforts are expected to keep the Series 5 product on a current chipset from Intellon.  Expanding the versatility of the platform is also a continuous strategy and started with the launch of the IBridge Lite to open more market opportunities.

The (EthoStream Gateway Server) EGS platform was expanded in 2008 to include the PRO server line including capabilities like Bandwidth Aggregation from two separate ISP's.  In 2009 the DUAL WAN feature was incorporated into the lower cost standard EGS product line to meet the growing standards in the Mid-Scale Hotel marketplace.  Continuous R&D efforts are active on the EGS platform and security and end user experience are key objectives.  Ongoing Property Management System (PMS) Integrations are constantly being added to the supported list on the EGS.  Notable software enhancements in 2009 include idle user checking for increased property cross-marketing, and integration with external systems to allow payment, authentication, or quality of service differentiation among customers.  The target for these software efforts is to increase the full service customer base in the EthoStream Hospitality Network.  The long term R&D efforts are focused on decoupling the EGS interfaces from EthoStream to productize the server platform to a larger audience and more markets.

Other Information

Employees

As of May 14, 2010, we had 84 full-time employees.  We intend to hire additional personnel to meet future operating requirements, when and if our financial resources permit. We anticipate that we may need to hire additional staff in the areas of customer support, field services, engineering, sales and marketing, and administration.

Environmental Matters

We do not anticipate any material effect on our capital expenditures, earnings or competitive position due to compliance with government regulations involving environmental matters.

Properties

We lease 12,000 square feet of commercial office space, storage and manufacturing in Milwaukee, Wisconsin as our corporate headquarters for a monthly rental of $17,289.  The Milwaukee lease expires in February 2019.   In connection with our restructuring, we are in the process of relocating our personnel from Germantown, Maryland to Milwaukee.

We presently lease two commercial office spaces in Germantown, Maryland totaling, in the aggregate, 16,400 square feet. One space consists of 11,626 square feet under sublease from Tellabs Operations, Inc. (“Tellabs”) expiring on November 29, 2010.  As described in the section “Legal Proceedings” in Part II, Item 1 hereof, Tellabs has filed a claim for unpaid rent in a case styled Tellabs, Inc. v. Telkonet, Inc. in the Circuit Court for Montgomery County, State of Maryland.  Tellabs was granted a judgment in March 2010 in the amount of $64,966. Pursuant to that judgment, we received a notice of eviction from our landlord for the unpaid rent. We sought to extend the date for eviction but were unable to negotiate a payment plan acceptable to the landlord and voluntarily vacated the space on May 3, 2010. This same 11,626 square foot space is under lease to us pursuant to a lease agreement with Seneca Meadows Corporate Center III Limited Partnership  (“Seneca”) for the period November 30, 2010 through December 15, 2015 to run concurrently with a lease with Seneca for a separate but adjacent 4,790 square foot facility expiring on December 31, 2015. We are currently actively pursuing an acceptable financial settlement and/or a sublease for all or a portion of this office space.

Legal Proceedings

Linksmart Wireless Technology, LLC v. T-Mobile USA, Inc., et al,

On July 1, 2008, Linksmart Wireless Technology, LLC, or Linksmart, filed a civil lawsuit in the Eastern District of Texas against EthoStream, LLC, our wholly-owned subsidiary and 22 other defendants (Linksmart Wireless Technology, LLC v. T-Mobile USA, Inc., et al, U.S. District Court, for the Eastern District of Texas, Marshall Division, No.2:08-cv-00264-TJW-CE).  This lawsuit alleges that the defendants’ services infringe a wireless network security patent held by Linksmart. Linksmart seeks a permanent injunction enjoining the defendants from infringing, inducing the infringement of, or contributing to the infringement of its patent, an award of damages and attorney’s fees.

On August 1, 2008, we timely filed an answer to the complaint denying the allegations. On February 27, 2009, the United States Patent Office ("USPTO") granted a reexamination request.  Based upon four highly relevant and material prior art references that had not been considered by the USPTO in its initial examination, it found a “substantial new question of patentability” affecting all claims of the patent allegedly infringed upon.  There is a possibility that the claims of the patent will be cancelled or narrowed during the reexamination which may result in the narrowing or elimination of some and possibly all of the issues in the pending litigation.  The case is currently in discovery.  A mandatory mediation will likely be held in June or July, 2010.

Defendant Ramada Worldwide, Inc. provided us with notice of the suit and demanded that we defend and indemnify it pursuant to a vendor direct supplier agreement between EthoStream and WWC Supplier Services, Inc., a Ramada affiliate (wherein we agreed to indemnify, defend and hold Ramada harmless from and against claims of infringement).  After a review of that agreement, it was determined that EthoStream owes the duty to defend and indemnify and it has assumed Ramada’s defense.  An answer on Ramada’s behalf was filed in U.S. District Court, for the Eastern District of Texas, Marshall Division on September 19, 2008. The matter is currently pending in that court.

Ronald Pickett v. Telkonet, Inc.

On April 29, 2009, Ronald Pickett, our former chief executive officer, filed a lawsuit against us (Ronald Pickett v. Telkonet, Inc.), in the Circuit Court for Montgomery County, Maryland, Case No. 312683V, alleging that he is owed $258,053 in unpaid severance compensation and benefits and $63,000 in unpaid business and travel expenses and seeking an award of treble damages on the severance claim alleging that the claimed benefits constitute “wages” under the Maryland Wage Payment and Collection Act.  On August 31, 2009, we filed a motion to dismiss the action for failure to state a claim.  However, the court rejected our arguments, finding that Mr. Pickett had satisfied the minimum pleading requirements.   The matter is currently in discovery.  A settlement/pretrial hearing was held on March 26, 2010 in the Circuit Court, at which time the case was set for trial for May 4 – May 6, however the court, pursuant to an agreement between the parties, subsequently set the case for trial commencing July 13, 2010.

Tellabs, Inc. v. Telkonet, Inc.

Our landlord has filed a claim for unpaid rent in a case styled Tellabs, Inc. v. Telkonet, Inc. in the Circuit Court for Montgomery County, State of Maryland.  Tellabs was granted a judgment in March 2010 in the amount of $64,966. Pursuant to that judgment, we received a notice of eviction from our landlord for the unpaid rent. We sought to extend the date for eviction but were unable to negotiate a payment plan acceptable to the landlord and voluntarily vacated the space on May 3, 2010.

MANAGEMENT

The following table sets forth certain information with respect to our directors and executive officers as of May 28, 2010:

Name	Age	Position
Jason L. Tienor	35	President and Chief Executive Officer and Director
Richard J. Leimbach	41	Chief Financial Officer
Jeffrey J. Sobieski	34	Chief Operating Officer
Warren V. Musser	83	Director
Anthony Paoni	65	Chairman of the Board (1)(2)
Thomas C. Lynch	67	Director (1)(2)
_____________________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

Jason L. Tienor has served as our President and Chief Executive Officer since December 2007 and, from August 2007 until December 2007, he served as our Chief Operating Officer.  In November 2009, he was appointed by our board of directors to fill the vacancy created by the resignation of Seth D. Blumenfeld as a director.  Mr. Tienor has also served as Chief Executive Officer of EthoStream, LLC, our wholly-owned subsidiary, since March 2007.  From 2002 until his employment with us, Mr. Tienor served as Chief Executive Officer of EthoStream, LLC, the company that he co-founded. Mr. Tienor received a bachelor of business administration in management information systems and marketing from the University of Wisconsin – Oshkosh and a masters of business administration with an emphasis on computer science from Marquette University.  We believe Mr. Tienor’s qualifications to sit on our board of directors include his experience as the founder of our wholly-owned subsidiary, EthoStream, LLC, including the leadership he has provided to us, first as Chief Operating Officer and then as President and Chief Executive Officer.

Richard J. Leimbach has served as our Chief Financial Officer since December 2007 and, from June 2006 until December 2007, he served as the Vice President of Finance. He also served as our Controller from January 2004 until June 2006.  Mr. Leimbach is a certified public accountant with over fifteen years of public accounting and private industry experience. Prior to joining us, Mr. Leimbach was the Controller with Ultrabridge, Inc., an applications solution provider. Mr. Leimbach also served as Corporate Accounting Manager for Snyder Communications, Inc., a global provider of integrated marketing solutions.

Jeffrey J. Sobieski was named our Chief Operating Officer in June 2008.  Prior to this appointment, Mr. Sobieski served as our Executive Vice President, Energy Management since December 2007 and from March 2007 until December 2007, he served as Chief Information Officer of EthoStream, LLC, our wholly-owned subsidiary.  From 2002 until his employment with us, Mr. Sobieski served as Chief Information Officer of EthoStream, LLC, the company he co-founded.  Mr. Sobieski is also the co-founder of Interactive Solutions, a consulting firm providing support to the Insurance and Telecommunications Industries.

Anthony J. Paoni has served as a director since April 2007. Professor Paoni was elected Chairman of the Board following Warren V. Musser’s resignation from that position in November 2009. He has been a faculty member at Northwestern University’s Kellogg School of Management since 1996.  Previously, he spent 28 years in the information technology industry with market leading organizations that provided computer hardware, software and consulting services.  For the first 15 years of his career, Professor Paoni managed sales and marketing organizations and in the later stages of his career he moved into general management positions starting with PANSOPHIC Systems Incorporated.  This Lisle, Illinois based firm was the world’s fifth largest international software company prior to its acquisition by Computer Associates, Incorporated.  Subsequently, he became chief operating officer of Cross Access, a venture capital funded software firm that provided industry-leading solutions to the heterogeneous database connectivity market segment. In addition, he has been president of two wholly-owned U.S. subsidiaries of Ricardo Consulting, a U.K.-based international engineering consulting firm focused on computer based automotive powertrain design. Prior to joining the Kellogg faculty, Professor Paoni was chief executive officer of Eolas, an Internet software company with patent pending Web technology that was one of the key technology drivers responsible for the rapid adoption of the Internet platform. We believe Mr. Paoni’s qualifications to sit on our board of directors include his 15 year career managing sales and marketing organizations followed by his 28 year career in information technology.

Warren V. Musser has served as a director since January 2003 and most recently served as Chairman of the Board until his resignation from that position in November 2009. He has taken over 50 companies public during his distinguished and successful career as an entrepreneur.  He is the founder and Chairman Emeritus of Safeguard Scientifics, Inc. (a high-tech venture capital company, formerly Safeguard Industries, Inc.).  Since January 2003, Mr. Musser has been the President and CEO of The Musser Group (a business consulting firm).  In addition, Mr. Musser is Chairman of InfoLogix, Inc. (a provider of enterprise mobility solutions for the healthcare and commercial industries), a Director of Internet Capital Group, Inc. (a business-to-business venture capital company), NutriSystem, Inc. (a weight management company) and Health Benefits Direct Corp. (a direct marketing/sales company of health/life insurance).  Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as Chairman of the Eastern Technology Council, Economics PA, and Vice President of Development of Cradle of Liberty Council, Boy Scouts of America.  We believe Mr. Musser’s qualifications to serve on our board of directors include his expertise in the venture capital and private equity arena.

Thomas C. Lynch has served as a director since October 2003.  Mr. Lynch is a Managing Partner of Jones Lang LaSalle (prior to the merger between Jones Lang LaSalle and The Staubach Company, Mr. Lynch served as Senior Vice President of The Staubach Company, a real estate management and advisory services firm) in the Washington, D.C. area.  Mr. Lynch joined The Staubach Company in November 2001 after six years as Senior Vice President at Safeguard Scientifics, Inc. (NYSE: SFE) (a high-tech venture capital company). While at Safeguard, he served nearly two years as President and Chief Operating Officer at CompuCom Systems, a Safeguard subsidiary.  After a 31-year career of naval service, Mr. Lynch retired in the rank of Rear Admiral.  Mr. Lynch’s naval service included Chief, Navy Legislative Affairs, command of the Eisenhower Battle Group during Operation Desert Shield, Superintendent of the United States Naval Academy from 1991 to 1994 and Director of the Navy Staff in the Pentagon from 1994 to 1995.  Mr. Lynch presently serves as a Director of Armed Forces Benefit Association, Mikros Systems, Buckeye Insurance Company, PRWT Services and Infologix systems. We believe Mr. Lynch’s qualifications to sit on our board of directors include his extensive executive leadership and management experience.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for services in all capacities for the years ended December 31, 2009 and 2008 paid to our Chief Executive Officer (principal executive officer) and the two other most highly compensated executive officers who were serving as such as of December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(6)	Total ($)
Jason L. Tienor	2009	$200,770	(3)	$0	$0	$8,400	$209,170
President and Chief	2008	$194,421	(3)	$0	$0	$7,431	$201,852
Executive Officer

Richard. J. Leimbach	2009	$190,731	(4)	$0	$0	$0	$190,731
Chief Financial Officer	2008	$180,039	(4)	$0	$0	$0	$180,039

Jeffrey J. Sobieski	2009	$190,731	(5)	$0	$0	$8,400	$199,131
Chief Operating Officer	2008	$186,421	(5)	$0	$31,180	$7,431	$225,032
_____________________________
(1)	Amounts reflect the compensation cost associated with stock option grants, calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation method.
(2)
In 2008, the following assumptions were used to determine the fair value of stock option awards granted: historical volatility of 74%, expected option life of 5.0 years and a risk-free interest rate of 3.0%.

(3)	Includes accrued and unpaid salary to Jason Tienor for the years ended December 31, 2008 and 2009 of $10,687 and $13,062, respectively.
(4)	Includes accrued and unpaid salary to Richard Leimbach for the years ended December 31, 2008 and 2009 of $9,744 and $24,868, respectively.
(5)	Includes accrued and unpaid salary to Jeffrey Sobieski for the years ended December 31, 2008 and 2009 of $10,175 and $11,628, respectively.
(6)	Other compensation represents monthly car allowance paid to certain Telkonet executives.

Employment Agreements

Jason L. Tienor, President and Chief Executive Officer, is employed pursuant to an employment agreement with us dated May 13, 2010.  Mr. Tienor’s employment agreement is for a term expiring on March 15, 2011, which may be extended by mutual agreement of the parties thereto, and provides, among other things, for an annual base salary of $200,000 per year and bonuses and benefits based on our internal policies and participation in our incentive and benefit plans.  Additional terms of the employment agreement are described under "Potential Payments upon Termination" below.

Jeffrey J. Sobieski, Chief Operating Officer, is employed pursuant to an employment agreement with us dated May 13, 2010.  Mr. Sobieski’s employment agreement is for a term expiring on March 15, 2011, which may be extended by mutual agreement of the parties thereto, and provides for a base salary of $190,000 per year and bonuses and benefits based upon our internal policies and participation in our incentive and benefit plans.  Additional terms of the employment agreement are described under "Potential Payments upon Termination" below.

In addition, to the foregoing, stock options are periodically granted to our executive officers under our Amended and Restated Stock Option Plan, or the Plan, at the discretion of the Compensation Committee of the board of directors.  Executives are eligible to receive stock option grants, based upon individual performance and the performance of our company as a whole.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. Our executive officers listed in the Summary Compensation Table above, or our Named Executive Officers, generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees.  Our health and welfare programs include medical, dental, vision, life, accidental death and disability, and short and long-term disability insurance.  In addition to the foregoing, our Named Executive Officers, are eligible to participate in our 401(k) Retirement Savings Plan or the Telkonet 401(k).  All of our employees are eligible to participate in the Telkonet 401(k) upon the completion of six months of employment, subject to minimum age requirements.  Contributions by employees under the Telkonet 401(k) are immediately vested and each employee is eligible for distributions upon retirement, death or disability or termination of employment.  Depending upon the circumstances, these payments may be made in installments or in a single lump sum.

Grant of Plan Based Awards

No stock options were granted in the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2009 for the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date (4)
Jason L. Tienor (5)	50,000	50,000(1)	0	$1.80	4/24/2012

Richard. J. Leimbach (5)	87,500	0	0	(3)	4/24/2012

Jeffrey J. Sobieski (5)	20,000	30,000(2)	0	$1.00	4/24/2012
_____________________________
(1)	Mr. Tienor’s options were granted on August 10, 2007 and vest ratably on a quarterly basis over a five year period.
(2)	Mr. Sobieski’s options were granted on February 19, 2008 and vest ratably on a quarterly basis over a five year period.
(3)	Includes 37,500 vested options exercisable at $2.59 per share, and 50,000 vested options exercisable at $5.08 per share.
(4)	All options granted in accordance with the Plan have an outstanding term equal to the shorter of ten years, or the expiration of the Plan. The Plan expires on April 24, 2012.
(5)	This table does not include disclosure of outstanding warrants held by any of our Named Executive Officers.

Potential Payments upon Termination

Each of Mr. Tienor’s and Mr. Sobieski’s employment agreements obligate us to continue to pay each executive’s base salary and provide continued participation in employee benefit plans for the duration of the term of their employment agreements in the event such executive is terminated without “cause” by us or if the executive terminates his employment for “good reason.”  “Cause” is defined as the occurrence of any of the following: (i) theft, fraud, embezzlement, or any other act of dishonesty by the executive; (ii) any material breach by the executive of any provision of the employment agreement which breach is not cured within a reasonable time (but not to exceed thirty (30) days after written notification thereof to the executive by us); (iii) any habitual neglect of duty or misconduct of the executive in discharging any of his duties and responsibilities under the employment agreement after a written demand for performance was delivered to the executive that specifically identified the manner in which the board believed the executive had failed to discharge his duties and responsibilities, and the executive failed to resume substantial performance of such duties and responsibilities on a continuous basis immediately following such demand; (iv) commission by the executive of a felony or any offense involving moral turpitude; or (v) any default of the executive’s obligations under the employment agreement, or any failure or refusal of the executive to comply with our policies, rules and regulations generally applicable to our employees, which default, failure or refusal is not cured within a reasonable time (but not to exceed thirty (30) days) after written notification thereof to the executive by us.  If cause exists for termination, the executive shall be entitled to no further compensation, except for accrued leave and vacation and except as may be required by applicable law.  “Good reason” is defined as the occurrence of any of the following: (i) any material adverse reduction in the scope of the executive’s authority or responsibilities; (ii) any reduction in the amount of the executive’s compensation or participation in any employee benefits; or (iii) the executive’s principal place of employment is actually or constructively moved to any office or other location 50 miles or more outside of Milwaukee, Wisconsin.

In the event we fail to renew the employment agreements upon expiration of the term, then we shall continue to pay the executive's base salary and provide the executive with continued participation in each employee benefit plan in which the executive participated immediately prior to expiration of the term for a period of three months following expiration of the term.  Each of Messrs. Tienor and Sobieski have agreed not to compete with us or solicit any of our employees for a period of one year following expiration or earlier termination of the employment agreements.  Assuming Mr. Tienor’s and Mr. Sobieski’s employment agreements were terminated as of December 31, 2009, the total estimated compensation that would have been paid under these agreements would be $78,188 in the aggregate.

Directors’ Compensation

We reimburse non-management directors for costs and expenses in connection with their attendance and participation at board of directors meetings and for other travel expenses incurred on our behalf.  We compensate each non-management director at a rate of $4,000 per month, 10,000 vested stock options per quarter and $1,000 for each committee meeting of the board of directors such director attends.

Until his resignation as Chairman of the Board of directors in November 2009, Mr. Musser was compensated $8,333 per month (consisting of monthly payments in the amount of $4,000, which payments were consistent with the monthly payments made to the other non-management directors, and $4,333 per month, which payments were in lieu of the 10,000 vested stock options per quarter and $1,000 for each committee meeting that the other non-management directors receive).  Payments to Mr. Musser for board services were made to The Musser Group pursuant to a September 2003 consulting agreement.   Mr. Musser is the sole principal and owner of The Musser Group.  Mr. Musser currently serves on the board of directors according to the terms of Telkonet’s non-management directors’ compensation plan.

The following table summarizes all compensation paid to our directors in the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($) (6)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Warren V. Musser	$48,000	$0	$0	$0	$0	$52,000(2)	$100,000
Thomas M. Hall (4)	$48,000	$0	$12,196 (3)	$0	$0	$0	$60,196
Thomas C. Lynch	$48,000	$0	$12,196 (3)	$0	$0	$0	$60,196
Seth D. Blumenfeld (5)	$48,000	$0	$12,196 (3)	$0	$0	$0	$60,196
Anthony J. Paoni	$48,000	$0	$12,196 (3)	$0	$0	$48,000(7)	$108,196
_____________________________
(1)	Amounts reflect the compensation cost associated with stock option grants, calculated in accordance with FASB ASC Topic 718 (formerly SFAS 123R) and using a Black-Scholes valuation method.
(2)	Fees for director services performed by Mr. Musser and paid to The Musser Group pursuant to a September 2003 consulting agreement.
(3)
Stock options granted pursuant to the 2009 non-management director compensation plan.  The following assumptions were used to determine the fair value of stock option awards: historical volatility of 81%, expected option life of 5.0 years and a risk-free interest rate of 3.5%.

(4)	Mr. Hall resigned from our board of directors on November 13, 2009.
(5)	Mr. Blumenfeld resigned from our board of directors on November 16, 2009.
(6)	Compensation earned by non-employee directors for services rendered during 2009 was accrued and unpaid as of December 31, 2009.
(7)	Fees for consulting services performed by Mr. Paoni in 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 9, 2010 , the number of shares of our common stock beneficially owned by each of our directors and executive officers, by all directors and executive officers as a group, and by each person known by us to own beneficially more than 5% of our outstanding common stock.

	Common Stock		Series A Preferred Stock		Percentage of
Name and Address (1)	Number of Shares (2)	Percentage of Class	Number of Shares	Percentage of Class	Voting Securities
Directors and Executive Officers
Jason L. Tienor, President, Chief Executive Officer and Director	751,803	*	4	1.9%	*	(3)
Richard J. Leimbach, Chief Financial Officer 20374 Seneca Meadows Parkway Germantown, MD 20876	438,500	*	2	*	*	(4)
Jeffrey J. Sobieski, Chief Operating Officer	721,803	*	4	1.9%	*	(5)
Anthony J. Paoni, Chairman	120,000	*	5	2.3%	*	(6)
Warren V. Musser, Director	2,000,000	2.0%	0	*	1.9%	(7)
Thomas C. Lynch, Director	250,000	*	0	*	*	(8)

All Directors and Executive Officers as a group (six persons)	4,282,106	4.3%	15	7.0%	4.4%

*           Less than one percent (1%).

(1)	Unless otherwise indicated, the address of each named holder is in care of Telkonet, Inc., 10200 Innovation Drive, Suite 300, Milwaukee, Wisconsin 53226.
(2)
According to Securities and Exchange Commission rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares, which the individual or entity has the right to acquire within 60 days of the date of this table through the exercise of any stock option or other right.

(3)
Includes 701,803 shares of our common stock, options exercisable within 60 days to purchase 50,000 shares of our common stock at $1.80 per share, 55,096 shares of common stock issuable upon conversion of shares of our Series A convertible redeemable preferred stock, and warrants to purchase 30,304 shares of our common stock at an exercise price of $0.33 per share.

(4)
Includes 351,000 shares of our common stock, options exercisable within 60 days to purchase 37,500 and 50,000 shares of our common stock at $2.59 and $5.08 per share, respectively, 27,548 shares of common stock issuable upon conversion of shares of our Series A convertible redeemable preferred stock, and warrants to purchase 15,152 shares of our common stock at an exercise price of $0.33 per share.

(5)
Includes 701,803 shares of our common stock, options exercisable within 60 days to purchase 12,500 shares of our common stock at $1.00 per share, 55,096 shares of common stock issuable upon conversion of shares of our Series A convertible redeemable preferred stock, and warrants to purchase 30,304 shares of our common stock at an exercise price of $0.33 per share.

(6)
Includes options exercisable within 60 days to purchase 80,000 and 40,000 shares of our common stock at $1.00 and $2.30 per share, 68,870 shares of common stock issuable upon conversion of shares of our Series A convertible redeemable preferred stock, and warrants to purchase 37,880 shares of our common stock at an exercise price of $0.33 per share.

(7)	Includes options exercisable within 60 days to purchase 2,000,000 shares of our common stock at $1.00 per share.
(8)	Includes options exercisable within 60 days to purchase 80,000, 20,000, 70,000 and 80,000 shares of our common stock at $1.00, $2.00, $2.66 and $3.45 per share, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Description of Related Party Transactions

Jason L. Tienor, Jeffrey J. Sobieski, Richard J. Leimbach, our Chief Executive Officer (and director), Chief Operating Officer and Chief Financial Officer, respectively and Anthony J. Paoni, our Chairman of the Board, participated in our November 2009 private placement of Series A convertible redeemable preferred stock and warrants, as described below of our officers and directors participated in our November 2009 private placement of Series A convertible redeemable preferred stock and warrants.  On November 16, 2009, we entered into an Executive Officer Reimbursement Agreement with each of Messrs. Tienor, Sobieski and Leimbach, our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, pursuant to which these executive officers participated in the private placement by converting a portion of our outstanding indebtedness owed to them into shares of Series A convertible redeemable preferred stock and warrants to purchase shares of our common stock.  Mr. Tienor converted $20,000 of outstanding indebtedness into four shares of Series A convertible redeemable preferred stock (convertible into 55,096 shares of common stock) and warrants to purchase 30,304 shares of common stock; Mr. Leimbach converted $10,000 of outstanding indebtedness into two shares of Series A convertible redeemable preferred stock (convertible into 27,548 shares of common stock) and warrants to purchase 15,152 shares of common stock; and Mr. Sobieski converted $20,000 of outstanding indebtedness into four shares of Series A convertible redeemable preferred stock (convertible into 55,096 shares of common stock) and warrants to purchase 30,304 shares of common stock.  Anthony Paoni, Chairman of our board of directors, also participated in the private placement, purchasing five shares of Series A convertible redeemable preferred stock (convertible into 68,870 shares of common stock) and warrants to purchase 37,880 shares of common stock, for an aggregate purchase price of $25,000.

Anthony Paoni, Chairman, also is compensated $4,000 per month for executive consulting services.

From time to time we may receive advances from certain of its officers to meet short term working capital needs.  These advances may not have formal repayment terms or arrangements.  As of May 12, 2010, we owed deferred salary payments to certain executive officers in the amount of $34,526 to Jason L. Tienor, President and Chief Executive Officer, $51,080 to Richard J. Leimbach, Chief Financial Officer, and $37,880 to Jeffrey J. Sobieski, Chief Operating Officer. On April 1, 2010, Jason Tienor, President and Chief Executive Officer, and on April 6, 2010 Jeff Sobieski, Chief Operating Officer, each advanced $25,000 to the Company to fund the payment of certain trade payables pursuant to which, on May 13, 2010, the Company issued to each of Messrs. Tienor and Sobieski a promissory note in the amount of $25,000 bearing interest at a variable rate equal to the prime rate. The notes are due and payable on the earlier to occur of (i) demand and (ii) termination pursuant to paragraph 6 (a), (b), (c) or (d) of such executive’s employment agreement.

Indemnification Agreements

On March 30, 2010,we entered into Indemnification Agreements with directors Anthony Paoni, Warren Musser and Thomas Lynch, and executives Jason Tienor, President and Chief Executive Officer and Richard Leimbach, Chief Financial Officer.

The Indemnification Agreements provide that we will indemnify our officers and directors, to the fullest extent permitted by law, relating to, resulting from or arising out of any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation by reason of the fact that such officer or director (i) is or was a director, officer, employee or agent of our company or (ii) is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.. In addition, the Indemnification Agreements provide that we will make an advance payment of expenses to any officer or director who has entered into an Indemnification Agreement, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in this paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized under this Agreement.

The foregoing summary of the Indemnification Agreements is subject to, and qualified in its entirety by, the Form of Indemnification Agreement, which is included as Exhibit 10.12 to our Annual Report on Form 10-K.

Our Policies on Related Party Transactions

Under our policies and procedures, related-party transactions that must be publicly disclosed under the federal securities laws require prior approval of our independent directors without the participation of any director who may have a direct or indirect interest in the transaction in question. Related parties include directors, nominees for director, principal shareholders, executive officers and members of their immediate families.  For these purposes, a “transaction” includes all financial transactions, arrangements or relationships, ranging from extending credit to the provision of goods and services for value and includes any transaction with a company in which a director, executive officer immediate family member of a director or executive officer, or principal shareholder (that is, any person who beneficially owns five percent or more of any class of our company’s voting securities) has an interest by virtue of a 10-percent-or-greater equity interest.  The Company’s policies and procedures regarding related-party transactions are not a part of a formal written policy, but rather, represent our historical course of practice with respect to approval of related-party transactions.

Director Independence

The board of directors has determined that Messrs. Lynch and Paoni are “independent” under the listing standards of the NYSE AMEX.  Each of Messrs. Lynch and Paoni serve on, and are the only members of, our Company’s Audit Committee and Compensation Committee.  Although we do not maintain a standing Nominating Committee, nominees for election as directors are considered and nominated by a majority of our independent directors in accordance with the NYSE AMEX listing standards. “Independence” for these purposes is determined in accordance with Section 121(A) of the NYSE AMEX Rules and Rule 10A-3 under the Securities Exchange Act of 1934.

DESCRIPTION OF SECURITIES

Description of Our Common Stock

Our common stock is quoted on the OTC Bulletin Board under the symbol “TKOI.”  The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors and paid by us out of funds legally available therefore and to share ratably in our assets available for distribution after the payment of all prior claims in the event we liquidate, dissolve or wind-up our business, and after payment to any holders of any of our preferred stock.  Holders of our common stock are entitled to one vote per share on all matters requiring a vote of stockholders.  Our common stock does not have cumulative voting rights.  The rights of the holders of our common stock will be subject to any preferential rights of any class or series of our preferred stock that we might issue. Holders of our common stock have no preemptive or other subscription rights, and there are no conversion, redemption or sinking fund provisions applicable to our common stock.  As of April 21, 2010, 96,853,771 shares of our common stock were issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is StockTrans, Inc. and its telephone number is (610) 649-7300.

Listing

Our common stock is listed on the OTC Bulletin Board under the symbol “TKOI.”

Description of our Series A Convertible Redeemable Preferred Stock

A total of 215 shares of our authorized and unissued preferred stock have been designated as Series A convertible redeemable preferred stock and are issued and outstanding as of April 21, 2010 .  The Series A convertible redeemable preferred stock, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, ranks senior to our common stock.  The following summary of the material terms and provisions of the Series A convertible redeemable preferred stock is qualified in its entirety by reference to our articles of amendment of our amended and restated articles of incorporation, which designates the Series A convertible redeemable preferred stock.

Dividends

Dividends on the Series A convertible redeemable preferred stock accrue from November 18, 2009, which we sometimes refer to as the Series A original issue date, at the annual rate of 8% of the purchase price ($5,000 per share) (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A convertible redeemable preferred stock).  Our dividends accrue and are cumulative.  They are payable when and as declared by the board and at liquidation, mandatory conversion, and redemption.

No dividends may be declared or paid on any common stock, subject to limited exceptions, until we have paid all accrued dividends on the Series A convertible redeemable preferred stock in cash.

Liquidation Preference

Holders of the Series A convertible redeemable preferred stock have a liquidation preference of the amount per share equal to the greater of (i) $5,000 per share plus accrued but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series A convertible redeemable preferred stock been common stock in the event we voluntarily or involuntarily liquidate, dissolve, or wind up.  If our assets are not sufficient to pay the liquidation preference of the Series A convertible redeemable preferred stock in full, the holders of the Series A convertible redeemable preferred stock will share pro rata in any distribution based on the relative amounts of their respective liquidation preferences, and no distributions will be made to the holders of common stock.

Each of the following events shall be considered a deemed liquidation event unless the holders of at least 66⅔% of the outstanding shares of Series A convertible redeemable preferred stock elect otherwise by written notice sent to us at least 10 days prior to the effective date of any such event:

a.
a merger, consolidation of share exchange in which we or a subsidiary is a constituent party and we issue shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving us or a subsidiary in which our shares of capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting company or (2) if the surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting company (provided that, all shares of common stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of common stock are converted or exchanged); or

b.
the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by us or a subsidiary, of all or substantially all of our assets and our subsidiaries’ assets taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more of our subsidiaries if substantially all of our assets and our subsidiaries’ assets taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a subsidiary wholly owned by us.

Optional Conversion at Holder’s Election

The Series A convertible redeemable preferred stock are convertible at any time, at the option of the holder, into the number of shares of common stock as is determined by dividing $5,000 per share by the Series A conversion price, initially equal to $0.363 per share (which is the initial conversion price and which is subject to adjustment as described below in “Adjustments to Conversion Price”).

Adjustments to Conversion Price

The conversion price for the Series A convertible redeemable preferred stock will be subject to adjustment from time to time as follows:

Adjustment for Stock Splits and Combinations.  If we at any time after the Series A original issue date effect a subdivision of the outstanding common stock, the Series A conversion price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of common stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of common stock outstanding.  If, after the Series A original issue date, we combine the outstanding shares of common stock, the Series A conversion price in effect immediately before the combination shall be proportionately increased so that the number of shares of common stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of common stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustment for Certain Dividends and Distributions.  If, after the Series A original issue date, we make or issue, or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable on the common stock in additional shares of common stock, then and in each such event the Series A conversion price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A conversion price then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)
the denominator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A conversion price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A conversion price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A convertible redeemable preferred stock simultaneously receive a dividend or other distribution of shares of common stock in a number equal to the number of shares of common stock as they would have received if all outstanding shares of Series A convertible redeemable preferred stock had been converted into common stock on the date of such event.

Adjustments for Other Dividends and Distributions.  If, after the Series A original issue date, we make or issue, or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in our securities (other than a distribution of shares of common stock in respect of outstanding shares of common stock) or in other property and the provisions of Section 1 of our Articles of Amendment of the Amended and Restated Articles of Incorporation do not apply to such dividend or distribution, then and in each such event provision shall be made so that the holders of the Series A convertible redeemable preferred stock shall receive upon conversion thereof, in addition to the number of shares of common stock receivable thereupon, the kind and amount of securities, cash or other property which they would have been entitled to receive had the Series A convertible redeemable preferred stock been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A convertible redeemable preferred stock; provided, however, that no such provision shall be made if the holders of Series A convertible redeemable preferred stock receive, simultaneously with the distribution to the holders of common stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Series A convertible redeemable preferred stock had been converted into common stock on the date of such event.

Adjustment for Merger or Reorganization, etc.  Subject to our definition of a deemed liquidation event, if we are involved in any reorganization, recapitalization, reclassification, consolidation or merger in which our common stock (but not the Series A convertible redeemable preferred stock) is converted into or exchanged for securities, cash or other property (other than transactions covered by the provisions above relating to adjustments for certain dividends and distributions and adjustments for other dividends and distributions), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A convertible redeemable preferred stock shall thereafter be convertible in lieu of the common stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of our common stock issuable upon conversion of one share of Series A convertible redeemable preferred stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by our board of directors) shall be made in the application of the provisions with respect to the rights and interests thereafter of the holders of the Series A convertible redeemable preferred stock, to the end that the provisions set forth in this section (including provisions with respect to changes in and other adjustments of the Series A conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A convertible redeemable preferred stock.

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A conversion price, we will as promptly as reasonably practicable, but in any event not later than 10 days thereafter,  compute such adjustment or readjustment and furnish to each holder of Series A convertible redeemable preferred stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A convertible redeemable preferred stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  We will, as promptly as reasonably practicable after the written request at any time of any holder of Series A convertible redeemable preferred stock (but in any event not later than 10 days thereafter), furnish to such holder a certificate setting forth (i) the Series A conversion price then in effect, and (ii) the number of shares of common stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A convertible redeemable preferred stock.

Mandatory Conversion

If at any time on or after the 18 month anniversary of the Series A original issue date, the closing bid price of the common stock equals or exceeds 400% of the Series A conversion price then in effect for at least 20 trading days in a period of 30 consecutive trading days, we shall have the right to convert all outstanding shares of Series A convertible redeemable preferred stock into shares of common stock.

Redemption

In the event that at least 50% of the shares of Series A convertible redeemable preferred stock issued on the Series A original issue date remain outstanding on the 5th anniversary of the Series A original issue date, shares of Series A convertible redeemable preferred stock shall be redeemed by us out of funds lawfully available therefor at a price equal to $5,000 plus any accruing dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or the Redemption Price, in three annual installments commencing not more than 60 days after receipt by us at any time during the period beginning on the 5th anniversary of the Series A original issue date and ending 180 days following the 5th anniversary of the Series A original issue date, from the holders of at least a majority of the then outstanding shares of Series A convertible redeemable preferred stock, of written notice requesting redemption of all shares of Series A convertible redeemable preferred stock. The date of each such installment shall be referred to as a Redemption Date. On each Redemption Date, we shall redeem, on a pro rata basis in accordance with the number of shares of Series A convertible redeemable preferred stock owned by each holder, that number of outstanding shares of Series A convertible redeemable preferred stock determined by dividing (i) the total number of shares of Series A convertible redeemable preferred stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If we do not have sufficient funds legally available to redeem on any Redemption Date all shares of Series A convertible redeemable preferred stock to be redeemed on such Redemption Date, we shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after we have the funds legally available therefor.

Voting Rights

Holders of the Series A convertible redeemable preferred stock are entitled to vote on an as-converted basis together with the holders of common stock, and not separately as a class except as required by law or by our articles of amendment of our amended and restated articles of incorporation.

Listing

The Series A convertible redeemable preferred stock is not currently listed for trading on any stock exchange or market, and we do not intend to have it listed for trading.

Description of our Outstanding Warrants

On November 19, 2009, we completed a private placement of warrants to purchase an aggregate of 1,628,800 shares of our common stock, par value $0.001 per share.  The warrants have an exercise price of $0.33, which is equal to the volume-weighted average price of a share of our common stock measured over the 30-day period immediately preceding November 12, 2009.  The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.  The warrants do not confer upon the holder any voting or any other rights of our shareholders.

DESCRIPTION OF WARRANTS

The warrants to be issued pursuant to exercise of the subscription rights will be separately transferable following their issuance and through [●], 2015, and will expire thereafter.  The warrants may be exercised for $[●] per share (representing [●]% of the offering price of the common stock under the subscription rights) commencing on [●], 2010 and at any time through [●], 2015.  We intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on December [●], 2015.  The common stock underlying the warrants, upon issuance, will also be traded on the OTC Bulletin Board under the symbol “TKOI.”

The warrants will be issued pursuant to a warrant agreement by and between Telkonet and [●], the warrant agent.

Certificates for all warrants acquired will be mailed as soon as practicable after the rights offering has expired, payment for the shares of common stock and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, unless shares are held of record by Cede & Co. or by any other depository or nominee through the facilities of DTC on behalf of the shareholder or on behalf of the shareholder’s broker, dealer, custodian bank, trustee or other nominee, in which case the shareholder will have any warrants acquired by the shareholder credited to the account of Cede & Co. or the other depository or nominee as soon as practicable after the rights offering has expired, payment for the shares of common stock and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

We will deliver certificates representing your warrants or credit your account at your nominee holder with the warrants that you purchased pursuant to your over subscription right as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.  Upon the merger, consolidation, sale of substantially all of our assets, or other similar transaction, the warrant holders shall, at our option, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire.  Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.  The warrants do not confer upon the holder any voting or any other rights of our shareholders.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion sets forth certain U.S. federal income tax considerations of the receipt of subscription rights described in this prospectus and of the exercise or expiration of those subscription rights to U.S. Holders (as defined below) of our common stock and preferred stock that hold such stock as a capital asset for Federal income tax purposes.  This discussion is based upon the Code, Treasury Regulations promulgated thereunder, judicial decisions, and the U.S. Internal Revenue Service’s, or IRS, current administrative rules, practices and interpretations of law, all as in effect on the date of this document, and all of which are subject to change, possibly with retroactive effect.  This discussion applies only to U.S. Holders and does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual investment circumstances or to holders who may be subject to special tax rules, including, without limitation, holders of preferred stock, partnerships (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), holders who are dealers in securities or foreign currency, traders in securities that use a mark-to-market method of accounting for securities holdings, U.S. expatriates, U.S. persons whose functional currency is not the U.S. dollar, insurance companies, tax-exempt organizations, non-U.S. Holders, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of whom may be subject to tax rules that differ significantly from those summarized below.

In addition, newly enacted legislation imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless additional certification, information reporting and other specified requirements are satisfied.  Failure to comply with the new reporting requirements could result in withholding tax being imposed on payments of interest, dividends and sales proceeds to foreign intermediaries and certain non-U.S. Holders.  Prospective investors should consult their own tax advisers regarding this new legislation.

We have not sought, and will not seek, a ruling from the IRS regarding the U.S. federal income tax consequences of this offering or the related share issuance . This discussion is based on varying interpretations that could result in U.S federal income tax consequences different from those described below. The following discussion does not address the tax consequences of this offering or the related share issuance under foreign, state, or local tax laws, or the alternative minimum tax provisions of the Code.  Accordingly, each holder of common stock is urged to consult its tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.

For purposes of this description, a “U.S. Holder” is a holder that is for U.S. federal income tax purposes:

●	a citizen or resident of the U.S.;

●	a corporation or other entity taxable as a corporation that is created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation, regardless of its source; or

●
a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. person ).

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  Any stockholder that is a partnership holding common stock, or any partner in such a partnership, should consult his or her tax advisors.

THIS SUMMARY IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, OR TAX ADVICE.  THE U.S. FEDERAL INCOME TAX TREATMENT OF THE RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS.  ACCORDINGLY, EACH U.S. HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

Receipt of the Subscription Rights

We intend to take the position that the distribution of the subscription rights should be a non-taxable distribution to U.S. holders under Section 305(a) of the Code.  This position is not free from doubt and is not binding on the IRS, or the courts.   If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to holders of our common stock and preferred stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. The distribution of the subscription rights would be taxable under Section 305(b) of the Code, for example, if it were a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our shareholders and an increase in the proportionate interest of other shareholders in our assets or earnings and profits, if any.

The remainder of this discussion assumes that holders of our common stock who elect to receive the subscription rights will not be subject to U.S. federal income tax on such receipt.

Tax Basis and Holding Period of the Subscription Rights

A U.S. Holder's tax basis in the subscription rights will depend on the fair market value of the subscription rights and the fair market value of our common stock at the time of the distribution.

●
If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock represents 15 percent or more of the total fair market value of our common stock at the time of the distribution, a holder must allocate the basis of the holder's shares of common stock (with respect to which the subscription rights were distributed) between such stock and the subscription rights received by such holder. This allocation is made in proportion to the fair market value of the common stock and the fair market value of the subscription rights at the date of distribution.

●
If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock is less than 15% of the total fair market value of our common stock at the time of the distribution, the basis of such subscription rights will be zero unless the holder elects to allocate part of the basis of the holder's shares of common stock (with respect to which the subscription rights were distributed) to the subscription rights. A holder makes such an election by attaching a statement to the holder's tax return for the year in which the subscription rights are received. This election, once made, will be irrevocable with respect to those rights. Any holder that makes such election should retain a copy of the election and of the tax return with which it was filed in order to substantiate the use of an allocated basis upon a subsequent disposition of the stock acquired by exercise. If the basis of a holder's subscription rights is deemed to be zero because the fair market value of the subscription rights at the time of distribution is less than 15% of the fair market value of our common stock and the holder does not make the election described above, the holder's basis of the shares of common stock with respect to which such rights are received will not change.

●
If an allocation of basis is made between the subscription rights and common stock, and the subscription rights are later exercised, the tax basis in the common stock originally owned by the holder will be reduced by an amount equal to the tax basis allocated to the subscription rights and any tax basis allocated to the subscription rights must be apportioned between the right to acquire common stock and the right to receive a warrant in proportion to their values on the date of distribution. For these purposes, the value of the right to acquire common stock will be that amount that bears the same ratio to the value of a subscription right as the value of one share of common stock bears to the value of one unit, consisting of one share of common stock and one warrant. The value of the right to receive a warrant will be the difference between the value of the subscription right and the right to acquire common stock as determined above.

The holding period for the subscription rights received by a U.S. Holder of common stock in the rights offering will include the holder's holding period for the common stock with respect to which the subscription rights were received.

Sale or Other Disposition of the Subscription Rights

If a U.S. holder sells or otherwise disposes of the subscription rights received in the rights offering prior to the expiration date, the U.S. holder will generally recognize capital gain or loss equal to the difference between (a) the proceeds of sale and (b) the holder’s tax basis, if any, in the subscription rights being sold or otherwise disposed of (determined as described above).  Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights, determined as described in “—Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition.

Expiration of the Subscription Rights

If the subscription rights expire without exercise while the holder continues to hold the shares of our common stock with respect to which the subscription rights are received, the holder will recognize no loss and the tax basis of the common stock with respect to which the subscription rights were received will equal its tax basis before receipt of the subscription rights.  If the subscription rights expire without exercise or are exercised after you have disposed of the shares of our common stock with respect to which the subscription rights are received, the tax consequences are uncertain and you should consult your tax advisor regarding your ability to recognize a loss (if any) on the expiration of the subscription rights, or regarding the tax basis of the shares acquired upon exercise.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

A U.S. Holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering.

The tax basis of the common stock and warrants acquired through exercise of the subscription rights will equal the sum of (a) the exercise price and (b) the holder's tax basis, if any, in the subscription rights (determined as described above). The subscription price must be allocated between the common stock and warrants acquired in proportion to their relative fair market values on the exercise date. The basis of the common stock acquired will then be the sum of that portion of the subscription price so allocable to the common stock, plus the portion, if any, of the basis of the subscription rights allocable to the right to acquire common stock, determined in the manner described above. The basis of the warrants will be the sum of that portion of the subscription price allocable to such warrants, plus the portion, if any, of the basis of the subscription rights allocable to the right to acquire the warrant, determined in the manner described above. The holding period for the common stock and warrants acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

If a U.S. Holder subsequently exercises a warrant that the holder acquired through the prior exercise of the subscription rights, that holder will not recognize gain or loss upon the subsequent exercise of the warrant. The shares of common stock that the holder acquires as a result of exercising the warrant will have a tax basis equal to that holder's adjusted basis in the warrant, plus the amount paid to exercise the warrant. The holding period of shares acquired upon exercise of a warrant will begin on the day after the warrant is exercised.

If a U.S. Holder sells the warrant to another person, the holder will recognize taxable gain or loss, if any, in an amount equal to the difference between (a) the proceeds from the sale and (b) the holder's tax basis in the warrant (determined as described above). This gain or loss will be a capital gain or loss if the warrant is a capital asset in the hands of the seller. Whether the capital gain will be long-term or short-term capital gain will depend on the seller's holding period for the warrant.

If the U.S. Holder allows the warrant to lapse or expire without exercise, the warrant is deemed to be sold or exchanged on the date of expiration. Therefore, the holder will generally recognize a capital loss in an amount equal to the holder's basis in the warrant (determined as described above). The loss is treated as short-term or long-term depending on the holder's holding period in the warrant.

A U.S. holder who exercises the subscription rights received in the offering after disposing of the shares of our common stock with respect to which the subscription rights are received should consult such holder’s tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code, which would defer losses otherwise recognizable where certain holding period thresholds are met.

Sale or Other Disposition of the Subscription Rights Shares

If a U.S. holder sells or otherwise disposes of the shares received as a result of exercising a right, such U.S. holder’s gain or loss recognized upon that sale or other disposition will be a capital gain or loss assuming the share is held as a capital asset at the time of sale.  This gain or loss will be long-term if the share has been held at the time of sale for more than one year.

Information Reporting and Backup Withholding

Payments made to you of proceeds from the sale of subscription rights or rights shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding.  Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding.  Backup withholding is not an additional tax.   Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

On or about [●], 2010, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus to the holders of our common stock and our Series A convertible redeemable preferred stock on the record date who are entitled to participate in this rights offering.  Subscription rights holders who wish to exercise their subscription rights and purchase shares of our common stock and related warrants must complete the subscription rights certificate and, if applicable, the Notice of Guaranteed Delivery and return it with payment for the shares to the subscription agent at the following address:

[●]

See “The Rights Offering — Methods for Exercising Subscription Rights” and “The Rights Offering  — Guaranteed Delivery Procedures.” If you have any questions, you should contact [●], our information agent for the rights offering, at [●] or by e-mail to [●].  Other than as described in this prospectus, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock and warrants.

To the extent required, we will file, during any period in which offers or sales are being made, a supplement to this prospectus which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

In order to comply with certain states’ securities laws, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.

Source Capital Group, Inc. is the dealer-manager of this rights offering and standby placement agent for any shares (and related warrants) not subscribed for by the holders of subscription rights.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such act.  In such capacity, Source Capital Group, Inc. will provide advice to our company in connection with the rights offering, marketing assistance, including the solicitation of offers to purchase the transferable subscription rights, and the solicitation of offers to purchase any shares (and related warrants) that are not subscribed for by the holders of subscription rights when such shares (and related warrants) are reoffered by us to the public at a price of $____ per share  (and related warrant), which is the same as the exercise price of the subscription rights.  The dealer-manager does not make any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares or warrants.  We have agreed to pay the dealer-manager cash compensation of 8% of the gross proceeds of this offering, less $15,000, the amount of the advance we paid to the dealer-manager.  We have also agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended and certain liabilities arising out of, relating to or in connection with the rights offering, any of the other transactions contemplated thereby or the performance of the dealer-manager’s services to us with respect to the rights offering.  We will not, however, be responsible to indemnify the dealer-manager for any losses, claims, damages, liabilities or expenses that are finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of the dealer-manager or its affiliates.  We will enter into the Dealer Manager Agreement contemporaneously with the commencement of the rights offering.  The dealer-manager’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of opinions of our counsel and “cold comfort” letters of auditors.  The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Goodwin Procter llp, Boston, Massachusetts.

EXPERTS

Our consolidated financial statements as of December 31, 2009 and 2008, and for each of the years in the two-year period ended December 31, 2009, appearing in our Annual Report on Form 10-K for the year ended December 31, 2009 have been included in this prospectus and registration statement in reliance upon the report of RBSM LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.

Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for information on the operating rules and procedures for the public reference room.

We maintain an Internet site at www.telkonet.com.  We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus does not contain all of the information included in the registration statement.  We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov.  Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete.  Please refer to the actual exhibit for a more complete description of the matters involved.

Any questions regarding the Telkonet, Inc. rights offering or requests for additional copies of documents may be directed to [●] at [●] Monday through Friday (except bank holidays), between 9:00 a.m. and 5:00 p.m., Eastern time.

TELKONET, INC.

Up to [●] Shares of Common Stock
And Warrants to Purchase [●] Shares of Common Stock
Issuable upon Exercise of Rights to Subscribe for Such Shares and Warrants
PRELIMINARY PROSPECTUS
[●], 2010

TELKONET, INC.

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Telkonet, Inc.
Milwaukee, WI

We have audited the accompanying consolidated balance sheets of Telkonet, Inc. and its subsidiaries (the "Company") as of December 31, 2009 and 2008 and the related consolidated statements of operations, equity, and cash flows for each of the two years in the period ended December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telkonet, Inc. and its subsidiaries as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note A to the accompanying financial statements, the Company has incurred significant operating losses in current year and also in the past. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP
Certified Public Accountants

New York, New York
March 31, 2010

TELKONET, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$503,870	$168,492
Accounts receivable, net	251,684	836,336
Inventories	906,583	1,733,940
Other current assets	246,936	230,539
Current assets from discontinued operations	-	476,459
Total current assets	1,909,073	3,445,766

Property and equipment, net	254,499	403,593

Other assets:
Marketable securities	-	397,403
Deferred financing costs, net	227,767	432,136
Goodwill and other intangible assets, net	13,895,792	15,137,469
Other assets	8,000	98,807
Other assets from discontinued operations	-	6,593,169
Total other assets	14,131,559	22,658,984

Total Assets	$16,295,131	$26,508,343

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,866,120	$2,561,213
Accrued liabilities and expenses	2,271,838	1,996,044
Line of credit	387,000	574,005
Other current liabilities	169,606	278,034
Current Liabilities from discontinued operations	-	13,450,362
Total current liabilities	5,694,564	18,859,658

Long-term liabilities:
Convertible debentures, net of debt discounts of $457,560 and $825,585, respectively	1,148,463	1,311,065
Derivative liability	1,881,299	2,573,126
Note payable	300,000	-
Deferred lease liability and other	50,791	50,791
Long-term liabilities from discontinued operations	-	-
Total long-term liabilities	3,380,553	3,934,982

Commitments and contingencies		-

Redeemable preferred stock, Series A; par value $.001 per share; 215 shares authorized, 215 and 0 shares issued and outstanding at December 31, 2009 and 2008, respectively, net (Face value $1,075,000 and $0, respectively)	732,843	-

Equity
Preferred stock, undesignated, par value $.001 per share; 14,999,785 shares authorized; none issued and outstanding at December 31,2009 and 2008, respectively	-	-
Common stock, par value $.001 per share; 155,000,000 shares authorized; 96,563,771 and 87,525,495 shares issued and outstanding at December 31, 2009 and 2008, respectively	96,564	87,526
Additional paid-in-capital	120,132,088	118,197,450
Accumulated deficit	(113,741,481)	(114,801,318)
Accumulated comprehensive loss	-	(32,750)
Total stockholders’ equity attributable to Telkonet, Inc.	6,487,171	3,450,908
Non controlling interest	-	262,795
Total equity	6,487,171	3,713,703

Total Liabilities and Equity	$16,295,131	$26,508,343

See accompanying notes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSSES)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Revenues, net:
Product	$6,521,906	$13,043,114
Recurring	3,996,147	3,515,887
Total Revenue	10,518,053	16,559,001

Cost of Sales:
Product	3,878,988	8,105,304
Recurring	1,313,108	1,680,832
Total Cost of Sales	5,192,096	9,786,136

Gross Profit	5,325,957	6,772,865

Operating Expenses:
Research and Development	1,080,148	2,036,129
Selling, General and Administrative	6,895,624	9,252,381
Impairment of Goodwill and Long Lived Assets	1,000,000	2,380,000
Stock Based Compensation	235,234	699,639
Depreciation and Amortization	348,189	391,023
Total Operating Expenses	9,559,195	14,759,172

Loss from Operations	(4,233,238)	(7,986,307)

Other Income (Expenses):
Financing Expense, net	(1,384,502)	(2,814,795)
Gain (Loss) on Derivative Liability	777,750	(1,174,121)
Loss on Sale of Investments	(29,371)	(6,500)
Impairment of Investment in Marketable Securities	(367,653)	(4,098,514)
Total Other Income (Expenses)	(1,003,776)	(8,093,930)

Loss from Continuing Operations Before Provision for Income Tax	(5,237,014)	(16,080,237)

Provision for Income Tax	-	-

Loss from Continuing Operations	$(5,237,014)	$(16,080,237)

Discontinued Operations
Loss from Discontinued Operations	(635,735)	(7,905,302)
Gain on Deconsolidation	6,932,586	-

Net Income (Loss) attributable to common stockholders	$1,059,837	$(23,985,539)

Net Income (Loss) per share:
Loss per share from continuing operations – basic and diluted	$(0.06)	$(0.20)
Income (Loss) per share from discontinued operations – basic and diluted	$0.07	$(0.10)
Net Income (Loss) per share – basic	$0.01	$(0.30)
Net Income (Loss per share – diluted	$0.01	$(0.30)
Weighted average common shares outstanding – basic	94,486,950	79,153,788
Weighted average common shares outstanding – diluted	102,866,200	79,153,788

Comprehensive Income (Loss):
Net Income (Loss)	$1,059,837	$(23,985,539)
Unrealized gain (loss) on investment	32,750	(32,750)

Comprehensive Income (Loss)	$1,092,587	$(24,018,289)

See accompanying notes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid in Capital	Accumulated Deficit	Comprehensive Income (Loss)	Noncontrolling Interest	Total
Balance at January 1, 2008			70,826,544	$70,827	$112,013,093	$(90,815,779)	$-	$-	$21,268,141

Shares issued in exchange for services rendered and accrued at approximately $1.00 per share	-	-	346,244	346	345,060	-	-	-	345,406

Shares issued for cashless warrants exercised	-	-	1,000,000	1,000	(1,000)	-	-	-	-

Shares issued in connection with Private Placement	-	-	2,500,000	2,500	1,497,500	-	-	-	1,500,000

Adjustment shares issued for investment in affiliate	-	-	3,046,425	3,046	(3,046)	-	-		-

Adjustment shares issued for purchase of subsidiary	-	-	1,882,225	1,882	(1,882)	-	-	-	-

Shares issued from escrow contingency in purchase of subsidiary	-	-	600,000	600	379,400	-	-	-	380,000

Shares issued in exchange for convertible debentures	-	-	7,324,057	7,324	1,356,026	-	-	-	287,106

Value of additional warrants issued in conjunction with anti-dilution provision	-	-	-	-	200,459	-	-	-	200,459

Stock-based compensation expense related to the re-pricing of investor warrants	-	-	-	-	1,598,203	-	-	-	1,598,203

Stock-based compensation expense related to employee stock options	-	-	-	-	559,478	-	-	-	559,478

Value of warrants attached to note payable	-	-	-	-	254,160	-	-	-	254,160

Holding loss on available for sale securities	-	-	-	-	-	-	(32,750)	-	(32,750)

Non-controlling interest	-	-	-	-	-	-	-	262,795	262,795

Loss from discontinued operations	-	-	-	-	-	(7,905,302)	-	-	(7,905,302)

Loss from continuing operations	-	-	-	-	-	(16,080,237)	-	-	(16,080,237)

Balance at December 31, 2008	-	-	87,525,495	$87,526	$118,197,450	$(114,801,318)	$(32,750)	$262,795	$3,717,703

See accompanying notes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF EQUITY (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid in Capital	Accumulated Deficit	Comprehensive Income (Loss)	Noncontrolling Interest	Total
Balance at January 1, 2009			87,525,495	$87,526	$118,197,450	$(114,801,318)	$(32,750)	$262,795	$3,713,703

Shares issued in exchange for services rendered at approximately $0.12 per share	-	-	83,333	83	9,917	-	-	-	10,000

Shares issued for warrants exercised at $0.09 per share	-	-	780,000	780	70,746	-	-	-	71,526

Shares issued in exchange for convertible debentures	-	-	8,174,943	8,175	714,339	-	-	-	722,514

Stock-based compensation expense related to employee stock options	-	-	-	-	216,842	-	-		216,842

Re-pricing of investor warrants	-	-	-	-	70,486	-	-	-	70,486

Issuance of investor warrants	-	-	-	-	510,151	-	-	-	510,151

Warrants issued with redeemable convertible preferred stock	-	-	-	-	287,106	-	-	-	287,106

Beneficial conversion feature of redeemable convertible preferred stock	-	-	-	-	70,922	-	-	-	70,922

Accretion of preferred discount	-	-	-	-	(5,967)	-	-	-	(5,967)

Accretion of preferred dividends	-	-	-	-	(9,904)	-	-	-	(9,904)

Unrealized Gain on available for sale securities	-	-	-	-	-	-	32,750	-	32,750

Reclass of non-controlling interest	-	-	-	-	-	-	-	(262,795)	(262,795)

Income from discontinued operations	-	-	-	-	-	6,296,851	-	-	6,296,851

Loss from continuing operations	-	-	-	-	-	(5,237,014)	-	-	(5,237,014)

Balance at December 31, 2009	-	$-	96,563,771	$96,564	$120,123,088	$(113,741,481)	$-	$-	$6,487,171

See accompanying notes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Increase (Decrease) In Cash and Equivalents
Cash Flows from Operating Activities:
Net income (loss) attributable to common shareholders	$1,059,837	$(23,985,539)
Net (income) loss from discontinued operations	(6,296,851)	7,905,302
Net loss from continuing operations	(5,237,014)	(16,080,237)

Adjustments to reconcile net loss from operations to cash used in operating activities:
Amortization of debt discounts and financing costs	683,317	745,392
Impairment of goodwill and long-lived assets	1,000,000	2,380,000
Impairment of investment in affiliate	367,653	4,098,514
Loss on sale of investment	29,371	6,500
(Gain) loss on derivative liability	(777,750)	1,174,121
Stock based compensation	226,842	699,639
Fair value of issuance of warrants and re-pricing (financing expense)	580,637	2,052,822
Depreciation and Amortization	348,188	417,888

Increase / decrease in:
Accounts receivable, trade and other	1,341,211	1,090,538
Inventories	827,357	871,349
Prepaid expenses and deposits	65,184	406,246
Deferred revenue	(943)	(37,099)
Other Assets	(46,492)	115,379
Accounts payable, accrued expenses, net	(26,905)	(951,248)
Cash used in continuing operations	(619,344)	(3,010,196)
Cash used in discontinued operations	(287,997)	(1,048,189)
Net Cash Used In Operating Activities	(907,341)	(4,058,385)

Cash Flows From Investing Activities:
Purchase of property and equipment	(2,675)	(14,374)
Advances to unconsolidated subsidiary	(305,539)	-
Proceeds from sale of investment	33,129	6,000
Cash used in continuing operations	(275,085)	(8,374)
Cash used in discontinued operations	(5,979)	(1,128,255)
Net Cash Used In Investing Activities	(281,064)	(1,136,629)

Cash Flows From Financing Activities:
Proceeds from sale of common stock, net of costs and fees	-	1,500,000
Proceeds from issuance of convertible debentures, net of costs	-	3,037,434
Proceeds from issuance of note payable	300,000	-
Proceeds from the issuance of preferred stock	1,075,000	-
Proceeds (repayments) from line of credit	(187,005)	574,005
Financing fees for line of credit and factoring agreement	(25,000)	(84,861)
Repayment of notes payable	-	(1,500,000)
Proceeds from exercise of stock options and warrants	71,526	-
Repayment of capital lease and other	(4,714)	(7,128)
Cash provided by continuing operations	1,229,807	3,519,450
Cash provided by discontinued operations	293,976	1,237,438

Net Cash Provided By Financing Activities	1,523,783	4,756,888
Net Increase (Decrease) In Cash and Equivalents	335,378	(438,126)
Cash and cash equivalents at the beginning of the year	168,492	606,618

Cash and cash equivalents at the end of the year	$503,870	$168,492

 See accompanying notes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Supplemental Disclosures of Cash Flow Information:

Cash transactions:
Cash paid during the period for financing expenses	$350,926	$333,435
Income taxes paid	-	-

Non-cash investing and financing transactions:
Beneficial conversion feature of redeemable convertible preferred stock	70,922	-
Value of warrants issued with redeemable convertible preferred stock	287,106	-
Value of warrants attached to senior note	-	254,160
Value of common stock issued for conversion debenture principal	722,514	1,363,350
Accrued interest reclassified as convertible debenture principal	191,887	-
Equipment purchased under capital lease obligations	-	226,185

See accompanying notes to consolidated financial statements

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Telkonet, Inc., formed in 1999 and incorporated under the laws of the state of Utah, has evolved into a Clean Technology company that develops and manufactures proprietary energy efficiency and SmartGrid networking technology. Prior to January 1, 2007, the Company was primarily engaged in the business of developing, producing and marketing proprietary equipment enabling the transmission of voice and data communications over electric utility lines.

In January 2006, following the acquisition of Microwave Satellite Technologies (MST), the Company began offering complete sales, installation, and service of VSAT and business television networks, and became a full-service national Internet Service Provider (ISP). In 2009, the Company completed the deconsolidation of MST by reducing its ownership percentage and board membership.  Financial statements and accompanying notes included in this report include disclosure of the results of operations for MST, for all periods presented, as discontinued operations.

In March 2007, the Company acquired substantially all of the assets of Smart Systems International (SSI), a leading provider of energy management products and solutions to customers in the United States and Canada.

In March 2007, the Company acquired 100% of the outstanding membership units of EthoStream, LLC, a network solutions integration company that offers installation, sales and service to the hospitality industry. The EthoStream acquisition will enable Telkonet to provide installation and support for PLC products and third party applications to customers across North America.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Telkonet Communications, Inc. and EthoStream, LLC. Significant intercompany transactions have been eliminated in consolidation.

In 2009, the Company completed the deconsolidation of MST by reducing its ownership percentage and board membership.  Financial statements and accompanying notes included in this report include disclosure of the results of operations for MST, for all periods presented, as discontinued operations.  These notes to the consolidated financial statements are presented on a continuing operations basis, except where otherwise indicated.

Investments in entities over which the Company has significant influence, typically those entities that are 20 to 50 percent owned by the Company, are accounted for using the equity method of accounting, whereby the investment is carried at cost of acquisition, plus the Company’s equity in undistributed earnings or losses since acquisition.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has reported a net loss from continuing operations of $(5,237,014) for the year ended December 31, 2009, accumulated deficit of $(113,741,481) and a working capital deficit of $(3,785,491) as of December 31, 2009.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The Company believes that anticipated revenues from operations will be insufficient to satisfy its ongoing capital requirements for at least the next 12 months.  If the Company’s financial resources from operations are insufficient, the Company will require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all.  In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due, or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

Management intends to raise capital through asset-based financing and/or the sale of its stock in private placements.  Management believes that with this financing, the Company will be able to generate additional revenues that will allow the Company to continue as a going concern. There can be no assurance that the Company will be successful in obtaining additional funding.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

The allowance for doubtful accounts was $175,000 and $176,400 at December 31, 2009 and December 31, 2008, respectively. Management identifies a delinquent customer based upon the delinquent payment status of an outstanding invoice, generally greater than 30 days past due date.  The delinquent account designation does not trigger an accounting transaction until such time the account is deemed uncollectible. The allowance for doubtful accounts is determined by examining the reserve history and any outstanding invoices that are over 30 days past due as of the end of the reporting period.  Accounts are deemed uncollectible on a case-by-case basis, at management’s discretion based upon an examination of the communication with the delinquent customer and payment history.  Typically, accounts are only escalated to “uncollectible” status after multiple attempts have been made to communicate with the customer.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life ranges from 2 to 10 years.

Fair Value of Financial Instruments

In January 2008, we adopted the provisions under FASB for Fair Value Measurements, which define fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements.  Our adoption of these provisions did not have a material impact on our consolidated financial statements.  Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date.  The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability.  Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value.  Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment.  These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability.  We have categorized our financial assets and liabilities that are recurring, at fair value into a three-level hierarchy in accordance with these provisions.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Goodwill and Other Intangibles

Goodwill represents the excess of the cost of businesses acquired over fair value or net identifiable assets at the date of acquisition.  Goodwill is subject to a periodic impairment assessment by applying a fair value test based upon a two-step method.  The first step of the process compares the fair value of the reporting unit with the carrying value of the reporting unit, including any goodwill.  We utilize a discounted cash flow valuation methodology to determine the fair value of the reporting unit.  If the fair value of the reporting unit exceeds the carrying amount of the reporting unit, goodwill is deemed not to be impaired in which case the second step in the process is unnecessary.  If the carrying amount exceeds fair value, we perform the second step to measure the amount of impairment loss.  Any impairment loss is measured by comparing the implied fair value of goodwill with the carrying amount of goodwill at the reporting unit, with the excess of the carrying amount over the fair value recognized as an impairment loss.

Long-Lived Assets

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360-10 (formerly Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets). Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset using a discount rate determined by management to be commensurate with the risk inherent to our current business model.

Inventories

Inventories consist of Telkonet Series 5™ products and the Telkonet iWire System™, which the primary components are Gateways, Extenders, iBridges and Couplers, and the primary components of the Telkonet SmartEnergy™ (TSE) and the Networked Telkonet SmartEnergy™ (NTSE) product suites, which are thermostats, sensors and controllers.  Inventories are stated at the lower of cost or market determined by the first in, first out (FIFO) method.

Investments

 Telkonet maintained investments in two publicly-traded companies during the year ended December 31, 2009.  The Company classified these securities as available for sale.  Such securities are carried at fair market value.  Unrealized gains and losses on these securities, if any, are reported as accumulated other comprehensive income (loss), which is a separate component of stockholders’ equity.  Unrealized gains on the sale of one investment resulted in a gain of $32,750 recorded for the year ended December 31, 2009 and an unrealized loss of $32,750 was recorded for the year ended December 31, 2008.  Realized gains and losses and declines in value judged to be other than temporary on securities available for sale, if any, are included in operations.   Realized losses of $397,024 were recognized for the year ended December 31, 2009, of which, a $29,371 loss was recorded in February 2009 for the sale of the Company’s remaining investment in Multiband, and a $367,653 loss was recorded in September 2009 for the write-off of the Company’s remaining investment in Geeks on Call America, Inc.  A realized loss of $4,098,514 was recorded for the write-down of the Company’s investment in Geeks on Call America, Inc. and a loss of $6,500 was recognized for the sale of a portion of the Company’s investment in Multiband, during the year ended December 31, 2008.

Deferred Financing Costs

Deferred financing costs are being amortized under the straight-line method over the terms of the related indebtedness, which approximates the effective interest method and is included in interest expense in the accompanying consolidated statements of operations.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740-10 “Income Taxes.” Under this method, deferred taxes (when required) are provided based on the difference between the financial reporting and income tax bases of assets and liabilities and net operating losses at the statutory rates enacted for future periods. The Company has a policy of establishing a valuation allowance when it is more likely than not that the Company will not realize the benefits of its deferred tax assets in the future.

In June 2006, the FASB issued FASB ASC 740-10-25, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10-25 also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure of such positions. Effective January 1, 2007, the Company adopted the provisions of ASC 740-10-25, as required. As a result of implementing ASC 740-10-25, there has been no adjustment to the Company’s financial statements and the adoption of ASC 740-10-25 did not have a material effect on the Company’s consolidated financial statements for the years ended December 31, 2009 and 2008.

Net Income (Loss) per Common Share

The Company computes earnings per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”).  Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock.  Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period.  Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes and the exercise of the Company's stock options and warrants.

For the year ended December 31, 2009, the  dilutive  income  per  share includes the dilutive effect of shares issuable upon conversion of convertible notes.  For the year ended December 31, 2009, outstanding stock options and warrants were excluded from the dilutive common stock equivalents since their exercise prices were greater than the average market price during the year.

During 2008, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, we recognize revenue in accordance with FASB’s Accounting Standards Codification, or ASC, 605-10, and ASC Topic 13 guidelines that require that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  We defer any revenue for which the product has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product has been delivered or no refund will be required.  The guidelines also address the accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

For equipment under lease, revenue is recognized over the lease term for operating lease and rental contracts. All of the Company’s leases are accounted for as operating leases. At the inception of the lease, no lease revenue is recognized and the leased equipment and installation costs are capitalized and appear on the balance sheet as “Equipment Under Operating Leases.” The capitalized cost of this equipment is depreciated from two to three years, on a straight-line basis down to the Company’s original estimate of the projected value of the equipment at the end of the scheduled lease term. Monthly lease payments are recognized as rental income.

Revenue from sales-type leases for EthoStream products is recognized at the time of lessee acceptance, which follows installation. The Company recognizes revenue from sales-type leases at the net present value of future lease payments. Revenue from operating leases is recognized ratably over the lease period

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Guarantees and Product Warranties

Accounting Standards Codification subtopic 460-10, Guarantees (“ASC 460-10”), requires that upon issuance of a guarantee, the guarantor must disclose and recognize a liability for the fair value of the obligation it assumes under that guarantee.

The Company’s guarantees were issued subject to the recognition and disclosure requirements of ASC 460-10 as of December 31, 2009 and 2008. The Company records a liability for potential warranty claims. The amount of the liability is based on the trend in the historical ratio of claims to sales, the historical length of time between the sale and resulting warranty claim, new product introductions and other factors. The products sold are generally covered by a warranty for a period of one year. In the event the Company determines that its current or future product repair and replacement costs exceed its estimates, an adjustment to these reserves would be charged to earnings in the period such determination is made. During the year ended December 31, 2009 and 2008, the Company experienced approximately three percent of units returned. As of December 31, 2009 and 2008, the Company recorded warranty liabilities in the amount of $104,917 and $146,951, respectively, using this experience factor.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $4,735 and $92,410 in advertising costs during the years ended December 31, 2009 and 2008, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for 2009 and 2008 were $1,080,148 and $2,036,129, respectively.

Comprehensive Income

The Company adopted Statement of Accounting Standards Codification subtopic 220-10, Comprehensive Income (“ASC 220-10”). ASC 220-10 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. ASC 220-10 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Non-controlling Interest

As a result of adopting FASB ASC 810-10 Consolidations – Variable Interest Entities, on January 1, 2009, we present non-controlling interests (previously shown as minority interest) as a component of equity on our Consolidated Balance Sheets and Consolidated Statement of Equity.  The adoption of this guidance did not have any other material impact on our financial position, results of operations or cash flow.

Segment Information

Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision making group, in deciding the method to allocate resources and assess performance. With the exception to the discontinued operations of MST, the Company has one reportable segment for financial reporting purposes, which represents our core business.  The Company’s management makes financial decisions and allocates resources based on the information it receives from its internal management system. The Company’s management relies on the internal management system to provide sales, cost and asset information for the business as a whole.

Stock Based Compensation

We account for our stock based awards in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”), which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors, including employee stock options and restricted stock awards.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

We estimate the fair value of stock options granted using the Black-Scholes valuation model. This model requires us to make estimates and assumptions including, among other things, estimates regarding the length of time an employee will retain vested stock options before exercising them, the estimated volatility of our common stock price and the number of options that will be forfeited prior to vesting. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Changes in these estimates and assumptions can materially affect the determination of the fair value of stock-based compensation and consequently, the related amount recognized in our consolidated statements of operations.

The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. For 2008 and prior years, expected stock price volatility is based on the historical volatility of the Company’s stock for the related vesting periods.

Stock-based compensation expense for the years ended December 31, 2009 and 2008 was $226,842 and $699,639, respectively, net of tax effect.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - NEW ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued FASB ASU 2010-06, “Improving Disclosures about Fair Value Measurements”, which clarifies certain existing disclosure requirements in ASC 820 as well as requires disclosures related to significant transfers between each level and additional information about Level 3 activity. FASB ASU 2010-06 begins phasing in the first fiscal period after December 15, 2009. The Company is currently assessing the impact on its consolidated results of operations and financial condition.

In January 2010, the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain shareholders escrowed shareS represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The Company does not have any escrowed shares held at this time. As such, the Company does not believe this pronouncement will have any material impact on its financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-04 “Accounting for Various Topics—Technical Corrections to SEC Paragraphs” (“2010-04”). 2010-04 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-02 “Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification” (“2010-02”) an update of ASC 810 “Consolidation.” 2010-02 clarifies the scope of ASC 810 with respect to decreases in ownership in a subsidiary to those of a: subsidiary or group of assets that are a business or nonprofit, a subsidiary that is transferred to an equity method investee or joint venture, and an exchange of a group of assets that constitutes a business or nonprofit activity to a non-controlling interest including an equity method investee or a joint venture. Management does not expect adoption of this standard to have any material impact on the Company’s financial position, results of operations or operating cash flows.

In January 2010, the FASB issued Update No. 2010-01 “Accounting for Distributions to Shareholders with Components of Stock and Cash—a consensus of the FASB Emerging Issues Task Force” (“2010-03”) an update of ASC 505 “Equity.” 2010-03 clarifies the treatment of stock distributions as dividends to shareholders and their affect on the computation of earnings per shares. The Company has not and does not intend to declare dividends for preferred to common stock holders. Management does not expect adoption of this standard to have any material impact on the Company’s financial position, results of operations or operating cash flows.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

FASB ASC TOPIC 860 - "Accounting for Transfer of Financial Assets and Extinguishment of Liabilities." In June 2009, the FASB issued additional guidance under Topic 860 which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor's beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor's continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date. The adoption of this Topic is not expected to have a material impact on the Company's financial statements and disclosures.

In October 2009, the FASB issued FASB ASU No. 2009-13, Revenue Recognition (Topic 605): “Multiple Deliverable Revenue Arrangements – A Consensus of the FASB Emerging Issues Task Force.” This standard provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. ASU 2009-13 may be applied retrospectively or prospectively for new or materially modified arrangements in fiscal years beginning on or after June 15, 2010, with early adoption permitted.  The Company is currently assessing the impact on its consolidated financial position and results of operations

In October 2009, the FASB issued ASC 985-605, “Software Revenue Recognition.” This ASC changes the accounting model for revenue arrangements that include both tangible products and software elements that are “essential to the functionality,” and scopes these products out of current software revenue guidance. The new guidance will include factors to help companies determine what software elements are considered “essential to the functionality.” The amendments will now subject software-enabled products to other revenue guidance and disclosure requirements, such as guidance surrounding revenue arrangements with multiple-deliverables. The amendments in this ASC are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The Company is currently assessing the impact on its consolidated financial position and results of operations

In February 2010, the FASB issued FASB ASU 2010-09, Subsequent Events, Amendments to Certain Recognition and Disclosure Requirements, which clarifies certain existing evaluation and disclosure requirements in ASC 855 related to subsequent events. FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the financial statements are issued and is effectively immediately. The new guidance does not have an effect on the Company’s consolidated results of operations and financial condition.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE C - INTANGIBLE ASSETS AND GOODWILL

Total identifiable intangible assets acquired and their carrying values at December 31, 2008 are:

	Gross Carrying Amount	Accumulated Amortization/ Impairment	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable Intangible Assets: EthoStream subscriber lists	$2,900,000	$(432,986)	$2,467,014	-	12.0
Total Amortized identifiable Intangible Assets	2,900,000	(432,986)	2,467,014		12.0
Goodwill - EthoStream	8,796,439	(2,000,000)	6,796,439	-
Goodwill - SSI	5,874,016	-	5,874,016	-
Total	$17,570,455	$(2,432,986)	$15,137,469	$-

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Total identifiable intangible assets acquired and their carrying values at December 31, 2009 are:

	Gross Carrying Amount	Accumulated Amortization/ Impairment	Net	Residual Value	Weighted Average Amortization Period (Years)
Intangible Assets and Goodwill:
Amortized Identifiable Intangible Assets: EthoStream subscriber lists	$2,900,000	$(674,663)	$2,225,337	$-	12.0
Total Amortized identifiable Intangible Assets	2,900,000	(674,663)	2,225,337		12.0
Goodwill - EthoStream	8,796,439	(3,000,000)	5,796,439	-
Goodwill - SSI	5,874,016	-	5,874,016	-
Total	$17,570,455	$(3,674,663)	$13,895,792	$-

Total amortization expense charged to operations for the year ended December 31, 2009 and 2008 was $241,677 and $241,666, respectively. Estimated amortization expense as of December 31, 2009 is as follows:

Years Ended December 31,
2010	$241,667
2011	241,667
2012	241,667
2013	241,667
2014 and after	1,258,670
Total	$2,225,337

The Company does not amortize goodwill. The Company recorded goodwill in the amount of $14,670,455 as a result of the acquisitions of EthoStream and SSI during the year ended December 31, 2007.   The Company evaluates goodwill for impairment based on the fair value of the operating business units to which this goodwill relates at least once a year. The Company generally determines the fair value of a reporting unit using a combination of the income approach, which is based on the present value of estimated future cash flows, and the market approach, which compares the business unit's multiples to its competitors. At December 31, 2009 and 2008, the Company has determined that a portion of the value of EthoStream’s goodwill has been impaired based upon management’s assessment of operating results and forecasted discounted cash flow and has written off $1,000,000 and $2,000,000, respectively, of its value.  During the year ended December 31, 2008, the Company recorded a goodwill impairment charge, included in discontinued operations, of $380,000 related to the additional shares issued upon the release of the purchase price contingency escrow with the MSTI acquisition.

The estimated fair value of our goodwill could change if the Company is unable to achieve operating results at the levels that have been forecasted, the market valuation of our business decreases based on transactions involving similar companies, or there is a permanent, negative change in the market demand for the services offered by the Company. These changes could result in a further impairment of the existing goodwill balance that could require a material non-cash charge to our results of operations.

NOTE D - ACCOUNTS RECEIVABLE

Components of accounts receivable as of December 31, 2009 and 2008 are as follows:

	2009	2008
Accounts receivable (factored)	$736,781	$1,961,535
Advances from factor	(462,957)	(1,075,879)
Due from factor	273,824	885,656
Accounts receivable (non-factored)	152,860	127,080
Allowance for doubtful accounts	(175,000)	(176,400)
Total	$251,684	$836,336

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

In February 2008, the Company entered into a factoring agreement to sell, without recourse, certain receivables to an unrelated third party financial institution in an effort to accelerate cash flow.  Under the terms of the factoring agreement the maximum amount of outstanding receivables at any one time is $2.5 million.  Proceeds on the transfer reflect the face value of the account less a discount.  The discount is recorded as interest expense in the Consolidated Statement of Operations in the period of the sale.  Net funds received reduced accounts receivable outstanding while increasing cash.  Fees paid pursuant to this arrangement are included in “Financing expense” in the Consolidated Statement of Operations and amounted to $197,570 for the year ended December 31, 2009. The amounts borrowed are collateralized by the outstanding accounts receivable, and are reflected as a reduction to accounts receivable in the accompanying consolidated balance sheets.

NOTE E - INVENTORIES

Components of inventories as of December 31, 2009 and 2008 are as follows:

	2009	2008
Raw Materials	$540,434	$843,978
Finished Goods	566,149	1,089,962
Reserve for Obsolescence	(200,000)	(200,000)
Total	$906,583	$1,733,940

NOTE F - OTHER CURRENT ASSETS

Components of other current assets as of December 31, 2009 and 2008 are as follows:

	2009	2008
Investment in sales-type lease - current	$899	$10,270
Prepaid expenses and deposits	246,037	220,269
Total	$246,936	$230,539

EthoStream, LLC’s net investment in sales-type leases, included in other assets, as of December 31, 2009 and 2008 consists of the following:

	2009	2008
Total Minimum Lease Payments to be Received	$912	$11,709
Less: Unearned Interest Income	(13)	(540)
Net Investment in Sales-Type Leases	899	11,169
Less: Current Maturities	(899)	(10,270)
Non-Current Portion	$-	$899

Aggregate future minimum lease payments to be received under the above leases are as follows as of December 31, 2009:

2010	912
2011	-
2012	-
$912

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE G - PROPERTY AND EQUIPMENT

The Company’s property and equipment at December 31, 2009 and 2008 consists of the following:

	2009	2008
Telecommunications and related equipment	117,637	117,493
Development Test Equipment	153,487	153,484
Computer Software	160,894	160,894
Leasehold Improvements	228,017	248,778
Office Equipment	371,251	382,851
Office Fixtures and Furniture	246,298	265,318
Total	1,277,584	1,328,818
Accumulated Depreciation	(1,023,085)	(925,225)
	$254,499	$403,593

Depreciation expense included as a charge to income was $106,513 and $90,364 for December 31, 2009 and 2008 respectively.

NOTE H - MARKETABLE SECURITIES

Geeks on Call America, Inc.

On October 19, 2007, the Company completed the acquisition of approximately 30.0% of the issued and outstanding shares of common stock of Geeks on Call America, Inc. (“GOCA”), the nation's premier provider of on-site computer services.  Under the terms of the stock purchase agreement, the Company acquired approximately 1,160,043 shares of GOCA common stock from several GOCA stockholders in exchange for 2,940,200 shares of the Company’s common stock for total consideration valued at approximately $4.5 million. The number of shares issued in connection with this transaction was determined using a per share price equal to the average closing price of the Company’s common stock on the American Stock Exchange (AMEX) during the ten trading days immediately preceding the closing date. The number of shares was subject to adjustment on the date the Company filed a registration statement for the shares issued in this transaction, which occurred on April 25, 2008. The increase or decrease to the number of shares issued was determined using a per share price equal to the average closing price of the Company’s common stock on the AMEX during the ten trading days immediately preceding the date the registration statement was filed.  The Company accounted for this investment under the cost method, as the Company does not have the ability to exercise significant influence over operating and financial policies of GOCA.  On April 30, 2008, Telkonet issued an additional 3,046,425 shares of its common stock to the sellers of GOCA to satisfy the adjustment provision.

On February 8 2008, Geeks on Call Acquisition Corp., a newly formed, wholly-owned subsidiary of Geeks On Call Holdings, Inc., (formerly Lightview, Inc.) merged with Geeks on Call America, Inc (“GOCA”). As a result of the merger, the Company’s common stock in GOCA was exchanged for shares of common stock of Geeks on Call Holdings Inc.  Immediately following the merger, Geeks on Call Holdings Inc. completed a private placement of its common stock for aggregate gross proceeds of $3,000,000. As a result of this transaction, the Company’s 30% interest in GOCA became an 18% interest in Geeks on Call Holdings Inc.  The Company has determined that its investment in GOCA is impaired because it believes that the fair market value of GOCA has permanently declined.   Accordingly, the Company wrote-off $4,098,514 during the year ended December 31 2008.   The remaining value of this investment, which amounted to $367,653 was determined to be permanently impaired and therefore was completely written off during the year ended December 31, 2009.

Multiband Corporation

In connection with a payment of $75,000 of accounts receivable, the company received 30,000 shares of common stock of Multiband Corporation, a Minnesota-based communication services provider to multiple dwelling units.  The Company classifies this security as available for sale, and is carried at fair market value.  During the year ended December 31, 2008, the Company recorded a loss of $6,500 on the sale of 5,000 shares of its investment in Multiband.  In addition, the Company recorded an unrealized loss of $32,750 due to a temporary decline in value of this security.  The remaining value of this investment amounted to $29,750 as of December 31, 2008.  The Company sold its remaining investment in Multiband and recorded a loss of $29,371 in January 2009.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE I - OTHER LONG TERM ASSETS

Components of other long term assets as of December 31, 2009 and 2008 are as follows:

	2009	2008
Long-term investments – Amperion, Inc.	$8,000	$8,000
Investments in sales-type leases – non current	-	899
Deposits and other	-	89,908
Total	$8,000	$98,807

On November 30, 2004, the Company entered into a Stock Purchase Agreement (“Agreement”) with Amperion, Inc. ("Amperion"), a privately held company. Amperion is engaged in the business of developing networking hardware and software that enables the delivery of high-speed broadband data over medium-voltage power lines. Pursuant to the Agreement, the Company invested $500,000 in Amperion in exchange for 11,013,215 shares of Series A Preferred Stock for an equity interest of approximately 0.8%. The Company accounted for this investment under the cost method, as the Company does not have the ability to exercise significant influence over operating and financial policies of the investee. The carrying value of the Company’s investment in Amperion is $8,000 at December 31, 2009 and 2008.

NOTE J - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2009 and 2008 are as follows:

	2009	2008
Accounts payable	$2,866,120	$2,561,213
Accrued expenses and liabilities	1,101,036	826,276
Accrued payroll and payroll taxes	1,042,268	832,593
Accrued interest	23,617	190,224
Warranty	104,917	146,951
Total	$5,137,958	$4,557,257

 TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE K - LINE OF CREDIT

In September 2008, the Company entered into a two-year line of credit facility with Thermo Credit LLC, a third party financial institution.  The line of credit has an aggregate principal amount of $1,000,000 and is secured by the Company’s inventory.  The outstanding principal balance bears interest at the greater of (i) the Wall Street Journal Prime Rate plus nine (9%) percent per annum, adjusted on the date of any change in such prime or base rate, or (ii) Sixteen percent (16%).  Interest, computed on a 365/360 simple interest basis, and fees on the credit facility are payable monthly in arrears on the last day of each month and continuing on the last day of each month until the maturity date.  The Company may prepay amounts outstanding under the credit facility in whole or in part at any time.  In the event of such prepayment, the lender will be entitled to receive a prepayment fee of four percent (4.0%) of the highest aggregate loan commitment amount if prepayment occurs before the end of the first year and three percent (3.0%) if prepayment occurs thereafter.  The outstanding borrowing under the agreement at December 31, 2009, and 2008, was $387,000 and $574,005, respectively.  The Company has incurred interest expense of $131,538 related to the line of credit for the year ended December 31, 2009. The Prime Rate was 3.25% at December 31, 2009.

On March 24, 2010, the Company received a notice of waiver from Thermo Credit LLC on the cash flow to debt service ratio and tangible net worth requirement, as such terms are defined in items D(10)a and D(10)b of the line of credit agreement.  The waiver is in effect as of December 31, 2009 and for the 90 day period thereafter.

NOTE L - SENIOR CONVERTIBLE DEBENTURES AND SENIOR NOTES PAYABLE

Senior Convertible Debenture

A summary of convertible debentures payable at December 31, 2009 and December 31, 2008 is as follows:

	December 31, 2009	December 31, 2008
Senior Convertible Debentures, accrue interest at 13% per annum and mature on May 29, 2011	$1,606,023	$2,136,650
Debt Discount - beneficial conversion feature, net of accumulated amortization of $558,256 and $295,508 at December 31, 2009 and December 31, 2008, respectively.	(248,633)	(425,458)
Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization of $469,113 and $277,913 at December 31, 2009 and December 31, 2008, respectively.	(208,927)	(400,127)

Total	$1,148,463	$1,311,065
Less: current portion	-	-
	$1,148,463	$1,311,065

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

On May 30, 2008, the Company entered into a Securities Purchase Agreement with YA Global Investments, L.P. (the “Buyer”) pursuant to which the Company agreed to issue and sell to the Buyer up to $3,500,000 of secured convertible debentures (the “Debentures”) and warrants to purchase (the “Warrants”) up to 2,500,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).  The sale of the Debentures and Warrants was effectuated in three separate closings, the first of which occurred on May 30, 2008, and the remainder of which occurred in June 2008.  At the May 30, 2008 closing, the Company sold Debentures having an aggregate principal value of $1,500,000 and Warrants to purchase 2,100,000 shares of Common Stock.  In July 2008, the Company sold the remaining Debentures having an aggregate principal value of $2,000,000 and Warrants to purchase 400,000 shares of Common Stock.

During the year ended December 31, 2009, $722,514 of the principal value of the debentures was converted into 8,174,943 shares of common stock.  Accordingly, as of December 31, 2009, the Company has $1,606,023 outstanding in convertible debentures.

The Debentures accrue interest at a rate of 13% per annum and mature on May 29, 2011.  The Debentures may be redeemed at any time, in whole or in part, by the Company upon payment by the Company of a redemption premium equal to 15% of the principal amount of Debentures being redeemed, provided that an Equity Conditions Failure (as defined in the Debentures) is not occurring at the time of such redemption.  The Buyer may also convert all or a portion of the Debentures at any time at a price equal to the lesser of (i) $0.58, or (ii) ninety percent (90%) of the lowest volume weighted average price of the Company’s Common Stock during the ten (10) trading days immediately preceding the conversion date.  The Warrants expire five years from the date of issuance and entitle the Buyers to purchase shares of the Company’s Common Stock at a price per share of $0.61.

In November 2009, the Company re-priced all of the outstanding warrants issued to YA Global Investments LP to $0.33 per share and issued additional warrants pursuant to anti-dilution provisions in the YA Global warrant agreements which were triggered by the completion of the Series A preferred stock private placement on November 19, 2009.  The warrants entitled the holders to purchase up to 2,121,212 shares of the Company’s common stock at a price per share of $0.33.    The Company valued the warrants at $510,151 using the Black-Scholes pricing model and the following assumptions: contractual term of 5 years, an average risk-free interest rate of 2.2% a dividend yield of 0% and volatility of 123%.

The Debenture meets the definition of a hybrid instrument, as defined in ASC Topic 815 “Derivatives and Hedging”. The hybrid instrument is comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company’s common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value.

The embedded derivative does not qualify as a fair value or cash flow hedge under ASC 815. Accordingly, changes in the fair value of the embedded derivative are immediately recognized in earnings and classified as a gain or loss on the embedded derivative financial instrument in the accompanying statements of operations. There was a gain of $777,750 recognized for the year ended December 31, 2009 and a loss of 1,174,121 for the year ended December 31, 2008.

The Company determines the fair value of the embedded derivatives and records them as a discount to the debt and a derivative liability on the date of issue. The Company recognizes an immediate financing expense for any excess in the fair value of the derivatives over the debt amount.  Upon conversion of the debt to equity, any remaining unamortized discount is charged to financing expense.

The Company amortized the beneficial conversion feature and the value of the attached warrants, and recorded non-cash interest expense in the amount of $453,948, and $573,421, respectively, for the year ended December 31, 2009 and 2008.

At December 31, 2009, the Senior Convertible Debenture had an estimated fair value of $1.6 million.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Senior Note Payable

On July 24, 2007, Telkonet entered into a Senior Note Purchase Agreement with GRQ Consultants, Inc. (“GRQ”) pursuant to which the Company issued to GRQ a Senior Promissory Note (the “Note”) in the aggregate principal amount of $1,500,000. The Note was due and payable on the earlier to occur of (i) the closing of the Company’s next financing, or (ii) January 28, 2008, and bore interest at a rate of nine (6%) percent per annum. The Company incurred approximately $25,000 in fees in connection with this transaction. The net proceeds from the issuance of the Note were for general working capital needs.  On February 8, 2008, this note was repaid in full including $49,750 in accrued but unpaid interest from the issuance date through the date of repayment.

In connection with the issuance of the Note, the Company also issued to GRQ warrants to purchase 359,712 shares of common stock at $4.17 per share. These warrants expire five years from the date of issuance. The Company valued the warrants using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.00%, a dividend yield of 0%, and volatility of 76%. The $195,924 of debt discount attributed to the value of the warrants issued is amortized over the note maturity period (six months) as non-cash interest expense. The Company amortized the value of the attached warrants, and recorded non-cash interest expense in the amount of $29,180, respectively, during the year ended December 31, 2008.

Business Loan

On September 11, 2009, the Company entered into a Loan Agreement in the aggregate principal amount of $300,000 with the Wisconsin Department of Commerce (the “Department”).  The outstanding principal balance bears interest at the annual rate of two (2.00) percent. Payment of interest and principal is to be made in the following manner:   (a) payment of any and all interest that accrues from the date of disbursement commences on January 1, 2010 and continues on the first day of each consecutive month thereafter through and including December 31, 2010; (b) commencing on January 1, 2011 and continuing on the first day of each consecutive month thereafter through and including November 1, 2016, the Company shall pay equal monthly installments of $4,426 each; followed by a final installment on December 1, 2016 which shall include all remaining principal, accrued interest and other amounts owed by the Company to the Department under the Loan Agreement.  The Company may prepay amounts outstanding under the credit facility in whole or in part at any time without penalty.  The credit facility is secured by the Company’s assets and the proceeds from this loan were used for the working capital requirements of the Company.  The outstanding borrowing under the agreement at December 31, 2009 was $300,000.

Aggregate maturities of long-term debt as of December 31, 2009 are as follows:

For the twelve months ended December 31,	Amount
2010	$-
2011	1,653,529
2012	48,465
2013	49,443
2014 and thereafter	154,586
$1,906,023

Note Payable

On May 6, 2008, Telkonet executed a Promissory Note (the “Note”) in favor of Ralph W. Hooper (the “Note”) in the aggregate principal amount of Four Hundred Thousand Dollars ($400,000). The Note was due and payable on the earlier to occur of (i) the closing of the Company’s next financing, or (ii) November 6, 2008. As of December 31, 2008, there was no outstanding liability.

In connection with the issuance of the Note, the Company also issued to Mr. Hooper warrants to purchase 800,000 shares of common stock at $0.60 per share. These warrants expire five years from the date of issuance. The Company valued the warrants using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 3.2%, a dividend yield of 0%, and volatility of 82%. The Company recorded non-cash interest expense in the amount of $254,160 for the value of the attached warrants during the year ended December 31, 2008.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE M - REDEEMABLE PREFERRED STOCK

The Company has designated 215 shares of preferred stock as Series A Preferred Stock (“Series A”).  Each share of Series A shall be convertible, at the option of the holder thereof, at any time, into shares of our Common Stock at an initial conversion price of $0.363 per share, subject to adjustments for anti-dilution provisions.  In the event of a change of control (as defined in the purchase agreement with respect to the Series A), or at the holder’s option, on November 19, 2014 and for a period of 180 days thereafter, provided that at least fifty percent (50%) of the shares of Series A issued on the Series A Original Issue Date remain outstanding as of November 19, 2014, and the holders of at least a majority of the then outstanding shares of Series A provide written notice requesting redemption of all shares of Series A, we are required to redeem the Series A for the purchase price plus any accrued but unpaid dividends.  The Series A accrues dividends at an annual rate of 8% of the original purchase price, and shall be payable only when, as, and if declared by the board of directors of Telkonet.

On November 16, 2009, Telkonet sold 215 shares of Series A with attached warrants to purchase an aggregate of 1,628,800 shares of the Company’s common stock at $0.33 per share.  The Series A shares were sold at a price per share of $5,000 and each Series A share is convertible into approximately 13,774 shares of common stock at a conversion price of $0.363 per share.  The Company received $1,075,000 from the sale of the Series A shares.  Since the Series A may ultimately be redeemable at the option of the holder, the carrying value of the preferred stock, net of discount and accumulated dividends, has been classified as temporary equity on the balance sheet at December 31, 2009.

In accordance with ASC Topic “Debt”, a portion of the proceeds were allocated to the warrants based on their relative fair value, which totaled $287,106 using the Black Scholes option pricing model.  Further, the Company attributed a beneficial conversion feature of $70,922 to the Series A preferred shares based upon the difference between the effective conversion price of those shares and the closing price of the Company’s common stock on the date of issuance.  The assumptions used in the Black-Scholes model are as follows:  (1) dividend yield of 0%; (2) expected volatility of 123%, (3) weighted average risk-free interest rate of 2.2%, (4) expected life of 5 years, and (5) estimated fair value of Telkonet common stock of $0.24 per share.  The expected term of the warrants represents the estimated period of time until exercise and is based on historical experience of similar awards and giving consideration to the contractual terms. The amounts attributable to the warrants and beneficial conversion feature, aggregating $358,028, have been recorded as a discount and deducted from the face value of the preferred stock.  Since the preferred stock is classified as temporary equity, the discount will be amortized over the period from issuance to November 19, 2014 (the initial redemption date) as a charge to additional paid-in capital (since there is a deficit in retained earnings).

The charge to additional paid in capital for amortization of discount and costs for the year ended December 31, 2009 was $5,967.  There was no amortization of discounts for Series A preferred stock for the year ended December 31, 2008.

For the year ended December 31, 2009 we have accrued dividends in the amount of $9,904.  The accrued dividends have been charged to additional paid-in capital (since there is a deficit in retained earnings) and the net unpaid accrued dividends been added to the carrying value of the preferred stock.  There were no accrued dividends for Series A preferred stock for the year ended December 31, 2008.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE N - CAPITAL STOCK

The Company has authorized 15,000,000 shares of preferred stock, with a par value of $.001 per share.  As of December 31, 2009 and 2008, the Company has 96,563,771 and 87,525,495, respectively, of shares of common stock issued and outstanding.  The rights offering may not be effected unless our shareholders approve an increase in our authorized common stock.  As of December 31, 2009 the Company has 215 shares of preferred stock issued and outstanding, designated Series A preferred stock.  As of December 31, 2008 the Company had no shares of preferred stock issued and outstanding.

In February 2008, the Company amended certain stock purchase warrants held by private placement investors to reduce the exercise price under such warrants from $4.17 per share to $0.6978258 per share.  The warrants entitled the holders to purchase an aggregate of up to 3,380,000 shares of Telkonet common stock.   Subsequently, these private placement investors exercised all of their warrants on a cashless basis using the five day volume average weighted price (VWAP) as of January 31, 2008 of $.99 resulting in the issuance of 1,000,000 shares of Company common stock.

During the year ended December 31, 2008, the Company issued 346,244 shares of common stock to consultants for services performed and services accrued in fiscal 2007.  These shares were valued at $345,407, which approximated the fair value of the shares issued during the period services were completed and rendered.

In February 2008, Telkonet completed a private placement with one investor for aggregate gross proceeds of $1.5 million.  Pursuant to this private placement, the Company issued 2,500,000 shares of common stock valued at $0.60 per share.

In April 2008, Telkonet issued an additional 3,046,425 shares of its common stock to the sellers of Geeks on Call America, Inc. to satisfy the adjustment provision in the stock purchase agreement dated October 19, 2007.

In June 2008, Telkonet issued an additional 1,882,225 shares of its common stock to the sellers of Smart Systems International (SSI), to satisfy the adjustment provision in the purchase agreement dated March 9, 2007.

During the year ended December 31, 2008, Telkonet issued an aggregate of 600,000 shares of its common stock to Frank T. Matarazzo pursuant to the stock purchase agreement between Telkonet and MST, dated January 31, 2006.  These shares were valued at $380,000, which approximated the fair value of the shares on the date the shares were issued.

During the year ended December 31, 2008, Telkonet issued 7,324,057 shares of common stock at approximately $0.19 per share to its senior convertible debenture holders in exchange for $1,363,350 of debentures.

During the year ended December 31, 2009, the Company issued 83,333 shares of common stock to consultants for services performed and services accrued in fiscal 2008.  These shares were valued at $10,000, which approximated the fair value of the shares when they were issued.

During the year ended December 31, 2009, the Company issued 780,000 shares of common stock at approximately $0.09 per share to warrant holders in exchange for the exercise of their stock purchase warrants.

During the year ended December 31, 2009, the Company issued 8,174,943 shares of common stock at approximately $0.09 per share to its senior convertible debenture holders in exchange for $722,514 of debentures.

NOTE O - STOCK OPTIONS AND WARRANTS

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees of the Company under a non-qualified employee stock option plan.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.00 - $1.99	4,417,133	3.93	$1.02	4,273,550	$1.01
$2.00 - $2.99	997,500	5.48	$2.52	957,250	$2.51
$3.00 - $3.99	536,250	6.08	$3.23	413,500	$3.28
$4.00 - $4.99	70,000	5.83	$4.33	58,500	$4.33
$5.00 - $5.99	100,000	5.57	$5.17	88,000	$5.16
	6,120,883	4.42	$1.56	5,790,800	$1.52

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2008	8,105,429	$1.98
Granted	185,000	1.00
Exercised	-	-
Cancelled or expired	(1,296,500)	2.71
Outstanding at December 31, 2008	6,993,929	$1.82
Granted	320,000	1.00
Exercised	-	-
Cancelled or expired	(1,193,046)	2.91
Outstanding at December 31, 2009	6,120,883	$1.56

The weighted-average fair value of stock options granted to employees during the years ended December 31, 2009 and 2008 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

	2009	2008
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	3.5%	2.9%
Expected stock price volatility	81%	78%
Expected dividend payout	-	-
Expected option life (in years)	5.0	5.0
Fair value per share of options granted	$0.30	$0.55

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The expected life of awards granted represents the period of time that they are expected to be outstanding. We determine the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules, exercise patterns and pre-vesting and post-vesting forfeitures. We estimate the volatility of our common stock based on the calculated historical volatility of our own common stock using the trailing 24 months of share price data prior to the date of the award. We base the risk-free interest rate used in the Black-Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. We have not paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Consequently, we use an expected dividend yield of zero in the Black-Scholes-Merton option valuation model. We use historical data to estimate pre-vesting option forfeitures and record share-based compensation for those awards that are expected to vest. In accordance with ASC 718-10, we adjust share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience.

There were no options exercised during the years ended December 31, 2009 and 2008.  Additionally, the total fair value of shares vested during the year ended December 31, 2009 and 2008 was $216,842 and $559,478, respectively.

Total stock-based compensation expense recognized in the consolidated statement of earnings for the year ended December 31, 2009 and 2008 was $235,234 and $699,639, respectively, net of tax effect. Additionally, the aggregate intrinsic value of options outstanding and unvested as of December 31, 2009 and 2008 was $0.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to the Company consultants.  These options were granted in lieu of cash compensation for services performed.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$1.00	740,000	1.56	$1.00	740,000	$1.00

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Transactions involving options issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2008	1,815,937	$1.00
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2008	1,815,937	$1.00
Granted	-	-
Exercised	-	-
Canceled or expired	(1,075,937)	1.00
Outstanding at December 31, 2009	740,000	$1.00

There were no non-employee stock options vested during the years ended December 31, 2009 and 2008, respectively.

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock issued to non-employees of the Company.  These warrants were granted in lieu of cash compensation for services performed or financing expenses and in connection with placement of convertible debentures.

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.33	6,326,751	4.27	$0.33	6,326,751	$0.33
$0.60	800,000	3.35	$0.60	800,000	$0.60
$1.00	500,000	2.00	$1.00	500,000	$1.00
$2.59	862,452	1.62	$2.59	862,452	$2.59
$3.82	3,310,026	2.01	$3.98	3,310,026	$3.98
$4.17	359,712	2.56	$4.17	359,712	$4.17
	12,158,941	3.26	$1.60	12,158,941	$1.60

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2008	7,673,627	$4.15
Issued	4,164,140	1.31
Exercised	(3,380,000)	0.70	*
Canceled or expired	-	-
Outstanding at December 31, 2008	8,457,767	$2.19
Issued	4,481,174	0.58
Exercised	(780,000)	0.09
Canceled or expired	-	-
Outstanding at December 31, 2009	12,158,941	$1.60
______________

*The warrants were issued to Enable Capital and originally priced at $4.17 per share.  In February 2008, these warrants were re-priced to $0.6978258 per share and the holders exercised the warrants on a cashless basis and received 1,000,000 shares.

The Company issued 2,121,212 warrants to a Convertible Debenture holder, 1,628,800 warrants to Series A preferred stockholders, and 231,162 to Convertible Senior Notes holders during the year ended December 31, 2009.   The Company issued 2,500,000 to a Convertible Debenture holder, 864,140 warrants to Convertible Senior Notes holders and 800,000 to a Note holder, During the year ended December 31, 2008.  The Company did not issue any compensatory warrants during the years ended December 31, 2009 or 2008.

The purchase price of the warrants issued to Convertible Senior Note holders was adjusted from $4.70 to $3.82 per share and approximately 231,162 additional warrants were issued during the year ended December 31, 2009 in accordance with the anti-dilution protection provision of the Convertible Senior Notes Payable Agreement (the “Agreement”) dated October 27, 2005, upon the occurrence of certain events as defined in the Agreement.

In February 2008, the Company amended certain stock purchase warrants held by private placement investors to reduce the exercise price under such warrants from $4.17 per share to $0.6978258 per share.  The warrants entitled the holders to purchase an aggregate of up to 3,380,000 shares of Telkonet’s common stock.   Subsequently, these private placement investors exercised all of their warrants on a cashless basis using the five day volume average weighted price (VWAP) as of January 31, 2008 of $.99 resulting in the issuance of 1,000,000 shares of Company common stock.  The Company has accounted for the amended warrants issued, valued at $1,224,236, as other expense using the Black-Scholes pricing model and the following assumptions: contractual term of 5 years, an average risk-free interest rate of 3.5% a dividend yield of 0% and volatility of 70%.  In addition, during the year ended December 31, 2008, the Company recorded non-cash expenses of $454,619 for issuing additional warrants and the re-pricing of outstanding warrants in accordance with the anti-dilution provision of the warrant agreements.

In July 2009, the Company amended certain stock purchase warrants held by private placement investors to reduce the exercise price under such warrants from $0.60 per share to approximately $0.09 per share.  The warrants entitled the holders to purchase an aggregate of up to 780,000 shares of the Company’s common stock.   Subsequently, these private placement investors exercised all of their warrants, and the Company has accounted for the amended warrants issued, valued at $70,486, as financing expense using the Black-Scholes pricing model and the following assumptions: contractual term of 5 years, an average risk-free interest rate of 1.6% a dividend yield of 0% and volatility of 103%.

In November 2009, the Company issued warrants to YA Global Investments LP pursuant to anti-dilution provisions in their existing warrant agreements that were triggered by the completion of the Series A preferred stock private placement.  These warrants entitled the holders to purchase up to 2,121,212 shares of the Company’s common stock at a price per share of $0.33.   The Company has accounted for the warrants, valued at $510,151, as financing expense using the Black-Scholes pricing model and the following assumptions: contractual term of 5 years, an average risk-free interest rate of 2.2% a dividend yield of 0% and volatility of 123%.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE P - RELATED PARTY TRANSACTIONS

In connection with the Series A Preferred Stock private placement transaction, on November 16, 2009, the Company entered into an Executive Officer Reimbursement Agreement with each of (i) Jason L. Tienor, the Company’s President and Chief Executive Officer, (ii) Richard J. Leimbach, the Company’s Chief Financial Officer, and (iii) Jeffrey J. Sobieski, the Company’s Chief Operating Officer (collectively, the “Executive Officers”), pursuant to which the Executive Officers agreed to convert a portion of outstanding indebtedness of the Company owed to such Executive Officers into Series A shares and Warrants pursuant to the Securities Purchase Agreement.  Mr. Tienor converted $20,000 of outstanding indebtedness into 4 Series A shares and Warrants to purchase 30,304 shares of Common Stock. Mr. Leimbach converted $10,000 of outstanding indebtedness into 2 Series A shares and Warrants to purchase 15,152 shares of Common Stock. Mr. Sobieski converted $20,000 of outstanding indebtedness into 4 Series A shares and Warrants to purchase 30,304 shares of Common Stock.

Anthony Paoni, Chairman of the Company’s board of directors, participated in the private placement of Series A Preferred Stock, purchasing five shares of Series A convertible redeemable preferred stock (convertible into 68,870 shares of common stock) and warrants to purchase 37,880 shares of common stock, for an aggregate purchase price of $25,000.

Anthony Paoni, Chairman, also is compensated $4,000 per month for executive consulting  services.

From time to time the Company may receive advances from certain of its officers to meet short term working capital needs.  These advances may not have formal repayment terms or arrangements.  As of December 31, 2009, the Company owed deferred salary payments to certain executive officers in the amount of $13,062 to Jason L. Tienor, President and Chief Executive Officer, $24,868 to Richard J. Leimbach, Chief Financial Officer, and $11,628 to Jeffrey J. Sobieski, Chief Operating Officer.

NOTE Q - INCOME TAXES

The Company has adopted ASC 740, Subtopic 10 (formerly, FASB No. 109, Accounting for Income Taxes) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

A reconciliation of tax expense computed at the statutory federal tax rate on loss from operations before income taxes to the actual income tax expense is as follows:

	2009	2008
Tax provision computed at the statutory rate	$(1,780,535)	$(1,608,115)
Stock-based compensation	79,980	237,877
Impairment of marketable securities	147,061	1,393,496
Book expenses not deductible for tax purposes	68,000	68,000
Fair value of warrant re-pricing	197,417	697,959
Change in valuation allowance for deferred tax assets	1,314,371	(800,000)
Other	(26,294)	10,783
Income tax expense	$--	$--

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Deferred income taxes include the net tax effects of net operating loss (NOL) carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	2009	2008
Deferred Tax Assets:
Net operating loss carryforwards	$35,002,294	$34,000,000
Other	639,642	874,863
Total deferred tax assets	35,641,935	34,874,863

Deferred Tax Liabilities:
Intangibles	(4,724,569)	(5,146,739)
Other	(155,570)	(280,699)
Total deferred tax liabilities	(4,880,140)	(5,146,739)
Valuation allowance	(30,761,795)	(29,447,424)
Net deferred tax assets	$--	$--

The Company has provided a valuation reserve against the full amount of the net deferred tax assets, because in the opinion of management, it is more likely than not that these tax assets will not be realized.

At December 31, 2009 and 2008, the Company had net operating loss carryforwards of approximately $103 million and $100 million, respectively, for federal income tax purposes which will expire at various dates from 2020 through 2029.

The Company’s NOL and tax credit carryovers may be significantly limited under Section 382 of the Internal Revenue Code (IRC). NOL and tax credit carryovers are limited under Section 382 when there is a significant “ownership change” as defined in the IRC. During 2005 and in prior years, the Company may have experienced such ownership changes.

The limitation imposed by Section 382 would place an annual limitation on the amount of NOL and tax credit carryovers that can be utilized. When the Company completes the necessary studies, the amount of NOL carryovers available may be reduced significantly. However, since the valuation allowance fully reserves for all available carryovers, the effect of the reduction would be offset by a reduction in the valuation allowance.

The Company has not filed corporate income tax returns since 2006.

NOTE R - LOSSES PER COMMON SHARE

The following table presents the computations of basic and dilutive loss per share:

	2009	2008
Loss from Continuing Operations	$(5,237,014)	$(16,080,237)
Income (Loss) from Discontinued Operations	6,384,851	(7,905,302)
Net Income (Loss)	$1,059,837	$(23,985,539)

Net income (loss) per share:
Loss per share from continuing operations – basic and diluted	$(0.06)	$(0.20)
Income (loss) per share from discontinued operations – basic and diluted	$0.07	$(0.10)
Net income (loss) per share – basic	$0.01	$(0.30)
Net income (loss) per share – diluted	$0.01	$(0.30)

Weighted average common shares outstanding – basic	94,486,950	79,153,788
Weighted average common shares outstanding – diluted	102,866,200	79,153,788

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE S - COMMITMENTS AND CONTINGENCIES

Office Leases Obligations

The Company presently leases approximately 12,000 square feet of office space in Milwaukee, WI for its corporate headquarters.  The Milwaukee lease expires in February 2019.

The Company presently leases 16,400 square feet of commercial office space in Germantown, Maryland.  This lease expires in December 2015.

Commitments for minimum rentals under non cancelable leases at December 31, 2009 are as follows:

2010	$452,448
2011	451,063
2012	456,303
2013	461,591
2014 and thereafter	1,784,045
Total	$3,605,450

Rental expenses charged to operations for the years ended December 31, 2009 and 2008 are $429,657 and $454,450, respectively.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

The Company entered into an exclusive financial advisor and consulting agreement in January 2007. The agreement provides a minimum consideration fee, not less than $250,000, in the event of an equity or financing transaction where the advisor is engaged. The agreement may be terminated with sixty days notification by either party.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

On August 1, 2007, the Company entered into an agreement with Barry Honig, President of GRQ Consultants, Inc. (“GRQ”). Telkonet has agreed to pay Mr. Honig 50,000 shares of common stock per month for six (6) months, to provide the Company with transaction advisory services. As of December 31, 2007, GRQ held a Senior Promissory Note issued by Telkonet on July 24, 2007, in the principal amount of $1,500,000.  On February 8, 2008, this note was repaid in full including $49,750 in accrued but unpaid interest from the issuance date through the date of repayment.

Jason Tienor, President and Chief Executive Officer, is employed pursuant to an employment agreement dated March 15, 2007.  Mr. Tienor’s employment agreement has a term of three years and provides for a base salary of $200,000 per year. Notwithstanding his employment agreement’s expiration, Mr. Tienor continues to be employed and to perform services pursuant to the terms of his employment agreement pending completion of a replacement agreement.

Jeff Sobieski, Chief Operating Officer, is employed pursuant to an employment agreement, dated March 15, 2007. Mr. Sobieski’s employment agreement has a term of three years for a base salary of $190,000 per year.  Notwithstanding his employment agreement’s expiration, Mr. Sobieski continues to be employed and to perform services pursuant to the terms of his employment agreement pending completion of a replacement agreement.
Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

On July 1, 2008, Linksmart Wireless Technology, LLC, or Linksmart, filed a civil lawsuit in the Eastern District of Texas against EthoStream, LLC, our wholly-owned subsidiary and 22 other defendants (Linksmart Wireless Technology, LLC v. T-Mobile USA, Inc., et al, U.S. District Court, for the Eastern District of Texas, Marshall Division, No.2:08-cv-00264-TJW-CE).  This lawsuit alleges that the defendants’ services infringe a wireless network security patent held by Linksmart. Linksmart seeks a permanent injunction enjoining the defendants from infringing, inducing the infringement of, or contributing to the infringement of its patent, an award of damages and attorney’s fees.

On August 1, 2008, we timely filed an answer to the complaint denying the allegations. On February 27, 2009, the United States Patent Office ("USPTO") granted a reexamination request.  Based upon four highly relevant and material prior art references that had not been considered by the USPTO in its initial examination, it found a “substantial new question of patentability” affecting all claims of the patent allegedly infringed upon.  There is a possibility that the claims of the patent will be cancelled or narrowed during the reexamination which may result in the narrowing or elimination of some and possibly all of the issues in the pending litigation.  The case is currently in discovery.  A mandatory mediation will likely be held in June or July, 2010.

Defendant Ramada Worldwide, Inc. provided us with notice of the suit and demanded that we defend and indemnify it pursuant to a vendor direct supplier agreement between EthoStream and WWC Supplier Services, Inc., a Ramada affiliate (wherein we agreed to indemnify, defend and hold Ramada harmless from and against claims of infringement).  After a review of that agreement, it was determined that Ethostream owes the duty to defend and indemnify and it has assumed Ramada’s defense.  An answer on Ramada’s behalf was filed in U.S. District Court, for the Eastern District of Texas, Marshall Division on September 19, 2008. The matter is currently pending in that court.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Senior Convertible Noteholder Claim

The August 14, 2006 Settlement Agreement with the Senior Convertible Debenture Noteholders provided that the number of shares issued to the Noteholders shall be adjusted based upon the arithmetic average of the weighted average price of the Company’s common stock on the American Stock Exchange for the twenty trading days immediately following the settlement date.  The Company has concluded that, based upon the weighted average of the Company's common stock between August 16, 2006 and September 13, 2006, the Company is entitled to a refund from the two Noteholders.  One of the Noteholders has informed the Company that it does not believe such a refund is required.  As a result, the Company has declined to deliver to the Noteholders certain stock purchase warrants issued to them pursuant to the Settlement Agreement pending resolution of this disagreement. The Noteholder has alleged that the Company has failed to satisfy its obligations under the Settlement Agreement by failing to deliver the warrants. In addition, the Noteholder maintains that the Company has breached certain provisions of the Registration Rights Agreement and, as a result of such breach, such Noteholder claims that it is entitled to receive liquidated damages from the Company. In the Company’s opinion, the ultimate disposition of these matters will not have a material adverse effect on the Company’s results of operations or financial position.

Purchase Price Contingency

In conjunction with the acquisition of MST on January 31, 2006, the purchase price contingency shares are price protected for the benefit of the former owner of MST. In the event the Company’s common stock price is below $4.50 per share upon the achievement of thirty three hundred (3,300) subscribers a pro rata adjustment in the number of shares will be required to support the aggregate consideration of $5.4 million. The price protection provision provides a cash benefit to the former owner of MST if the as-defined market price of the Company’s common stock is less than $4.50 per share at the time of issuance from the escrow on or before January 31, 2009. The issuance of additional shares or distribution of other consideration upon resolution of the contingency based on the Company’s common stock prices will not affect the cost of the acquisition. When the contingency is resolved or settled, and additional consideration is distributable, the Company will record the current fair value of the additional consideration and the amount previously recorded for the common stock issued will be simultaneously reduced to the lower current value of the Company’s common stock. In addition, the Company agreed to fully fund the MST three year business plan, established on January 31, 2006, to satisfy the benchmarks established to achieve 3,300 subscribers. In the event, for any reason, the Company materially fails to satisfy its obligations under the acquisition agreement, then the former owners of MST shall be entitled to the release of any and all consideration held in reserve. In May 2008, the Company executed an agreement for a minimum commitment of $2.3 million to fund MST's business plan in accordance with Section 11.1 of the Purchase Agreement between Telkonet and Frank T. Matarazzo. In addition, the adjustment date for the achievement of MST's 3,300 subscribers has been extended an additional six months from January 31, 2009 to July 31, 2009. Additionally, in April 2008 the Company issued from escrow 200,000 shares of the purchase price contingency and advanced 400,000 shares in June 2008 in exchange for Mr. Matarazzo’s agreement to a debt covenant restricting the use of proceeds in the Company’s debenture financing with YA Global Investments LP.

On March 9, 2007, the Company acquired substantially all of the assets of Smart Systems International (SSI), a leading provider of energy management products and solutions to customers in the United States and Canada for cash and Company common stock having an aggregate value of $6,875,000. The purchase price was comprised of $875,000 in cash and 2,227,273 shares of the Company’s common stock. The Company was obligated to register the stock portion of the purchase price on or before May 15, 2007. Pursuant to the registration rights agreement, the registration statement was required to be effective no later than July 14, 2007.  The registration rights agreement does not expressly provide for penalties in the event this deadline is not met.  This registration statement was declared effective on March 14, 2008.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Of the stock issued in the SSI acquisition, 1,090,909 shares were held in an escrow account for a period of one year following the closing from which certain potential indemnification obligations under the purchase agreement could be satisfied. The aggregate number of shares held in escrow was subject to adjustment upward or downward depending upon the trading price of the Company’s common stock during the one year period following the closing date.   On March 12, 2008, the Company released these shares from escrow and issued an additional 1,882,225 shares on June 12, 2008 pursuant to the adjustment provision in the SSI asset purchase agreement.

On October 19, 2007, the Company completed the acquisition of approximately 30.0% of the issued and outstanding shares of common stock of Geeks on Call America, Inc. (“GOCA”), the nation's premier provider of on-site computer services.  Under the terms of the stock purchase agreement, the Company acquired approximately 1,160,043 shares of GOCA common stock from several GOCA stockholders in exchange for 2,940,200 shares of the Company’s common stock for total consideration valued at approximately $4.5 million. The number of shares issued in connection with this transaction was determined using a per share price equal to the average closing price of the Company’s common stock on the American Stock Exchange (AMEX) during the ten trading days immediately preceding the closing date. The number of shares was subject to adjustment on the date the Company filed a registration statement for the shares issued in this transaction, which occurred on April 25, 2008.  The increase or decrease to the number of shares issued was determined using a per share price equal to the average closing price of the Company’s common stock on the AMEX during the ten trading days immediately preceding the date the registration statement was filed.  The Company accounted for this investment under the cost method, as the Company does not have the ability to exercise significant influence over operating and financial policies of GOCA.  On April 30, 2008, Telkonet issued an additional 3,046,425 shares of its common stock to the sellers of GOCA to satisfy the adjustment provision.

NOTE T - NON-CONTROLLING INTEREST IN DISCONTINUED OPERATIONS

The non-controlling interest in the consolidated balance sheet reflects the original investment by these non-controlling shareholders in the consolidated subsidiaries of MST, along with their proportional share of the earnings or losses of the subsidiaries.  As of December 31, 2009, the MST subsidiary was deconsolidated.  The non-controlling interest at December 31, 2008 amounted to $262,795.

NOTE U - BUSINESS CONCENTRATION

There was no revenue from major customers for the year ending December 31, 2009. Revenue from two (2) major customer approximated $6,375,182 or 39% of total revenues for the year ending December 31, 2008.  Total accounts receivable of $486,906, or 58% of total accounts receivable, was due from these customers as of December 31, 2008.

Purchases from one (1) and two (2) major suppliers approximated $1,022,886 or 62% of purchases and $2,426,570 or 56% of purchases for the years ended December 31, 2009 and 2008, respectively. Total accounts payable of approximately $62,210 or 2% was due to this supplier as of December 31, 2009, and $185,711 or 7% of total accounts payable was due to these suppliers as of December 31, 2008.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE V - FAIR VALUE MEASUREMENTS

The financial assets of the Company measured at fair value on a recurring basis are cash equivalents, and long-term marketable securities. The Company’s long term marketable securities are generally classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. The Company’s long-term investments are classified within Level 3 of the fair value hierarchy because they are valued using unobservable inputs, due to the fact that observable inputs are not available, or situations in which there is little, if any, market activity for the asset or liability at the measurement date.  The Company’s derivative liabilities and convertible debentures are classified within Level 3 of the fair value hierarchy because they are valued using inputs which are not actively observable, either directly or indirectly.

●	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

●	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

The following table sets forth the Company’s short- and long-term investments as of December 31, 2009 which are measured at fair value on a recurring basis by level within the fair value hierarchy. These are classified based on the lowest level of input that is significant to the fair value measurement, (in thousands):

(in thousands)	Level 1	Level 2	Level 3	Total
Long-term investments	-	-	8	8
Total	$-	$-	$8	$8

Derivative liabilities	-	-	1,881	1,881
Convertible debenture	-	-	1,148	1,148
Total	$-	$-	$3,029	$3,029

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE X - DISCONTINUED OPERATIONS

On April 22, 2009, the Company completed the deconsolidation of MST by reducing its ownership percentage and board membership.  The deconsolidation of MST has been accounted for as discontinued operations and accordingly, the assets and liabilities have been segregated in the accompanying consolidated balance sheet and reclassified as discontinued operations.  The operating results relating to MST have been reclassified from continuing operations and reported as discontinued operations in the accompanying consolidated statements of operations.

On April 22, 2009, Warren V. Musser and Thomas C. Lynch, members of the Company’s board of directors, submitted their resignations as directors of MSTI.  As a result of these resignations, and the decrease in beneficial ownership resulting from the transaction described above, the Company is no longer required to consolidate MSTI as a majority- owned subsidiary and the Company’s investment in MSTI will now be accounted for under the cost method.

On June 26, 2009, MSTI entered into an Agreement and Consent to Acceptance of Collateral (“Agreement”) with its senior secured lenders, Alpha Capital Anstalt, Gemini Master Fund, Ltd., Whalehaven Capital Fund Limited and Brio Capital L.P. (“Secured Lenders”).  The Secured Lenders were the senior secured creditors of MSTI with regard to obligations in the total principal amount of $1,893,295 (together, the “Secured Lender Obligations”).

Under the Agreement: (a) MSTI (i) agreed and consented to the transfer to MST Acquisition Group LLC (the “Designee”), for the benefit of the Secured Lenders, of all of the assets of MSTI (the “Pledged Collateral”) in full satisfaction of the Secured Lender Obligations, and (ii) waived and released (x) all right, title and interest it has or might have in or to the Pledged Collateral, including any right to redemption, and (y) any claim for a surplus; and (b) the Secured Lenders agreed to accept the Pledged Collateral in full satisfaction of the Secured Lender Obligations and waived and released MSTI from any further obligations with respect to the Secured Lender Obligations.

Net income (loss) from discontinued operations on the consolidated statement of operations for the year ended December 31, 2009 includes the gain on deconsolidation of $6,932,586, offset by MSTI's net losses of $(635,735) for the period January 1, 2009 through April 30, 2009, the date of deconsolidation.  The market value of the MSTI common shares owned by the Company as of December 31, 2009 was deemed permanently impaired by management and as a result the Company has fully written off its investment in MSTI and has not included any value for MSTI in the balance sheet as of December 31, 2009.

The following table summarizes net income from discontinued operations for the year ended December 31, 2009.

	Year Ended December 31,
	2009	2008
Loss from operations	$(635,735)	$(7,905,302)
Elimination of Liabilities, net of assets	7,000,185	-
Other expenses	(67,599)	-
Income (loss) from discontinued operations	$6,296,851	$(7,905,302)

NOTE Y - SUBSEQUENT EVENTS

As part of a settlement agreement and mutual release we entered into on February 19, 2010 with Strategic Business Consulting, LLC (“SBC”), we issued and delivered to SBC, or its designee, One Hundred Ten Thousand (110,000) unrestricted shares of Telkonet, Inc. common stock, par value $0.001 per share.

TELKONET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited) March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$52,884	$503,870
Accounts receivable, net	639,728	251,684
Inventories	908,178	906,583
Other current assets	279,683	246,936
Total current assets	1,880,473	1,909,073

Property and equipment, net	234,509	254,499

Other assets:
Deferred financing costs, net	168,357	227,767
Goodwill and other intangible assets, net	13,835,372	13,895,792
Other assets	8,000	8,000
Total other assets	14,011,729	14,131,559

Total Assets	$16,126,711	$16,295,131

LIABILITIES AND EQUITY
Current liabilities:
Bank overdraft	$135,023	$-
Accounts payable	3,346,340	2,866,120
Accrued liabilities and expenses	2,280,453	2,271,838
Line of credit	304,500	387,000
Note payable - current	11,795	-
Other current liabilities	141,681	169,606
Total current liabilities	6,219,792	5,694,564

Long-term liabilities:
Convertible debentures, net of debt discounts of $376,860 and $457,560, respectively	1,229,163	1,148,463
Derivative liability	1,725,832	1,881,299
Note payable – long term	288,205	300,000
Other	50,791	50,791
Total long-term liabilities	3,293,991	3,380,553

Commitments and contingencies	-	-

Redeemable preferred stock, Series A; par value $.001 per share; 215 shares authorized, 215 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively, net (Face value $1,075,000 and $1,075,000, respectively)	771,956	732,843

Stockholders’ Equity
Preferred stock, undesignated, par value $.001 per share; 14,999,785 shares authorized; none issued and outstanding at March 31, 2010 and December 31,2009, respectively	-	-
Common stock, par value $.001 per share; 155,000,000 shares authorized; 96,673,771 and ; 96,563,771 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	96,674	96,564
Additional paid-in-capital	120,157,645	120,132,088
Accumulated deficit	(114,413,347)	(113,741,481)
Total stockholders’ equity	5,840,972	6,487,171

Total Liabilities and Stockholders’ Equity	$16,126,711	$16,295,131

See accompanying notes to the unaudited condensed consolidated financial statements

TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended
	March 31,
Revenues, net:	2010	2009
Product	$1,566,451	$1,918,427
Recurring	1,017,589	979,525
Total Revenue	2,584,040	2,897,952

Cost of Sales:
Product	899,782	1,076,639
Recurring	305,845	305,834
Total Cost of Sales	1,205,627	1,382,473

Gross Profit	1,378,413	1,515,479

Operating Expenses:
Research and Development	265,851	275,962
Selling, General and Administrative	1,690,739	1,713,602
Depreciation and Amortization	80,410	86,834
Total Operating Expenses	2,037,000	2,076,398

Loss from Operations	(658,587)	(560,919)

Other Income (Expenses):
Financing Expense, net	(168,746)	(268,816)
Gain on Derivative Liability	155,467	263,701
(Loss) on Sale of Investments	-	(29,371)

Total Other Expenses	(13,279)	(34,486)

Loss Before Provision for Income Taxes	(671,866)	(595,405)
Provision for Income Tax	-	-

Net Loss from Continuing Operations	(671,866)	(595,405)

Loss from Discontinued Operations	-	(512,297)
Net loss attributable to common shareholders before accretion of preferred dividends and discount	$(671,866)	$(1,107,702)

Accretion of preferred dividends and discount	(39,113)	-
Net loss attributable to common shareholders	(710,979)	(1,107,702)

Loss per share from continuing operations - basic and diluted	$(0.01)	$(0.01)
Loss per share from discontinued operations - basic and diluted	$-	$(0.00)
Net Loss per share - basic	$(0.01)	$(0.01)
Net Loss per share – diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding used in loss per share calculation	96,600,438	90,325,734

Comprehensive Loss:
Net loss attributable to common shareholders before accretion of preferred dividends and discount	$(671,866)	$(1,107,702)
Unrealized gain on investment	-	32,750

Comprehensive loss attributable to common shareholders	$(671,866)	$(1,074,952)

See accompanying notes to the unaudited condensed consolidated financial statements

TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
FOR THE PERIOD FROM JANUARY 1, 2010 THROUGH MARCH 31, 2010

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid in Capital	Accumulated Deficit	Total
Balance at January 1, 2010			96,563,771	$96,564	$120,132,088	$(113,741,481)	$6,487,171

Shares issued in exchange for services rendered at approximately $0.16 per share	-	-	110,000	110	17,890	-	18,000

Stock-based compensation expense related to employee stock options	-	-	-	-	46,780	-	46,780

Accretion of preferred discount	-	-	-	-	(17,901)	-	(17,901)

Accretion of preferred dividend	-	-	-	-	(21,212)	-	(21,212)

Net Loss	-	-	-	-	-	(671,866)	(671,866)

Balance at March 31, 2010	-	-	96,673,771	$96,674	$120,157,645	$(114,413,347)	$5,840,972

See accompanying notes to the unaudited condensed consolidated financial statements

TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2010	2009
Increase (Decrease) In Cash and Equivalents
Cash Flows from Operating Activities:
Net loss attributable to common shareholders before accretion of preferred dividends and discounts	$(671,866)	$(1,107,702)
Net loss from discontinued operations	-	512,297
Net loss from continuing operations	(671,866)	(595,405)
Adjustments to reconcile net loss from operations to cash (used in) provided by operating activities:
Amortization of debt discounts and financing costs	140,110	233,182
Loss on sale of investment	-	29,371
(Gain) on derivative liability	(155,467)	(263,701)
Stock based compensation	64,780	93,810
Fair value of issuance of warrants and re-pricing (financing expense)	-	-
Depreciation and amortization	80,410	89,546

Increase / decrease in:
Accounts receivable, trade and other	(455,706)	283,562
Inventories	(1,595)	(47,647)
Prepaid expenses and deposits	(33,646)	(30,491)
Other Assets	40,636	138,145
Accounts payable, accrued expenses, net	488,835	91,266
Cash (used in) provided by continuing operations	(503,509)	21,638
Cash used in discontinued operations	-	(285,011)
Net Cash Used In Operating Activities	(503,509)	(263,373)

Cash Flows From Investing Activities:
Advances to unconsolidated subsidiary	-	(297,656)
Purchase of property and equipment	-	(1,300)
Proceeds from sale of investment	-	33,129
Cash used in continuing operations	-	(265,827)
Cash used in discontinued operations	-	(3,000)
Net Cash Used In Investing Activities	-	(268,827)

Cash Flows From Financing Activities:
Proceeds (repayment) from line of credit	(82,500)	200,000
Financing fees for factoring agreement	-	(25,000)
Bank overdraft	135,023	-
Repayment of capital lease and other	-	(1,966)
Cash provided by continuing operations	52,523	173,034
Cash provided by discontinued operations	-	288,011
Net Cash (Used in) Provided By Financing Activities	52,523	461,045
Net (Decrease) In Cash and Equivalents	(450,986)	(71,155)
Cash and cash equivalents at the beginning of the period	503,870	168,491
Cash and cash equivalents at the end of the period	$52,884	$97,336

See accompanying notes to the unaudited condensed consolidated financial statements

	For the Three Months Ended March 31,
	2010	2009
Supplemental Disclosures of Cash Flow Information:

Cash transactions:
Cash paid during the period for financing expenses	$142,646	$108,204
Income taxes paid		-
Non-cash transactions:
Accretion of discount on redeemable preferred stock	$17,901	$-
Accretion of dividend on redeemable preferred stock	21,212	-

See accompanying notes to the unaudited condensed consolidated financial statements

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

NOTE A – SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

General

The accompanying unaudited condensed consolidated financial statements of Telkonet Inc. (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Accordingly, the results from operations for the three- month period ended March 31, 2010, are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.  The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2009 financial statements and footnotes thereto included in the Company's Form 10-K filed with the SEC.

The consolidated financial statements as of December 31, 2009 have been derived from the audited consolidated financial statements at that date but do not include all disclosures required by the accounting principles generally accepted in the United States of America.

Business and Basis of Presentation

Telkonet, Inc., formed in 1999 and incorporated under the laws of the state of Utah, has evolved into a Clean Technology company that develops, manufactures and sells proprietary energy efficiency and SmartGrid networking technology. Prior to January 1, 2007, the Company was primarily engaged in the business of developing, producing and marketing proprietary equipment enabling the transmission of voice and data communications over electric utility lines.

In January 2006, following the acquisition of Microwave Satellite Technologies (MST), the Company began offering complete sales, installation, and service of VSAT and business television networks, and became a full-service national Internet Service Provider (ISP). In 2009, the Company completed the deconsolidation of MST by reducing its ownership percentage and board membership.  Financial statements and accompanying notes included in this report include disclosure of the results of operations for MST, for all periods presented, as discontinued operations.

In March 2007, the Company acquired substantially all of the assets of Smart Systems International (SSI), a leading provider of energy management products and solutions to customers in the United States and Canada.

In March 2007, the Company acquired 100% of the outstanding membership units of EthoStream, LLC, a network solutions integration company that offers installation, sales and service to the hospitality industry. The EthoStream acquisition enabled Telkonet to provide installation and support for PLC products and third party applications to customers across North America.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Telkonet Communications, Inc., and EthoStream, LLC. Significant intercompany transactions have been eliminated in consolidation.

Investments in entities over which the Company has significant influence, typically those entities that are 20 to 50 percent owned by the Company, are accounted for using the equity method of accounting, whereby the investment is carried at cost of acquisition, plus the Company’s equity in undistributed earnings or losses since acquisition.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has reported a net loss from continuing operations of $(671,866) for the period ended March 31, 2010, accumulated deficit of $(114,413,347) and total current liabilities in excess of current assets of $(4,339,319) as of March 31, 2010.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

The Company believes that anticipated revenues from operations will be insufficient to satisfy its ongoing capital requirements for at least the next 12 months.  If the Company’s financial resources from operations are insufficient, the Company will require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all.  In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due, or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

Management intends to raise capital through asset-based financing and/or the sale of its stock in a shareholder rights offering and/or private placements.  Management believes that with this financing, the Company will be able to generate additional revenues that will allow the Company to continue as a going concern. There can be no assurance that the Company will be successful in obtaining additional funding.

Fair Value of Financial Instruments

In January 2008, we adopted the provisions under FASB for Fair Value Measurements, which define fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements.  Our adoption of these provisions did not have a material impact on our consolidated financial statements.  Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date.  The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability.  Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value.  Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment.  These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability.  We have categorized our financial assets and liabilities that are recurring, at fair value into a three-level hierarchy in accordance with these provisions.

Goodwill and Other Intangibles

Goodwill represents the excess of the cost of businesses acquired over fair value or net identifiable assets at the date of acquisition.  Goodwill is subject to a periodic impairment assessment by applying a fair value test based upon a two-step method.  The first step of the process compares the fair value of the reporting unit with the carrying value of the reporting unit, including any goodwill.  We utilize a discounted cash flow valuation methodology to determine the fair value of the reporting unit.  If the fair value of the reporting unit exceeds the carrying amount of the reporting unit, goodwill is deemed not to be impaired in which case the second step in the process is unnecessary.  If the carrying amount exceeds fair value, we perform the second step to measure the amount of impairment loss.  Any impairment loss is measured by comparing the implied fair value of goodwill with the carrying amount of goodwill at the reporting unit, with the excess of the carrying amount over the fair value recognized as an impairment loss.

Long-Lived Assets

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360-10 (formerly Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets). Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset using a discount rate determined by management to be commensurate with the risk inherent to our current business model.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Investments

Telkonet maintained investments in two publicly-traded companies during the period ended March 31, 2009.  The Company classified these securities as available for sale.  Such securities are carried at fair market value.  Unrealized gains and losses on these securities, if any, are reported as accumulated other comprehensive income (loss), which is a separate component of stockholders’ equity.  Unrealized gains on the sale of one investment resulted in a gain of $32,750 recorded for the period ended March 31, 2009.  Realized gains and losses and declines in value judged to be other than temporary on securities available for sale, if any, are included in operations.   Realized losses of $29,371 were recognized for the period ended March 31, 2009, of which, the loss was recorded in February 2009 for the sale of the Company’s remaining investment in Multiband.

Net Income (Loss) per Common Share

The Company computes earnings per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”).  Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock.  Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period.  Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes and the exercise of the Company's stock options and warrants.

For the period ended March 31, 2010 and 2009, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, we recognize revenue in accordance with FASB’s Accounting Standards Codification, or ASC, 605-10, and ASC Topic 13 guidelines that require that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  We defer any revenue for which the product has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product has been delivered or no refund will be required.  The guidelines also address the accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Revenue from sales-type leases for EthoStream products is recognized at the time of lessee acceptance, which follows installation. The Company recognizes revenue from sales-type leases at the net present value of future lease payments. Revenue from operating leases is recognized ratably over the lease period.

Stock Based Compensation

We account for our stock based awards in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”), which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors, including employee stock options and restricted stock awards. We estimate the fair value of stock options granted using the Black-Scholes valuation model. This model requires us to make estimates and assumptions including, among other things, estimates regarding the length of time an employee will retain vested stock options before exercising them, the estimated volatility of our common stock price and the number of options that will be forfeited prior to vesting. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Changes in these estimates and assumptions can materially affect the determination of the fair value of stock-based compensation and consequently, the related amount recognized in our consolidated statements of operations.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. For 2010 and prior years, expected stock price volatility is based on the historical volatility of the Company’s stock for the related vesting periods.

Stock-based compensation expense in connection with options granted to employees for the three months ended March 31, 2010 and 2009 was $46,780 and $93,810, respectively, net of tax effect.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B – NEW ACCOUNTING PRONOUNCEMENTS

In March 2010, the FASB issued new accounting guidance, under ASC Topic 605 on Revenue Recognition.  This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved.  Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement.  To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement.  No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement.  The standard is effective for interim and annual periods beginning on or after June 15, 2010.  The Company does not expect the adoption of this guidance will any material impacts on its condensed consolidated financial statements.

In February 2010, the FASB issued FASB ASU 2010-09, Subsequent Events, Amendments to Certain Recognition and Disclosure Requirements, which clarifies certain existing evaluation and disclosure requirements in ASC 855 related to subsequent events. FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the financial statements are issued and is effectively immediately. The new guidance does not have an effect on the Company’s consolidated results of operations and financial condition.

In February 2010 the FASB issued Update No. 2010-08 “Technical Corrections to Various Topics” (“2010-08”). 2010-08 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In January 2010, the FASB issued FASB ASU 2010-06, “Improving Disclosures about Fair Value Measurements”, which clarifies certain existing disclosure requirements in ASC 820 as well as requires disclosures related to significant transfers between each level and additional information about Level 3 activity. FASB ASU 2010-06 begins phasing in the first fiscal period after December 15, 2009. The Company is currently assessing the impact on its consolidated results of operations and financial condition.

In January 2010, the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain shareholders escrowed shares represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The Company does not have any escrowed shares held at this time. As such, the Company does not believe this pronouncement will have any material impact on its financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-04 “Accounting for Various Topics—Technical Corrections to SEC Paragraphs” (“2010-04”). 2010-04 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In January 2010 the FASB issued Update No. 2010-02 “Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification” (“2010-02”), an update of ASC 810 “Consolidation.” 2010-02 clarifies the scope of ASC 810 with respect to decreases in ownership in a subsidiary to those of a subsidiary or group of assets that are a business or nonprofit, a subsidiary that is transferred to an equity method investee or joint venture, and an exchange of a group of assets that constitutes a business or nonprofit activity to a non-controlling interest including an equity method investee or a joint venture. Management, does not expect adoption of this standard to have any material impact on its financial position, results of operations or operating cash flows. Management does not intend to decrease its ownership in any of its wholly-owned subsidiaries.

In January 2010 the FASB issued Update No. 2010-01 “Accounting for Distributions to Shareholders with Components of Stock and Cash—a consensus of the FASB Emerging Issues Task Force” (“2010-03”), an update of ASC 505 “Equity.” 2010-03 clarifies the treatment of stock distributions as dividends to shareholders and their affect on the computation of earnings per shares. The Company has not and does not intend to declare dividends for preferred to common stock holders. Management, does not expect adoption of this standard to have any material impact on its financial position, results of operations or operating cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

NOTE C – INTANGIBLE ASSETS AND GOODWILL

Total identifiable intangible assets acquired and their carrying values at March 31, 2010 are:

	Gross Carrying Amount	Accumulated Amortization/ Impairment	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable Intangible Assets:
Subscriber lists - EthoStream	$2,900,000	$(735,083)	$2,164,917	$-	12.0
Total Amortized Identifiable Intangible Assets	2,900,000	(735,083)	2,164,917	-	12.0
Goodwill - EthoStream	8,796,439	(3,000,000)	5,796,439	-
Goodwill - SSI	5,874,016	-	5,874,016	-
Total	$17,570,455	$(3,735,083)	$13,835,372	$-

Total identifiable intangible assets acquired and their carrying values at December 31, 2009 are:

	Gross Carrying Amount	Accumulated Amortization/ Impairment	Net	Residual Value	Weighted Average Amortization Period (Years)
Intangible Assets and Goodwill:
Amortized Identifiable Intangible Assets: EthoStream subscriber lists	$2,900,000	$(674,663)	$2,225,337	$-	12.0
Total Amortized identifiable Intangible Assets	2,900,000	(674,663)	2,225,337		12.0
Goodwill - EthoStream	8,796,439	(3,000,000)	5,796,439	-
Goodwill – SSI	5,874,016	-	5,874,016	-
Total	$17,570,455	$(3,674,663)	$13,895,792	$-

Total amortization expense charged to operations for the three months ended March 31, 2010 and 2009 was $60,420 and 60,417, respectively.

Estimated amortization expense as of March 31, 2010 is as follows:

Remainder of 2010	$181,246
2011	241,667
2012	241,667
2013	241,667
2014 and after	1,258,670
Total	$2,164,917

The Company does not amortize goodwill. The Company recorded goodwill in the amount of $14,670,455 as a result of the acquisitions of EthoStream and SSI during the year ended December 31, 2007.   The Company evaluates goodwill for impairment based on the fair value of the operating business units to which this goodwill relates at least once a year. The Company generally determines the fair value of a reporting unit using a combination of the income approach, which is based on the present value of estimated future cash flows, and the market approach, which compares the business unit's multiples to its competitors. At December 31, 2009 and 2008, the Company has determined that a portion of the value of EthoStream’s goodwill has been impaired based upon management’s assessment of operating results and forecasted discounted cash flow and has written off a total of $3,000,000 of its value.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

NOTE D – ACCOUNTS RECEIVABLE

Components of accounts receivable as of March 31, 2010 and December 31, 2009 are as follows:

	March 31, 2010	December 31, 2009
Accounts receivable (factored)	$1,057,500	$736,781
Advances from factor	(521,090)	(462,957)
Due from factor	536,410	273,824
Accounts receivable (non-factored)	278,318	152,860
Allowance for doubtful accounts	(175,000)	(175,000)
Total	$639,728	$251,684

In February 2008, the Company entered into a factoring agreement to sell, without recourse, certain receivables to an unrelated third party financial institution in an effort to accelerate cash flow.  Under the terms of the factoring agreement the maximum amount of outstanding receivables at any one time is $2.5 million.  Proceeds on the transfer reflect the face value of the account less a discount.  The discount is recorded as interest expense in the Consolidated Statement of Operations in the period of the sale.  Net funds received reduced accounts receivable outstanding while increasing cash.  Fees paid pursuant to this arrangement amounted to $44,414 and $50,356 for the three months ended March 31, 2010 and 2009, respectively. The amounts borrowed are collateralized by the outstanding accounts receivable, and are reflected as a reduction to accounts receivable in the accompanying consolidated balance sheets.

NOTE E – MARKETABLE SECURITIES

Multiband Corporation

In connection with a payment of $75,000 of accounts receivable, the company received 30,000 shares of common stock of Multiband Corporation, a Minnesota-based communication services provider to multiple dwelling units.  The Company classifies this security as available for sale, and is carried at fair market value.  The Company sold its remaining investment in Multiband and recorded a loss of $29,371 during the three months ended March 31, 2009.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

NOTE F – LINE OF CREDIT

In September 2008, the Company entered into a two-year line of credit facility with a third party financial institution.  The line of credit has an aggregate principal amount of $1,000,000 and is secured by the Company’s inventory.  The outstanding principal balance bears interest at the greater of (i) the Wall Street Journal Prime Rate plus nine (9%) percent per annum, adjusted on the date of any change in such prime or base rate, or (ii) Sixteen percent (16%).  Interest, computed on a 365/360 simple interest basis, and fees on the credit facility are payable monthly in arrears on the last day of each month and continuing on the last day of each month until the maturity date.  The Company may prepay amounts outstanding under the credit facility in whole or in part at any time.  In the event of such prepayment, the lender will be entitled to receive a prepayment fee of four percent (4.0%) of the highest aggregate loan commitment amount if prepayment occurs before the end of the first year and three percent (3.0%) if prepayment occurs thereafter.  The outstanding borrowing under the agreement at March 31, 2010 and December 31, 2009 was $304,500 and $387,000, respectively.  The Company has incurred interest expense of $23,417 and $33,156 related to the line of credit for the three months ended March 31, 2010 and 2009, respectively. The Prime Rate was 3.25% at March 31, 2010.

On May 14, 2010, the Company received a notice of waiver of the “minimum cash flow to debt service ratio” and the “tangible net worth” requirements under the line of credit facility, as such terms are defined in items D(10)a and D(10)b, respectively, of the line of credit agreement.  The waiver is in effect as of March 31, 2010 and continues for the 90 day period thereafter. The outstanding principal balance is subject to additional interest of three (3%) percent per annum until such debt covenant requirements are met.

NOTE G – LONG TERM DEBT

Senior Convertible Debenture

A summary of convertible debentures payable at March 31, 2010 and December 31, 2009 is as follows:

	March 31, 2010	December 31, 2009
Senior Convertible Debentures, accrue interest at 13% per annum and mature on May 29, 2011	$1,606,023	$1,606,023
Debt Discount - beneficial conversion feature, net of accumulated amortization of $602,056 and $558,256 at March 31, 2010 and December 31, 2009, respectively.	(204,833)	(248,633)
Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization of $506,013 and $469,113 at March 31, 2010 and December 31, 2009, respectively.	(172,027)	(208,927)

Total	$1,229,163	$1,148,463
Less: current portion	-	-
	$1,229,163	$1,148,463

As of March 31, 2010 and December 31, 2009, the Company has $1,606,023 outstanding in convertible debentures. During the three months ended March 31, 2010 and 2009, the Company amortized the beneficial conversion feature and the value of the attached warrants, and recorded interest expense in the amount of $80,700 and $176,045 respectively.

At March 31, 2010, the Senior Convertible Debenture's carrying value of the debt approximates fair value.

Business Loan

On September 11, 2009, the Company entered into a Loan Agreement in the aggregate principal amount of $300,000 with the Wisconsin Department of Commerce (the “Department”).  The outstanding principal balance bears interest at the annual rate of two (2.00) percent. Payment of interest and principal is to be made in the following manner:   (a) payment of any and all interest that accrues from the date of disbursement commences on January 1, 2010 and continues on the first day of each consecutive month thereafter through and including December 31, 2010; (b) commencing on January 1, 2011 and continuing on the first day of each consecutive month thereafter through and including November 1, 2016, the Company shall pay equal monthly installments of $4,426 each; followed by a final installment on December 1, 2016 which shall include all remaining principal, accrued interest and other amounts owed by the Company to the Department under the Loan Agreement.  The Company may prepay amounts outstanding under the credit facility in whole or in part at any time without penalty.  The credit facility is secured by the Company’s assets and the proceeds from this loan were used for the working capital requirements of the Company.  The outstanding borrowing under the agreement at March 31, 2010 and December 31, 2009 was $300,000.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Aggregate maturities of long-term debt as of March 31, 2010 are as follows:

For the twelve months ended December 31,	Amount
2010	$-
2011	1,653,529
2012	48,465
2013	49,443
2014 and thereafter	154,586
$1,906,023
Less: Current portion	(11,795)
Total Long term portion	$1,894,228

NOTE H – REDEEMABLE PREFERRED STOCK

The Company has designated 215 shares of preferred stock as Series A Preferred Stock (“Series A”). Each share of Series A shall be convertible, at the option of the holder thereof, at any time, into shares of our Common Stock at an initial conversion price of $0.363 per share, subject to adjustments for anti-dilution provisions.  In the event of a change of control (as defined in the purchase agreement with respect to the Series A), or at the holder’s option, on November 19, 2014 and for a period of 180 days thereafter, provided that at least fifty percent (50%) of the shares of Series A issued on the Series A Original Issue Date remain outstanding as of November 19, 2014, and the holders of at least a majority of the then outstanding shares of Series A provide written notice requesting redemption of all shares of Series A, we are required to redeem the Series A for the purchase price plus any accrued but unpaid dividends. The Series A accrues dividends at an annual rate of 8% of the original purchase price, and shall be payable only when, as, and if declared by our board of directors.

On November 16, 2009, the Company sold 215 shares of Series A with attached warrants to purchase an aggregate of 1,628,800 shares of the Company’s common stock at $0.33 per share.  The Series A shares were sold at a price per share of $5,000 and each Series A share is convertible into approximately 13,774 shares of common stock at a conversion price of $0.363 per share. The Company received $1,075,000 from the sale of the Series A shares.  Since the Series A may ultimately be redeemable at the option of the holder, the carrying value of the preferred stock, net of discount and accumulated dividends, has been classified as temporary equity on the balance sheet at March 31, 2010 and December 31, 2009.

In accordance with ASC Topic “Debt”, a portion of the proceeds were allocated to the warrants based on their relative fair value, which totaled $287,106 using the Black Scholes option pricing model. Further, the Company attributed a beneficial conversion feature of $70,922 to the Series A preferred shares based upon the difference between the effective conversion price of those shares and the closing price of the Company’s common stock on the date of issuance. The assumptions used in the Black-Scholes model are as follows:  (1) dividend yield of 0%; (2) expected volatility of 123%, (3) weighted average risk-free interest rate of 2.2%, (4) expected life of 5 years, and (5) estimated fair value of Telkonet common stock of $0.24 per share. The expected term of the warrants represents the estimated period of time until exercise and is based on historical experience of similar awards and giving consideration to the contractual terms. The amounts attributable to the warrants and beneficial conversion feature, aggregating $358,028, have been recorded as a discount and deducted from the face value of the preferred stock. Since the preferred stock is classified as temporary equity, the discount will be amortized over the period from issuance to November 19, 2014 (the initial redemption date) as a charge to additional paid-in capital (since there is a deficit in retained earnings).

The charge to additional paid in capital for amortization of discount and costs for the period ended March 31, 2010 was $17,901.  There was no amortization of discounts for Series A preferred stock for the period ended March 31, 2009.

For the period ended March 31, 2010 we have accrued dividends in the amount of $21,212 and cumulative accrued dividends of $31,116. The accrued dividends have been charged to additional paid-in capital (since there is a deficit in retained earnings) and the net unpaid accrued dividends been added to the carrying value of the preferred stock. There were no accrued dividends for Series A preferred stock for the period ended March 31, 2009.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

NOTE I – CAPITAL STOCK

The Company has authorized 15,000,000 shares of preferred stock, with a par value of $.001 per share. As of March 31, 2010 and December 31, 2009 the Company has 215 shares of preferred stock issued and outstanding, designated Series A preferred stock. The company has authorized 155,000,000 shares of common stock, with a par value of $.001 per share. As of March 31, 2010 and December 31, 2009, the Company has 96,673,771 and 96,563,771, respectively, of shares of common stock issued and outstanding.

During the three months ended March 31, 2010, the Company issued 110,000 shares of common stock to consultants for services performed and services accrued in fiscal 2009.  These shares were valued at $18,000, which approximated the fair value of the shares when they were issued.

NOTE J – STOCK OPTIONS AND WARRANTS

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees of the Company under a non-qualified employee stock option plan.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.00 - $1.99	4,417,133	3.43	$1.02	4,286,883	$1.01
$2.00 - $2.99	997,500	4.98	$2.52	967,250	$2.51
$3.00 - $3.99	536,250	5.58	$3.23	439,500	$3.27
$4.00 - $4.99	70,000	5.33	$4.33	65,500	$4.33
$5.00 - $5.99	100,000	5.07	$5.17	95,000	$5.16
	6,120,883	3.92	$1.56	5,854,133	$1.53

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2009	6,993,929	$1.82
Granted	320,000	1.00
Exercised	-	-
Cancelled or expired	(1,193,046)	2.91
Outstanding at December 31, 2009	6,120,883	$1.56
Granted	-	-
Exercised	-	-
Cancelled or expired	-	-
Outstanding at March 31, 2010	6,120,883	$1.56

The weighted-average fair value of stock options granted to employees during the three months ended March 31, 2009 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows. No options were granted in the three months ended March 31, 2010.

March 31, 2009
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	3.5%
Expected stock price volatility	81%
Expected dividend payout	-
Expected option life (in years)	5.0
Fair value per share of options granted	$0.30

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

The expected life of awards granted represents the period of time that they are expected to be outstanding. We determine the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules, exercise patterns and pre-vesting and post-vesting forfeitures. We estimate the volatility of our common stock based on the calculated historical volatility of our own common stock using the trailing 24 months of share price data prior to the date of the award. We base the risk-free interest rate used in the Black-Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. We have not paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Consequently, we use an expected dividend yield of zero in the Black-Scholes-Merton option valuation model. We use historical data to estimate pre-vesting option forfeitures and record share-based compensation for those awards that are expected to vest. In accordance with ASC 718-10, we adjust share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience.

There were no options exercised during the period ended March 31, 2010 or March 31, 2009.

Total stock-based compensation expense in connection with options granted to employees recognized in the unaudited condensed consolidated statement of earnings for the period ended March 31, 2010 and 2009 was $46,780 and $93,810, respectively. Additionally, the aggregate intrinsic value of options outstanding and unvested as of March 31, 2010 is $0.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to the Company consultants. These options were granted in lieu of cash compensation for services performed.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$1.00	740,000	1. 31	$1.00	740,000	$1.00

Transactions involving options issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2009	1,815,937	$1.00
Granted	-	-
Exercised	-	-
Canceled or expired	(1,075,937)	1.00
Outstanding at December 31, 2009	740,000	$1.00
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at March 31, 2010	740,000	$1.00

There were no non-employee stock options vested during the three months ended March 31, 2010 and 2009, respectively.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock issued to non-employees of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses and in connection with placement of convertible debentures.

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.33	6,326,751	4.02	$0.33	6,326,751	$0.33
$0.60	800,000	3.10	$0.60	800,000	$0.60
$1.00	500,000	1.75	$1.00	500,000	$1.00
$2.59	862,452	1.37	$2.59	862,452	$2.59
$3.82	3,310,026	1.76	$3.82	3,310,026	$3.82
$4.17	359,712	2.31	$4.17	359,712	$4.17
	12,158,941	3.01	$1.60	12,158,941	$1.60

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2009	8,457,767	$2.19
Issued	4,481,174	0.58
Exercised	(780,000)	0.09
Canceled or expired	-	-
Outstanding at December 31, 2009	12,158,941	$1.60
Issued	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at March 31, 2010	12,158,941	$1.60

The Company did not issue any warrants during the periods ended March 31, 2010 and 2009.

NOTE K – RELATED PARTIES

In connection with the Series A Preferred Stock private placement transaction, on November 16, 2009, the Company entered into an Executive Officer Reimbursement Agreement with each of (i) Jason L. Tienor, the Company’s President and Chief Executive Officer, (ii) Richard J. Leimbach, the Company’s Chief Financial Officer, and (iii) Jeffrey J. Sobieski, the Company’s Chief Operating Officer (collectively, the “Executive Officers”), pursuant to which the Executive Officers agreed to convert a portion of outstanding indebtedness of the Company owed to such Executive Officers into Series A shares and Warrants pursuant to the Securities Purchase Agreement.  Mr. Tienor converted $20,000 of outstanding indebtedness into 4 Series A shares and Warrants to purchase 30,304 shares of Common Stock. Mr. Leimbach converted $10,000 of outstanding indebtedness into 2 Series A shares and Warrants to purchase 15,152 shares of Common Stock. Mr. Sobieski converted $20,000 of outstanding indebtedness into 4 Series A shares and Warrants to purchase 30,304 shares of Common Stock.

Anthony Paoni, Chairman of our board of directors, participated in the private placement of Series A Preferred Stock, purchasing five shares of Series A convertible redeemable preferred stock (convertible into 68,870 shares of common stock) and warrants to purchase 37,880 shares of common stock, for an aggregate purchase price of $25,000.

From time to time the Company may receive advances from certain of its officers to meet short term working capital needs.  These advances may not have formal repayment terms or arrangements.  As of March 31, 2010, the Company owed deferred salary payments to certain executive officers in the amount of $24,634 to Jason L. Tienor, President and Chief Executive Officer, $35,157 to Richard J. Leimbach, Chief Financial Officer, and $22,619 to Jeffrey J. Sobieski, Chief Operating Officer.

For information regarding Related Party activities subsequent to March 31, 2010 by the Company, see “Subsequent Events” in Note P of the Notes to Unaudited Condensed Consolidated Financial Statements contained herein.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

NOTE L – COMMITMENTS AND CONTINGENCIES

Office Leases Obligations

The Company presently leases approximately 12,000 square feet of office space in Milwaukee, WI for its corporate headquarters.  The Milwaukee lease expires in February 2019.

The Company presently leases 16,416 square feet of commercial office space in Germantown, Maryland.  The lease commitments expire in December 2015.

Commitments for minimum rentals under non cancelable leases at March 31, 2010 are as follows:

2010	$339,336
2011	451,063
2012	456,303
2013	461,591
2014 and thereafter	1,784,045
Total	$3,492,338

Rental expenses charged to operations for the three months ended March  31, 2010 and 2009 are $182,666 and $112,486, respectively.

For information regarding Office Lease Obligations activities subsequent to March 31, 2010 by the Company, see “Subsequent Events” in Note P of the Notes to Unaudited Condensed Consolidated Financial Statements contained herein.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

The Company entered into an exclusive financial advisor and consulting agreement in January 2007. The agreement provides a minimum consideration fee, not less than $250,000, in the event of an equity or financing transaction where the advisor is engaged. The agreement may be terminated with sixty days notification by either party.

Jason Tienor, President and Chief Executive Officer, is employed pursuant to an employment agreement dated May 13, 2010.  Mr. Tienor’s employment agreement is for a term expiring on March 15, 2011, is renewable at the agreement of the parties and provides for a base salary of $200,000 per year.

Jeff Sobieski, Chief Operating Officer, is employed pursuant to an employment agreement, dated May 13, 2010. Mr. Sobieski’s employment agreement is for a term expiring on March 15, 2011, is renewable at the agreement of the parties and provides for a base salary of $190,000 per year.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Ronald Pickett v. Telkonet, Inc.

On April 29, 2009, Ronald Pickett, our former chief executive officer, filed a lawsuit against us (Ronald Pickett v. Telkonet, Inc.), in the Circuit Court for Montgomery County, Maryland, Case No. 312683V, alleging that he is owed $258,053 in unpaid severance compensation and benefits and $63,000 in unpaid business and travel expenses and seeking an award of treble damages on the severance claim alleging that the claimed benefits constitute “wages” under the Maryland Wage Payment and Collection Act.  On August 31, 2009, we filed a motion to dismiss the action for failure to state a claim.  However, the court rejected our arguments, finding that Mr. Pickett had satisfied the minimum pleading requirements.  The parties have completed all written discovery and all depositions of the parties have been completed excluding the deposition of Thomas Lynch which the parties are attempting to reschedule.  A pretrial hearing was held on March 26, 2010 in the Circuit Court, at which time the case was set for trial for May 4 – May 6, 2010, however the court, pursuant to an agreement between the parties, subsequently set the case for trial commencing July 13, 2010.

Tellabs, Inc. v. Telkonet, Inc.

Our landlord has filed a claim for unpaid rent in a case styled Tellabs, Inc. v. Telkonet, Inc. in the Circuit Court for Montgomery County, State of Maryland.  Tellabs was granted a judgment in March 2010 in the amount of $64,966. Pursuant to that judgment, we received a notice of eviction from our landlord for the unpaid rent. We sought to extend the date for eviction but were unable to negotiate a payment plan acceptable to the landlord and voluntarily vacated the space on May 3, 2010.

Linksmart Wireless Technology, LLC v. T-Mobile USA, Inc.

On July 1, 2008, Linksmart Wireless Technology, LLC, or Linksmart, filed a civil lawsuit in the Eastern District of Texas against EthoStream, LLC, our wholly-owned subsidiary and 22 other defendants (Linksmart Wireless Technology, LLC v. T-Mobile USA, Inc., et al, U.S. District Court, for the Eastern District of Texas, Marshall Division, No.2:08-cv-00264-TJW-CE).  This lawsuit alleges that the defendants’ services infringe a wireless network security patent held by Linksmart. Linksmart seeks a permanent injunction enjoining the defendants from infringing, inducing the infringement of, or contributing to the infringement of its patent, an award of damages and attorney’s fees.

On August 1, 2008, we timely filed an answer to the complaint denying the allegations. On February 27, 2009, the United States Patent Office ("USPTO") granted a reexamination request with respect to the patent the defendants allegedly infringe upon.  Based upon four highly relevant and material prior art references that had not been considered by the USPTO in its initial examination, it found a “substantial new question of patentability” affecting all claims of the patent allegedly infringed upon.  There is a possibility that the claims of the patent will be cancelled or narrowed during the reexamination which may result in the narrowing or elimination of some and possibly all of the issues in the pending litigation.  The case is currently in discovery.  A mandatory mediation will likely be held in July, 2010.

Defendant Ramada Worldwide, Inc. provided us with notice of the suit and demanded that we defend and indemnify it pursuant to a vendor direct supplier agreement between EthoStream and WWC Supplier Services, Inc., a Ramada affiliate (wherein we agreed to indemnify, defend and hold Ramada harmless from and against claims of infringement).  After a review of that agreement, it was determined that EthoStream owes the duty to defend and indemnify and it has assumed Ramada’s defense.  An answer on Ramada’s behalf was filed in U.S. District Court, for the Eastern District of Texas, Marshall Division on September 19, 2008. The matter is currently pending in that court.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Irrevocable Letter of Credit

In connection with certain work contracted to us, in April 2010 we entered into a letter agreement with an unrelated third party pursuant to which, in consideration of our agreement to pay such party the sum of $15,000 following the acceptance of the contracted for work, such party agreed to furnish to us an irrevocable letter of credit in an amount equal to $150,000, showing the contracting party as the beneficiary thereof.  We entered into a Subcontractor Agreement pursuant to which we subcontracted the installation portion of the project to an unrelated third party.  In consideration of our agreement to pay our subcontractor the additional sum of $15,000, our subcontractor agreed to furnish to us an irrevocable letter of credit in an amount equal to $150,000, showing the contracting party as the beneficiary thereof.

NOTE M – BUSINESS CONCENTRATION

Revenue from one (1) major customer approximated $499,274 or 19% of total revenues for the three months ended March 31, 2010. Revenue from one (1) major customer approximated $563,758 or 19% of total revenues for the three months ended March 31, 2009.  Total accounts receivable of $134,336, or 10% of total accounts receivable, were due from this customer as of March 31, 2010. Total accounts receivable of $158,676 or 16% of total accounts receivable, was due from this customer as of March 31, 2009.

Purchases from one (1) major supplier approximated $461,279, or 23% of purchases, and $549,446, or 47% of purchases, for the three months ended March 31, 2010 and 2009, respectively. Total accounts payable of approximately 252,116, or 7% of total accounts payable, was due to this supplier as of March 31, 2010, and $137,131, or 6% of total accounts payable, was due to this supplier as of March 31, 2009.

NOTE N – FAIR VALUE MEASUREMENTS

The financial assets of the Company measured at fair value on a recurring basis are cash equivalents and long-term marketable securities. The Company’s long term marketable securities are generally classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. The Company’s long-term investments are classified within Level 3 of the fair value hierarchy because they are valued using unobservable inputs, due to the fact that observable inputs are not available, or situations in which there is little, if any, market activity for the asset or liability at the measurement date.  The Company’s derivative liabilities and convertible debentures are classified within Level 3 of the fair value hierarchy because they are valued using inputs which are not actively observable, either directly or indirectly.

●	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

●	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

The following table sets forth the Company’s short- and long-term investments as of March 31, 2010 which are measured at fair value on a recurring basis by level within the fair value hierarchy. These are classified based on the lowest level of input that is significant to the fair value measurement, (in thousands):

(in thousands)	Level 1	Level 2	Level 3	Total
Long-term investments	-	-	8	8
Total	$-	$-	$8	$8

Derivative liabilities	-	-	1,726	1,726
Convertible debenture	-	-	1,229	1,229
Total	$-	$-	$2,955	$2,955

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities (warrant derivative liability) for the three months ended March 31, 2010.

2010
Balance at beginning of year	$3,029,762
Amortization of debt discount	80,700
Change in fair value of warrant liability	(155,467)

Balance at end of period	$2,954,995

NOTE O – DISCONTINUED OPERATIONS

On April 22, 2009, the Company completed the deconsolidation of MST by reducing its ownership percentage and board membership.  The deconsolidation of MST has been accounted for as discontinued operations and accordingly, the assets and liabilities have been segregated in the accompanying consolidated balance sheet and reclassified as discontinued operations. The operating results relating to MST have been reclassified from continuing operations and reported as discontinued operations in the accompanying consolidated statements of operations.

On April 22, 2009, Warren V. Musser and Thomas C. Lynch, members of our board of directors, submitted their resignations as directors of MSTI.  As a result of these resignations, and the decrease in beneficial ownership resulting from the transaction described above, the Company is no longer required to consolidate MSTI as a majority- owned subsidiary and the Company’s investment in MSTI will now be accounted for under the cost method.

On June 26, 2009, MSTI entered into an Agreement and Consent to Acceptance of Collateral (“Agreement”) with its senior secured lenders, Alpha Capital Anstalt, Gemini Master Fund, Ltd., Whalehaven Capital Fund Limited and Brio Capital L.P. (“Secured Lenders”).   The Secured Lenders were the senior secured creditors of MSTI with regard to obligations in the total principal amount of $1,893,295 (together, the “Secured Lender Obligations”).

Under the Agreement: (a) MSTI (i) agreed and consented to the transfer to MST Acquisition Group LLC (the “Designee”), for the benefit of the Secured Lenders, of all of the assets of MSTI (the “Pledged Collateral”) in full satisfaction of the Secured Lender Obligations, and (ii) waived and released (x) all right, title and interest it has or might have in or to the Pledged Collateral, including any right to redemption, and (y) any claim for a surplus; and (b) the Secured Lenders agreed to accept the Pledged Collateral in full satisfaction of the Secured Lender Obligations and waived and released MSTI from any further obligations with respect to the Secured Lender Obligations.

Net income (loss) from discontinued operations on the consolidated statement of operations for the year ended December 31, 2009 includes the gain on deconsolidation of $6,932,586, offset by MSTI's net losses of $(635,735) for the period January 1, 2009 through April 30, 2009, the date of deconsolidation.  The market value of the MSTI common shares owned by the Company as of December 31, 2009 was deemed permanently impaired by management and as a result the Company has fully written off its investment in MSTI and has not included any value for MSTI in the balance sheet as of December 31, 2009.

The following table summarizes net income from discontinued operations for the period ended March 31, 2010.

	Period Ended March 31,
	2010	2009
Loss from operations	$-	$(512,297)
Income (loss) from discontinued operations	$-	$(512,297)

NOTE P – SUBSEQUENT EVENTS

On May 3, 2010, the Company vacated the 11,626 square feet of space under sublease from Tellabs Operations, Inc. that formerly housed our corporate offices. The sublease is due to expire on November 29, 2010. Our landlord has filed a claim for unpaid rent and was granted a judgment in March 2010. Pursuant to that judgment, we received a notice of eviction from our landlord for the unpaid rent. We sought to extend the date for eviction but were unable to negotiate a payment plan acceptable to the landlord and voluntarily vacated the space.  The Company has accrued lease costs of $37,976 at March 31, 2010 and the remaining rent due on the lease amounts to $95,408. This same 11,626 square foot space is under lease to us pursuant to a lease agreement with Seneca Meadows Corporate Center III Limited Partnership  (“Seneca”) for the period November 30, 2010 through December 15, 2015 to run concurrently with a lease with Seneca for a separate but adjacent 4,790 square foot facility expiring on December 31, 2015. We are currently actively pursuing an acceptable financial settlement and/or a sublease for all or a portion of this office space.

TELKONET, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

On May 13, 2010, the Company entered into an employment agreement with Jason Tienor, President and Chief Executive Officer.  This agreement replaced the March 15, 2007 agreement governing the terms of Mr. Tienor’s employment.  Pursuant to the April 26, 2010 agreement, Mr. Tienor is employed for a term expiring on March 15, 2011.  The agreement is renewable and provides for a base salary of $200,000 per year.

On May 13, 2010, the Company entered into an employment agreement Jeff Sobieski, Chief Operating.  This agreement replaced the March 15, 2007 agreement governing the terms of Mr. Sobieski’s employment.  Pursuant to the April 26, 2010 agreement, Mr. Sobieski’s employment agreement is for a term expiring on March 15, 2011.  The agreement is renewable and provides for a base salary of $190,000 per year.

On April 1, 2010, Jason Tienor, President and Chief Executive Officer, and on April 6, 2010 Jeff Sobieski, Chief Operating Officer, each advanced $25,000 to the Company to fund the payment of certain trade payables pursuant to which, on May 13, 2010, the Company issued to each of Messrs. Tienor and Sobieski a promissory note in the amount of $25,000 bearing interest at a variable rate equal to the prime rate. The notes are due and payable on the earlier to occur of (i) demand and (ii) termination pursuant to paragraph 6 (a), (b), (c) or (d) of such executive’s employment agreement.

On February 12, 2010, we filed a registration statement on Form S-1 (File No. 333-164899) in order to conduct a planned rights offering.  In the rights offering, we will distribute at no charge to holders of our common stock, other than those who hold shares of our common stock solely as participants in the Telkonet, Inc. 401(k) plan, and to the holders of our Series A convertible redeemable preferred stock, transferable subscription rights as set forth in the Form S-1.  We have engaged Source Capital Group, Inc. as the dealer-manager for the rights offering. The dealer-manager will not be obligated to purchase any of the shares and warrants offered in the rights offering.  Under the terms and subject to the conditions contained in a dealer-manager agreement, we have agreed to pay the dealer-manager, as compensation for its services on completion of the rights offering, a cash fee equal to 8% of the gross proceeds of the rights offering.  Source Capital Group, Inc. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any fees or commissions received by it will be underwriting discounts or commissions under such Act.  On that date we filed a preliminary proxy statement (File No. 333-164899) pursuant to which we intend to seek shareholder approval of an amendment to the Telkonet, Inc. Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of our common stock from 155,000,000 to 575,000,000.  On April 23, 2010, we filed Amendment No. 1 to Registration Statement and Amendment No. 1 to Preliminary Proxy Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

The following table sets forth the costs and expenses incurred in connection with the issuance and distribution of the securities registered hereby.  All amounts are estimated pursuant to Item 511 of Regulation S-K except the SEC registration fee.

	Amount To Be Paid
SEC registration fee		$2,406.38
FINRA Filing Fee
Accounting fees and expenses
Legal fees and expenses
Blue Sky fees and expenses
Printing and mailing expenses
Information Agent fees and expenses
Subscription agent and registrar fees and expenses
Miscellaneous
Total	$

Item 14.  Indemnification of Directors and Officers.

Reference is made to Section 16-10a-902 of the Utah Business Corporation Act, which enables a corporation to indemnify an individual made a party to a proceeding because he is or was our director if (i) his conduct was in good faith, (ii) he reasonably believed his conduct was in, or not opposed to, the corporation’s best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. The Utah Business Corporation Act also permits us to purchase insurance on behalf of any person that is or was our director, officer, employee, fiduciary or agent. Our amended and restated articles of incorporation provide in effect for the elimination of the personal liability of our directors and for the indemnification by us of each of our directors and officers, in each case, to the fullest extent permitted by applicable law.  We purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, fiduciary or agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power or the obligation to indemnify him or her against such liability under the provisions of our amended and restated articles of incorporation.

Item 15.  Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued, warrants issued and options granted by us within the past three years.

(1)           On November 19, 2009, we issued 215 shares of Series A convertible redeemable preferred stock, par value $0.001 per share, and warrants to purchase an aggregate of 1,628,800 shares of common stock, par value $0.001 per share to certain accredited investors, for aggregate gross proceeds of $1,075,000.  The shares of Series A convertible redeemable preferred stock and related warrants were sold without registration in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

(2)           On February 8, 2008, we completed a private placement of 2,500,000 shares of its common stock to a single investor for total proceeds of $1,500,000. The common stock issued in the offering was sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder on the basis that the purchaser was an "accredited investor" as such term is defined in Rule 501 of Regulation D.

Item 16.  Exhibits and Financial Statement Schedules.

(a)    Exhibits

See the Exhibit Index following the signature pages hereto, which Exhibit Index is incorporated herein by reference.

(b)    Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions during the subscription period, the amount of unsubscribed securities to be reoffered to the public, and the terms of any subsequent reoffering thereof. If any public offering is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(3)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)  That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the amount of unsubscribed securities to be purchased pursuant to oversubscription rights, and the terms of any subsequent reoffering thereof.

(8)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin, on May 28, 2010.

TELKONET, INC.

By:	/s/ Jason L. Tienor
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities indicated on May 28, 2010 :
Signature	Title

/s/ Jason L. Tienor
Jason L. Tienor	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard J. Leimbach
Richard J. Leimbach	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Anthony J. Paoni
Anthony J. Paoni	Chairman and Director

/s/ Warren V. Musser
Warren V. Musser	Director

/s/ Thomas C. Lynch
Director

EXHIBIT INDEX

Exhibit Number	Description Of Document
1.1	Form of Dealer-Manager Agreement between Telkonet, Inc. and Source Capital Group, Inc.
1.2	Form of Subscription Agent Agreement between Telkonet, Inc. and Continental Stock Transfer & Trust Company
2.1	MST Stock Purchase Agreement and Amendment (incorporated by reference to our 8-K filed on February 2, 2006)
2.2	Asset Purchase Agreement by and between Telkonet, Inc. and Smart Systems International, dated as of February 23, 2007 (incorporated by reference to our Form 8-K filed on March 2, 2007)
2.3	Unit Purchase Agreement by and among Telkonet, Inc., EthoStream, LLC and the members of EthoStream, LLC dated as of March 15, 2007 (incorporated by reference to our Form 8-K filed on March 16, 2007)
3.1	Articles of Incorporation of the Registrant (incorporated by reference to our Form 8-K (No. 000-27305), filed on August 30, 2000 and our Form S-8 (No. 333-47986), filed on October 16, 2000)
3.2	Bylaws of the Registrant (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)
3.3	Amendment to Articles of Incorporation (incorporated by reference to our Form 8-K (No. 001-31972), filed November 18, 2009)
4.1	Form of Series A Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)
4.2	Form of Series A Non-Detachable Warrant (incorporated by reference to our Form 10- KSB (No. 000-27305), filed on March 31, 2003)
4.3	Form of Series B Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)
4.4	Form of Series B Non-Detachable Warrant (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)
4.5	Form of Senior Note (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)
4.6	Form of Non-Detachable Senior Note Warrant (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)
4.7	Senior Convertible Note by Telkonet, Inc. in favor of Portside Growth & Opportunity Fund (incorporated by reference to our Form 8-K (No. 001-31972), filed on October 31, 2005)
4.8	Senior Convertible Note by Telkonet, Inc. in favor of Kings Road Investments Ltd. (incorporated by reference to our Form 8-K (No. 001-31972), filed on October 31, 2005)
4.11	Warrant to Purchase Common Stock by Telkonet, Inc. in favor of Portside Growth & Opportunity Fund (incorporated by reference to our Form 8-K (No. 001-31972), filed on October 31, 2005)
4.12	Warrant to Purchase Common Stock by Telkonet, Inc. in favor of Kings Road Investments Ltd. (incorporated by reference to our Form 8-K (No. 001-31972), filed on October 31, 2005)
4.13	Form of Warrant to Purchase Common Stock (incorporated by reference to our Current Report on Form 8-K (No. 001-31972), filed on September 6, 2006)
4.14	Form of Accelerated Payment Option Warrant to Purchase Common Stock (incorporated by reference to our Registration Statement on Form S-3 (No. 333-137703), filed on September 29, 2006.
4.15	Form of Warrant to Purchase Common Stock (incorporated by reference to our Current Report on Form 8-K filed on February 5, 2007)
4.16	Senior Note by Telkonet, Inc. in favor of GRQ Consultants, Inc. (incorporated by reference to our Form 10-Q (No. 001-31972), filed November 9, 2007)
4.17	Warrant to Purchase Common Stock by Telkonet, Inc in favor of GRQ Consultants, Inc. (incorporated by reference to our Form 10-Q (No. 001-31972), filed November 9, 2007)
4.18	Form of Promissory Note (incorporated by reference to our Form 8-K (No. 001-31972) filed on May 12, 2008)
4.19	Form of Warrant to Purchase Common Stock (incorporated by reference to our Form 8-K (No. 001-31972) filed on May 12, 2008)
4.20	Form of Convertible Debenture (incorporated by reference to our Form 8-K (No. 001-31972) filed on June 5, 2008)
4.21	Form of Warrant to Purchase Common Stock (incorporated by reference to our Form 8-K (No. 001-31972) filed on June 5, 2008)
5.1	Legal Opinion of Goodwin Procter LLP*

10.1	Amended and Restated Stock Option Plan (incorporated by reference to our Registration Statement on Form S-8 (No. 333-161909), filed on September 14, 2009)
10.2
Securities Purchase Agreement, dated February 1, 2007, by and among Telkonet, Inc., Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, Hudson Bay Fund LP and Hudson Bay Overseas Fund, Ltd. (incorporated by reference to our Current Report on Form 8-K filed on February 5, 2007)

10.3
Registration Rights Agreement, dated February 1, 2007, by and among Telkonet, Inc., Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, Ena, Hudson Bay Fund LP and Hudson Bay Overseas Fund, Ltd. (incorporated by reference to our Current Report on Form 8-K filed on February 5, 2007)

10.4	Employment Agreement by and between Telkonet, Inc. and Jason Tienor, dated as of May 13, 2010 (incorporated by reference to our Form 8-K (No. 001-31972), filed May 13, 2010)
10.5	Employment Agreement by and between Telkonet, Inc. and Jeff Sobieski, dated as of May 13, 2010 (incorporated by reference to our Form 8-K (No. 001-31972), filed May 13, 2010)
10.6	Securities Purchase Agreement, dated May 30, 2008, by and between Telkonet, Inc. and YA Global Investments LP (incorporated by reference to our Current Report on Form 8-K filed on June 5, 2008)
10.7	Registration Rights Agreement, dated May 30, 2008, by and between Telkonet, Inc. and YA Global Investments LP (incorporated by reference to our Current Report on Form 8-K filed on June 5, 2008)
10.8	Security Agreement, dated May 30, 2008, by and between Telkonet, Inc. and YA Global Investments LP (incorporated by reference to our Current Report on Form 8-K filed on June 5, 2008)
10.9	Commercial Business Loan Agreement, dated September 9, 2008, by and between Telkonet, Inc. and Thermo Credit, LLC (incorporated by reference to our Form 8-K filed on September 10, 2008)
10.10	Loan Agreement, dated September 11, 2009, by and between Telkonet, Inc. and the Wisconsin Department of Commerce (incorporated by reference to our Form 8-K (No. 001-31972) filed on September 17, 2009)
10.11
General Business Security Agreement, dated September 11, 2009, by and between Telkonet, Inc. and the Wisconsin Department of Commerce (incorporated by reference to our Form 8-K (No. 001-31972) filed on September 17, 2009)

10.12	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to our Form 10-K filed on March 31, 2010)
21	Telkonet, Inc. Subsidiaries (incorporated by reference to our Form 10-K (No. 001-31972) filed March 16, 2007)
23.1	Consent of RBSM LLP, Independent Registered Certified Public Accounting Firm
24	Power of Attorney (contained in signature page hereto)

________________
*To be filed by amendment.